Exhibit 10.1

EXECUTION COPY

LEASE AGREEMENT

BETWEEN

LAKESIDE CAMPUS PARTNERS, LP,
as “Landlord,”

AND

REALPAGE, INC.,
as “Tenant”

Active 17633311.231

DALLAS: 980000.10000: 1416103v6

TABLE OF CONTENTS

1.	FUNDAMENTAL LEASE PROVISIONS..........................................................................................................	1
2.	DEFINITIONS.....................................................................................................................................................	7
3.	PREMISES...........................................................................................................................................................	24
4.	TERM...................................................................................................................................................................	24
5.	IMPROVEMENTS TO THE PREMISES; MOVING IN...................................................................................	27
6.	RENT...................................................................................................................................................................	28
7.	TAXES................................................................................................................................................................	32
8.	NOTICES, CONSENTS AND DEEMED APPROVALS...................................................................................	32
9.	USE OF THE PREMISES...................................................................................................................................	32
10.	ALTERATIONS...................................................................................................................................................	33
11.	MECHANICS’ LIENS........................................................................................................................................	34
12.	MAINTENANCE AND REPAIR.......................................................................................................................	35
13.	COMMON AREAS AND PARKING FACILITIES..........................................................................................	36
14.	BUILDING SERVICES.....................................................................................................................................	42
15.	ESTOPPEL CERTIFICATES.............................................................................................................................	50
16.	INDEMNIFICATION........................................................................................................................................	50
17.	INSURANCE......................................................................................................................................................	51
18.	WAIVER OF CLAIMS; WAIVER OF SUBROGATION..................................................................................	52
19.	ASSIGNMENT AND SUBLEASE....................................................................................................................	53
20.	QUIET ENJOYMENT........................................................................................................................................	58
21.	COMPLIANCE WITH LAWS AND RULES....................................................................................................	58
22.	HAZARDOUS DEVICES AND CONTAMINANTS........................................................................................	59
23.	FIRE AND CASUALTY.....................................................................................................................................	60
24.	EMINENT DOMAIN.........................................................................................................................................	62
25.	DEFAULT...........................................................................................................................................................	64
26.	WAIVER OF DEFAULT OR REMEDY............................................................................................................	70
27.	TERMINATION OF THIS LEASE...................................................................................................................	70
28.	LANDLORD’S LIEN........................................................................................................................................	72
29.	FORCE MAJEURE...........................................................................................................................................	72
30.	SUBORDINATION OF LEASE.......................................................................................................................	72
31.	NOTICES AND CONSENTS...........................................................................................................................	73
32.	RIGHT OF RELOCATION..............................................................................................................................	73
33.	TELECOMMUNICATIONS............................................................................................................................	73
34.	BROKERAGE COMMISSION.......................................................................................................................	74
35.	LIMITATION ON RIGHT OF RECOVERY....................................................................................................	74
36.	SIGNS...............................................................................................................................................................	75
37.	LOCKS..............................................................................................................................................................	76
38.	INTENTIONALLY OMITTED........................................................................................................................	76
39.	INTENTIONALLY OMITTED........................................................................................................................	76
40.	CERTAIN RIGHTS RESERVED TO LANDLORD........................................................................................	76
41.	MISCELLANEOUS.........................................................................................................................................	77
42.	RELATIONSHIP OF PARTIES........................................................................................................................	77
43.	GENDER AND NUMBER...............................................................................................................................	77
44.	TOPIC HEADINGS..........................................................................................................................................	77
45.	TENANT’S FINANCIAL STATEMENTS.......................................................................................................	77
46.	ATTORNEYS’ FEES.........................................................................................................................................	78
47.	WAIVER OF JURY TRIAL...............................................................................................................................	78
48.	COUNTERPARTS...............................................................................................................................................	78
49.	ENTIRE AGREEMENT......................................................................................................................................	78
50.	RECORDING......................................................................................................................................................	79
51.	GOVERNING LAW; INVALIDITY OF ANY PROVISIONS...........................................................................	79

LEASE AGREEMENT     TABLE OF CONTENTS     PAGE 1 OF 3

52.	INTENTIONALLY OMITTED..........................................................................................................................	79
53.	ACCEPTANCE OF THIS LEASE......................................................................................................................	79
54.	TIME FOR PERFORMANCE............................................................................................................................	79
55.	WAIVER OF TAX PROTEST............................................................................................................................	79
56.	WAIVER OF CONSUMER RIGHTS................................................................................................................	79
57.	EXHIBITS..........................................................................................................................................................	80
58.	REPRESENTATIONS AND WARRANTIES....................................................................................................	80
59.	ARBITRATION..................................................................................................................................................	81
60.	SPECIAL PROVISIONS....................................................................................................................................	82

EXHIBITS:

Exhibit “A-1”    -    Legal Description
Exhibit “A-2”     -    Permitted Encumbrances
Exhibit “A-3”    -    Operating Expense Allocations
Exhibit “B”    -    Floor Plan of Premises
Exhibit “C”    -    Building Rules
Exhibit “D”    -    Work Letter
Exhibit “E-1”    -    Form Delivery Date Agreement
Exhibit “E-2”     -    Form Rent Commencement Date Agreement
Exhibit “F”:    -    Estoppel Certificate
Exhibit “G”    -    Renewal Option
Exhibit “H”    -    Right of First Refusal
Exhibit “I”    -    Expansion Option
Exhibit “J”    -    Satellite Dish/Antennae
Exhibit “K-1”    -    Monument Signage Location
Exhibit “K-2”    -    Crown Signage Location
Exhibit “L”    -    Cafeteria Provisions
Exhibit “M”    -    Lab Building Parking Elevators
Exhibit “M-1”    -    Scope of Elevator Modernization Work
Exhibit “N”    -    Structural Loads
Exhibit “O”    -    Security Services
Exhibit “P”    -    Form of SNDA
Exhibit “Q”    -    Form of Memorandum of Lease
Exhibit “R”    -    Location of Future Signage
Exhibit “S”    -    Parking
Exhibit “S-1”    -    Tower Garage
Exhibit “T”    -     Water Feature
Exhibit “U”    -     Approved Signage
Exhibit “V”    -    Rules and Regulations for Contractors
Exhibit “W”    -    List of Existing Fitness Equipment
Exhibit “X”    -    Scope of Ghosting Removal Work
Exhibit “Y”     -    Tenant’s Existing Leases
Exhibit “Z”     -    DART Shuttle Service
Exhibit “AA”     -    Form of Confidentiality Agreement

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Exhibit “BB”     -    Elevated Cafeteria Area
Exhibit “CC”     -    Form of Association Maintenance Agreement

LEASE AGREEMENT     TABLE OF CONTENTS     PAGE 3 OF 3

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), is entered into between LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership (“Landlord”) and REALPAGE, INC., a Delaware corporation (“Tenant”) effective as of the Date of this Lease (hereinafter defined).

1.FUNDAMENTAL LEASE PROVISIONS.
This Lease contains the following fundamental provisions:

(a)	Landlord’s Address:	16400 North Dallas Parkway, Suite 150 Dallas, Texas 75248 Attn: Asset Manager
	With a copy to: With a copy to:	16400 North Dallas Parkway, Suite 150 Dallas, Texas 75248 Attn: Property Manager And GEM Realty Capital, Inc. 900 North Michigan Avenue, Suite 1450 Chicago, Illinois 60611-1575 Attn: Asset Manager
(b)	Landlord’s Address for Payment of Rent:	Lakeside Campus Partners, LP C/O Cawley Partners, LLC 16400 North Dallas Parkway, Suite 150 Dallas, Texas 75248
(c)	Property Manager’s Address:	Cawley Management, LLC 16400 North Dallas Parkway, Suite 150 Dallas, Texas 75248 Attn: Property Manager
(d)	Tenant’s Address: Prior to Commencement Date:	4000 International Parkway Carrollton, Texas 75007 Attn: Chief Executive Officer
	With a copy to:	4000 International Parkway Carrollton, Texas 75007 Attn: Chief Legal Officer

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	From and after Commencement Date:	2201 Lakeside Blvd. Richardson, Texas 75082 Attn: Chief Executive Officer
	With a copy to:	2201 Lakeside Blvd. Richardson, Texas 75082 Attn: Chief Legal Officer
(e)	Net Rentable Area of the Premises:	399,788 square feet, comprised of the Phase I Premises of 332,653 square feet (which includes the walkway described as part of the Phase I Premises) and Phase II Premises of 67,135 square feet
(f)	Floor(s) of the Premises
Within the Premises, “Phase I Premises” as defined in Paragraph 2, consists of floors 1 through 3 in the Lab Building, and, “Phase II Premises” as defined in Paragraph 2, consists of the basement of the Lab Building

(g)	Project Name and Address:	Lakeside Campus 2201-2221 Lakeside Blvd. Richardson, Texas 75082
(h)	Net Rentable Area of the Project, Lab Building and Tower Building:	Project: 812,501 square feet Lab Building: 399,788 square feet Tower Building: 412,713 square feet
(i)	Term:
The Term for the Phase I Premises commences on the Phase I Rent Commencement Date, as defined in Paragraph 2 and terminates One Hundred Forty Four (144) Months thereafter and the Term for the Phase II Premises commences on the Phase II Rent Commencement Date, as defined in Paragraph 2, and terminates One Hundred Thirty Two (132) Months thereafter, subject to Paragraph 4(a) of this Lease.

(j)	Base Rent:
An amount equal to the sum of (i) the amounts set forth in Table 1 below based on the product of the Base Rent Rate Per Square Foot of NRA (identified in the chart below), multiplied by the square feet of Net Rentable Area of the Phase I Premises, beginning on the Phase I Rent Commencement Date, plus (ii) the amounts set forth in Table 2 below based on the product of the Base Rent Rate Per Square Foot of NRA (identified in the chart below), multiplied by the square feet of Net Rentable Area located in the Phase II Premises, beginning on the Phase II Rent Commencement Date, as set forth below:

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Table 1 (*based upon Phase I Premises consisting of 332,653 square feet of Net Rentable Area)
Initial Term	Base Rent Rate Per Square Foot of NRA	*Annualized Base Rent	*Monthly Base Rent
Months 1-12	$13.50	$4,490,815.50	$374,234.63
Months 13-24	$13.75	$4,573,978.75	$381,164.90
Months 25-36	$14.00	$4,657,142.00	$388,095.17
Months 37-48	$14.25	$4,740,305.25	$395,025.44
Months 49-60	$14.50	$4,823,468.50	$401,955.71
Months 61-72	$14.75	$4,906,631.75	$408,885.98
Months 73-84	$15.00	$4,989,795.00	$415,816.25
Months 85-96	$15.25	$5,072,958.25	$422,746.52
Months 97-108	$15.50	$5,156,121.50	$429,676.79
Months 109-120	$15.75	$5,239,284.75	$436,607.06
Months 121-132	$16.00	$5,322,448.00	$443,537.33
Months 133-144	$16.25	$5,405,611.25	$450,467.60

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Table 2 (*based on Phase II Premises consisting of 67,135 square feet of Net Rentable Area)
Initial Term	Base Rent Per Square Foot of NRA	*Annualized Base Rent	*Monthly Base Rent
Months 1-12	$13.75	$923,106.25	$76,925.52
Months 13-24	$14.00	$939,890.00	$78,324.17
Months 25-36	$14.25	$956,673.75	$79,722.81
Months 37-48	$14.50	$973,457.50	$81,121.46
Months 49-60	$14.75	$990,241.25	$82,520.10
Months 61-72	$15.00	$1,007,025.00	$83,918.75
Months 73-84	$15.25	$1,023,808.75	$85,317.40
Months 85-96	$15.50	$1,040,592.50	$86,716.04
Months 97-108	$15.75	$1,057,376.25	$88,114.69
Months 109-120	$16.00	$1,074,160.00	$89,513.33
Months 121-132	$16.25	$1,090,943.75	$90,911.98

Base Rent, as set forth above, shall be paid in equal monthly installments, pursuant to the payment terms set forth in Paragraph 6(e) herein. As used herein, “Month” shall mean a calendar month, provided, however, if the Term as to the Phase I Premises or Phase II Premises does not commence of the first day of a calendar month, the first (1st) Month in the Term for the applicable portion of the Premises shall be extended to include such partial calendar month and the immediately following full calendar month.

(k)	Intentionally Deleted:
(l)	Tenant’s Proportionate Share:	Upon the Phase I Rent Commencement Date, Tenant’s Proportionate Share shall be 40.94%; Tenant’s

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Proportionate Share (Lab Building) shall be 83.21% and Tenant’s Proportionate Share (Tower Building) shall be 0%. Upon the Phase 2 Rent Commencement Date, Tenant’s Proportionate Share shall increase to 49.20%; Tenant’s Proportionate Share (Lab Building) shall be 100% and Tenant’s Proportionate Share (Tower Building) shall be 0%. Tenant’s Proportionate Share and Tenant’s Proportionate Share (Tower Building) shall increase for any lease of space in the Tower Building under the other provisions of this Lease.

(m)	Parking Spaces:
Landlord shall provide to Tenant 1,600 parking spaces in the Parking Facilities in the locations depicted on Exhibit “S”.

In the event Tenant elects to lease any Refusal Space or Alternate Refusal Space (as defined in Exhibits “H” and Exhibit “I”), Landlord shall provide additional parking spaces in the ratio of 1 parking space per 250 square feet of Net Rentable Area leased in the Tower Building, of which 0.5 spaces per 1,000 square feet of Net Rentable Area shall be located in the parking garage primarily serving the Tower Building and identified on Exhibit “S-1” (the “Tower Garage”), subject to availability so long as the minimum ratio for remaining

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spaces, including those to be offered to Tenant with the lease of additional Refusal Space or Alternate Refusal Space, is not less than 1 space for every 333 square feet of Net Rentable Area in the Tower. Accordingly, the ratio for additional parking spaces provided to Tenant with the rental of Refusal Space or Alternate Refusal Space may vary as space in the Tower Building is leased, whether to Tenant or third parties, provided there shall always remain parking at the minimum ratio set forth above. The parking spaces in the Tower Garage shall be located in designated spaces in a location reasonably agreed to by Landlord and Tenant. All parking space allocations shall be rounded up to the nearest whole number of parking spaces. The parking spaces not located in the Tower Garage shall be located in designated spaces in a location in the Parking Facilities reasonably agreed upon by Landlord and Tenant, with the amount of covered and uncovered parking spaces being proportionate to the amount of covered and uncovered spaces in the Project. When Landlord and Tenant enter into an amendment to this Lease pursuant to Exhibit “H” and/or Exhibit “I”, the amendment shall include the designated locations of the parking spaces pursuant to this subparagraph

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(m). Should Tenant lease the entire Tower Building under the provisions of Exhibit “H”, Exhibit “I” and/or otherwise, then any remaining unallocated parking spaces shall be allocated to Tenant regardless of the ratios set forth above. Notwithstanding the foregoing, nothing in this subparagraph (m) shall obligate Landlord to provide to Tenant any more than the greater of (x) 3,155 parking spaces or (y) the actual number of parking spaces in the Parking Facilities, regardless of the size of the Premises.

(n)	Security Deposit:	None.
(o)	Prepaid Rent	$374,234.63, due upon the Delivery Date

2.    DEFINITIONS.
(a)    “AAA” shall have the meaning set forth in Paragraph 59(a).
(b)    “Actual Cost” shall have the meaning set forth in Paragraph 14(b)(ii).
(c)    “Additional Electrical Requirements” shall have the meaning set forth in Paragraph 14(a)(vi).
(d)    “Additional Rent” is additional consideration to be paid to Landlord by Tenant for this Lease of the Premises pursuant to Paragraph 6(b). Additional Rent means the sum of money equal to Tenant’s Proportionate Share or Tenant’s Proportionate Share (Lab Building) or Tenant’s Proportionate Share (Tower Building), as designated in the applicable paragraph for such component of Additional Rent, of the sum of (i) the Operating Expenses incurred by Landlord in any calendar year (which shall be determined separately for the Project, the Lab Building and the Tower Building in accordance with the provisions of Exhibit “A-3” and the Tenant’s Proportionate Share shall apply to those allocated to the Project, the Tenant’s Proportionate Share (Lab Building) shall apply to those allocated to the Lab Building, and the Tenant’s Proportionate Share (Tower Building) shall apply to those allocated to the Tower Building); (ii) Real Estate Tax Expense incurred by Landlord in any calendar year; (iii) Landlord’s Insurance Expense incurred by Landlord in any calendar year; and (iv) Project Electrical Costs incurred by Landlord during any calendar year. If the Phase I Rent Commencement Date or Phase II Rent Commencement Date occurs on a date other than January 1, or this Lease terminates on a date other than

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December 31, the annual Operating Expenses, Real Estate Tax Expense, Landlord’s Insurance Expense and Project Electrical Costs for such calendar year shall be treated as if incurred at the same rate over the calendar year and prorated by multiplying the annual Operating Expenses, Real Estate Tax Expense, Landlord’s Insurance Expense and Project Electrical Costs for such calendar year by a fraction, the numerator of which is the number of days between the Phase I Rent Commencement Date and Phase II Rent Commencement Date (as applicable) and December 31 of the year of commencement or between January 1 of the year of termination and the termination date, as the case may be, and the denominator of which is the number of days in the applicable calendar year.
(e)    “Affiliate” shall mean any person or entity controlling, controlled by, or under common control with, another person or entity. As used herein, the term “control” and the derivations thereof mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity.
(f)    “Alterations” means any alterations, additions, installations, substitutions or improvements to the Premises or any Building made or to be made by or for Tenant at Tenant’s request.
(g)    “Answering Party” means the party to this Lease who has been requested to execute an estoppel certificate.
(h)    “Applicable Laws” means all present and future laws, ordinances, judgments, verdicts, decrees, orders, directives, rules and regulations of all state, federal, municipal and other governmental agencies or bodies applicable to or having jurisdiction over Tenant, Landlord or the Project, as the case may be.
(i)    “Asking Party” means the party to this Lease requesting an estoppel certificate from the Answering Party.
(j)    “Base Rent” means the aggregate annual amounts identified as “Base Rent” in Paragraph 1(j), to be paid by Tenant to Landlord for this Lease of the Premises pursuant to Paragraph 6(a), as adjusted for partial months occurring at the beginning or end of the Term in accordance with Paragraph 6(a) or as otherwise adjusted in accordance with the terms of this Lease.
(k)    “Buildings” means, together, the 16-story office building and related improvements known as the “Tower Building,” located at 2221 Lakeside Blvd., City of Richardson, County of Dallas, and the 3-story office building, plus basement, and related improvements known as the “Lab Building,” located at 2201 Lakeside Blvd., City of Richardson, County of Dallas and “Building” means either the Tower Building or the Lab Building.
(l)    “Building Rules” means the rules and regulations for the Project applicable to tenants of the Project generally, attached to this Lease as Exhibit “C”, together with such reasonable modifications or additions to the Building Rules applicable to all tenants of the

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Project generally as Landlord from time to time, may adopt after the Date of this Lease for health or safety purposes only; provided, however, (i) Landlord shall not make a new rule or regulation or modify an existing rule or regulation that (x) unreasonably interferes with Tenant’s conduct of business as otherwise permitted under this Lease, including, without limitation, Tenant’s access to the Premises or use of the Common Areas or the Parking Facilities, (y) increases Tenant’s liabilities or monetary obligations under this Lease, or (z) reduces Tenant’s express rights under this Lease, and (ii) no such new or modified rule or regulation shall be effective until thirty (30) days after written notice thereof has been delivered to Tenant. By way of illustration only, Landlord may amend the Building Rules to change the flow of traffic in and out of the Parking Facilities if necessary for health or safety purposes to the extent such change is reasonable.
(m)    “Building Standard” means the type, brand, and/or quality of improvements or materials at least equal to Comparable Building Standards.
(n)    “Building Standard Rated Electrical Connected Load” shall have the meaning set forth in Paragraph 14(a)(vi).
(o)    “Building Standard Services” shall have the meaning set forth in Paragraph 14(a).
(p)    “Building Structure” means the portions of the Buildings comprised of the roof and roof membrane, elevator shafts, footings, foundations, load bearing and exterior walls, floors and subfloors (but excluding floor coverings, including, without limitation, carpeting, tile [granite, marble, vinyl or otherwise] or wood), structural columns and beams, structural portions of walkways, and curtain walls. Notwithstanding anything to the contrary, should Tenant elect to convert any “atrium space” in the Premises into usable space, the structural portions of any such converted space shall not be part of the Building Structure.
(q)    “Building Systems” means the mechanical, electrical, plumbing (including, without limitation, all Building Standard plumbing fixtures located in the restrooms within the Premises including, without limitation, sinks, toilets and faucets), fire alarm and life safety, domestic water, elevators and other systems serving the Buildings generally, including the HVAC systems for the Buildings (but excluding supplemental HVAC systems, e.g., small individual units installed to provide heating and air conditioning to small or specialized spaces, e.g., computer labs).
(r)    “Business Day” means Monday through Friday, except for Holidays.
(s)    “Casualty Notice” shall have the meaning set forth in Paragraph 23(a).
(t)    “Cellular Coverage Allowance” shall have the meaning set forth in Paragraph 4(e) of Exhibit D.
(u)    “Cellular Phone Coverage Report” shall have the meaning set forth in Paragraph 5(b).

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(v)    “Claims” means all claims, damages, losses, liabilities, costs, liens, judgments, penalties, fines, expenses and reasonable attorneys’ fees, including, but not limited to, attorneys’ fees to enforce any obligation of indemnification.
(w)    “Common Areas” means the Project’s sidewalks, tunnels, lobbies, walkways, halls, passages, exits, entrances, elevators, stairways, restrooms, break rooms, driveways, loading docks, exterior landscaped areas of the Project and other areas not leased or held for lease within the Project which are necessary or desirable for the proper utilization of the Project or to provide customary services to the Project. “Common Areas” do not include the Service Areas or the Parking Facilities. This definition of Common Areas shall not be used to determine Net Rentable Area.
(x)    “Comparable Buildings” means office buildings of comparable size, condition and age to the Project located within a five (5) mile radius of the Project and developed, owned and operated in accordance with Comparable Building Standards.
(y)    “Comparable Building Standards” means of a quality that is equal to or exceeds the quality of first class office projects of comparable size, condition and age to the Project located within a five (5) mile radius of the Project.
(z)    “Contaminant” means any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other Environmental Law governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.
(aa)    “Controllable Operating Expenses” shall mean all Operating Expenses except the costs of utilities, Real Estate Taxes, insurance, costs resulting from extraordinary weather-related events (including extraordinary landscape maintenance costs, such as those resulting from infestation, extraordinary storms and other extraordinarily severe weather), common area assessments under Permitted Encumbrances and costs incurred to comply with Applicable Laws.
(bb)    “CPI Increase” shall have the meaning set forth in Paragraph 17(b)(ii).
(cc)    “Crown Signage” shall have the meaning set forth in Paragraph 60(b)(ii).
(dd)    “Damage” means any physical damage or destruction by any direct or indirect cause to the Project or the Premises.
(ee)    “Date of this Lease” means the later of the two dates upon which Landlord and Tenant have executed this Lease; provided that if Tenant fails to date its signature hereto, the Date of this Lease shall be the date that Landlord executes this Lease, in each case as set forth on the signature page hereto.
(ff)    “Default Rate” means a rate equal to the lesser of (i) a rate equal to the prime rate as published from time to time by The Wall Street Journal, Southwest Edition, plus three percent

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(3%) per annum or (ii) the maximum rate permitted by Applicable Laws; provided, however, that until such time as Landlord has fully disbursed the entire Tenant Improvement Allowance to Tenant pursuant to Exhibit “D”, the Default Rate shall be equal to the lesser of (x) a rate equal to the prime rate as published from time to time by The Wall Street Journal, Southwest Edition, plus eight percent (8%) per annum or (y) the maximum rate permitted by Applicable Laws.
(gg)    “Delivery Date” means the date which is the later to occur of (i) January 1, 2016, or (ii) the date that Landlord first delivers to Tenant possession of all of the Premises in the condition required by Paragraph 5 of this Lease, but subject to the provisions contained in Paragraph 4. Notwithstanding that the Delivery Date has not occurred, this Lease shall be binding on the Landlord and Tenant pursuant to its terms as of the Date of this Lease (except as otherwise set forth in Paragraph 4(a) below); however, for the avoidance of doubt, Tenant shall not have any obligation to pay any Rent until (x) the Phase I Rent Commencement Date occurs as to the Phase I Premises, and (y) the Phase II Rent Commencement Date occurs as to the Phase II Premises. Notwithstanding the foregoing, and subject to the provisions in Paragraph 4 below, Tenant agrees that clause (ii) in this definition shall be satisfied if Landlord delivers possession of all of the Premises in the condition required by Paragraph 5 of this Lease except for di minimis amounts of work for which written notice has been given to Landlord (related only to the good condition and repair of the Premises) to be completed by Landlord which does not interfere with the construction of the TI Work provided that Landlord completes such work no later than thirty (30) days after the Delivery Date (failing which clause (ii) shall not be deemed satisfied), provided if the work is of a nature to require additional time and Landlord is proceeding with reasonable diligence to repair, then Landlord shall be afforded additional time as reasonable to complete the work; provided, however, for the avoidance of doubt, in no event shall clause (ii) be satisfied if the Premises have not been delivered in compliance with all Applicable Laws (except as expressly permitted otherwise pursuant to Paragraph 5(a) below) and free and clear of all fixtures, furniture and equipment other than those which are expressly required or permitted to remain at the Premises as of the Delivery Date pursuant to this Lease.
(hh)    “Designated Areas” shall have the meaning set forth in Paragraph 5(a).
(ii)    “Disability Acts” shall have the meaning set forth in Paragraph 21(b).
(jj)    “Emergency” shall mean an event or circumstance which poses an imminent threat to the safety and protection of persons or property.
(kk)    “Environmental Law” means any Applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the environment, health or safety.
(ll)    “Essential Services” means those Building Standard Services provided under Paragraphs 14(a)(i), (iii), (iv,) (vi), (viii), or (xii).
(mm)    “Excess Electrical Requirements” shall have the meaning set forth in Paragraph 14(a)(vi).
(nn)    “Excess Rent” shall have the meaning set forth in Paragraph 4(e).
(oo)    “Existing Cafeteria” shall have the meaning set forth in Paragraph 60(c).

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(pp)    “Existing Fitness Center” shall have the meaning set forth in Paragraph 60(e).
(qq)    “Force Majeure” shall have the meaning set forth in Paragraph 29 below.
(rr)    “GAAP” means generally accepted accounting principles.
(ss)    “Holidays” means: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day; provided, however, if in the case of any holiday listed a different day shall be observed than the respective day listed, then that day which constitutes the day observed by national banks in Dallas, Texas on account of such holiday shall constitute the holiday under this Lease.
(tt)    “HVAC” means the heating, ventilation or air-conditioning systems of the Project and does not include any auxiliary heating, ventilation or air-conditioning systems installed by or on Tenant’s behalf at Tenant’s request.
(uu)    “Land” means the tract of real property located in the City of Richardson, County of Dallas, State of Texas and described on Exhibit “A-1” attached hereto and incorporated herein by reference.
(vv)    “Landlord” shall have the meaning set forth in the preamble to this Lease.
(ww)    “Landlord Insured Leasehold Improvements” shall have the meaning set forth in Paragraph 17(b)(ii).
(xx)    “Landlord Parties” means the Landlord and its agents, servants, employees, officers, directors, managers, trustees, partners, members, shareholders, successors and assigns, concessionaires, contractors and invitees.
(yy)    “Landlord’s Broker” means Cawley Management, LLC, who represented Landlord in connection with this Lease.
(zz)    “Landlord’s Insurance” means the insurance required of Landlord as set forth in Paragraph 17(b) below.
(aaa)    “Landlord’s Insurance Expense” means in any calendar year, the out of pocket amounts paid by Landlord for Landlord’s Insurance premiums.
(bbb)    “Lease” shall have the meaning set forth in the preamble to this Lease.
(ccc)    “Lender” means the holder or beneficiary of any Mortgage, if any, and its agents, servants, employees, officers, directors, partners, members, shareholders, successors and assigns.
(ddd)    “Lien” means any mechanic’s lien, judgment lien or other lien recorded against the Project securing the payment of money.
(eee)    “Material Tenant Default” shall have the meaning set forth in Paragraph 19(d).

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(fff)    “Maximum Annual Base Rent Amount” shall have the meaning set forth in Paragraph 25(e)(i)(A).
(ggg)    “Monument Signage Panels” shall have the meaning set forth in Paragraph 60(b)(i).
(hhh)    “Mortgage” means any prior or subsequent mortgage, deed of trust, deed to secure debt or other security interest or any ground lease now existing or hereafter granted and respecting the Project or any modification to any of them.
(iii)    “Net Rentable Area” means, for all purposes of this Lease, the square footage set forth in Paragraph 1(h) with respect to the Project, and, the square footage set forth in Paragraph 1(e) as to the Premises. The parties to this Lease are deemed to have accepted the number contained in such paragraphs as the square footage of Net Rentable Area of the Premises and Project throughout the Term, subject to adjustment (an “NRA Adjustment”) only for modifications to the Buildings or the Premises as the result of a casualty or condemnation, any decrease in Common Areas in the Buildings which would result in a change in Net Rentable Area in accordance with BOMA, increases or decreases in the amount of space leased by Tenant pursuant to this Lease or as otherwise specifically agreed to in writing by Landlord and Tenant. Any re-measurement as a result of an NRA Adjustment shall be made in accordance with the “Standard Method for Measuring Floor Area in Office Buildings,” promulgated by the American National Standards Institute, Inc., and published by the Building Owners and Managers Association (“ANSI/BOMA Z-65.1-2010 [Legacy Method B]” or the “Standard”), (as such standards exist as of the Date of this Lease) (“BOMA”). Any dispute following a re-measurement shall be resolved by arbitration pursuant to Paragraph 59 below. Notwithstanding anything to the contrary in this Lease, should Tenant elect to convert “atrium space” within the Premises into usable area, such usable area shall not be included in measurement for calculation of the Net Rentable Area of the Premises or the Project.
(jjj)    “New Operating Expenses” shall mean Operating Expenses which were not part of Operating Expenses for a prior period as follows: (x) if Tenant elected to perform its own janitorial services under Paragraph 14(h)(i) for a prior calendar year, and has requested that Landlord provide such service in a succeeding calendar year, then the additional expense of providing such janitorial service for the first year following each such request shall constitute a New Operating Expense, or (y) if Landlord elects to provide any other new service or item (which may only be provided following the written consent of Tenant) then the first full calendar year of such expense shall constitute a New Operating Expense.
(kkk)    “Non-FLS Generator” shall have the meaning set forth in Paragraph 60(i).
(lll)    “Non-removable Improvements” shall mean all mechanical equipment above the ceiling (including, without limitation, any computer, telephone or telecommunications cabling), the ceiling system, the ceiling tile, light fixtures, walls, built-in cabinets, wall coverings, wall penetrations with pull strings, doors, door hardware, floor coverings (other than area rugs), equipment installed to improve cellular phone reception, and all Building Systems; provided, however, (i) specialty light fixtures, doors and hardware shall not constitute Non-removable Improvements so long as such improvements are replaced with Building Standard light fixtures,

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doors or hardware, as applicable, and (ii) specialty built-in cabinets shall not constitute Non-removable Improvements as long as the areas where such built-in cabinets are installed are restored to Building Standard condition or, if such built-in cabinets served as a wall, a Building Standard wall is installed in place thereof, shall, at Tenant’s option, not constitute Non-removable Improvements.
(mmm)    “Normal Business Hours” means 7:00 a.m. to 7:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday and not including Sundays and Holidays.
(nnn)    “OFAC” shall have the meaning set forth in Paragraph 58(a)(i).
(ooo)    Operating Expenses” mean all reasonable expenses incurred by Landlord to manage, operate, service and maintain the Project (excluding those expenses specifically excluded below and in Paragraph 14(h) of this Lease), including, but not limited to:
(A)    gas, water and other utility charges for the Project (but excluding Project Electrical Costs);
(B)    the cost of repair and maintenance of Building Systems;
(C)    the cost of repair and maintenance of the Common Areas, the Service Areas, the Parking Facilities and the Building Structure;
(D)    the cost of trash and snow removal;
(E)    the cost of janitorial service, except as provided in Paragraph 14(h);
(F)    wages and salaries and related benefits of full-time, on-site operating, auditing, accounting, maintenance and management personnel in connection with the Project at or below the level of property manager, including all payroll charges for such personnel, unemployment and social security taxes, workers’ compensation, health, accident and group insurance, and other so-called fringe benefits (all such compensation and benefits to be consistent with market rates of compensation and benefits for Comparable Buildings) (additionally wages and salaries and related benefits of an off-site senior property manager may be included within the Operating Expenses provided that the wages, salaries and related benefits of such senior property manager shall be allocated so that only a portion of such person’s cost shall be included in Operating Expenses using an allocation based on the time spent by such person working for the Project over the total working hours for such person);
(G)    rental paid for an on-site management office (not to exceed 2,000 square feet of space and only if such rental does not exceed fair market rates) specifically chargeable to the operation and management of the Project and excluding costs allocable to any portion of such office used for purposes other than operating and managing the Project (including without limitation, leasing);
(H)    license, permits and inspection fees;

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(I)    the cost of supplies and materials used in the operation and management of the Project;
(J)    the cost of supplies, tools and equipment only to the extent used in operations and maintenance of the Project;
(K)    personal property taxes on property used in the operation, maintenance, service and management of the Project to the extent not included in Real Estate Tax Expense;
(L)    the cost, as amortized on a straight line basis over the economic life of the system, apparatus, device or equipment, using generally accepted accounting and depreciation standards and principles with interest at the prime rate published in the Wall Street Journal, plus one percent (1%), not to exceed six percent (6%) per annum on the unamortized amount, of any system, apparatus, device or equipment made after Date of this Lease for the principal purpose of reducing Operating Expenses and which reduces Operating Expenses, but only in an amount not to exceed such actual reduction in Operating Expenses for the relevant year (excluding the cost of any system, apparatus, device or equipment that would have been replaced otherwise due to the expiration of its useful life). The interest rate shall be that published on or about the last date for which an expenditure is made by Landlord for such system, apparatus, device or equipment, provided if the Wall Street Journal ceases to publish the prime rate, then a similar rate as announced by any of the large money center banks operating in Dallas, Texas and selected by Landlord;
(M)    management fees relating to the Project (however, Tenant’s share shall not exceed three percent (3%) of Tenant’s Base Rent and Additional Rent for such year;
(N)    the cost of any capital improvement as amortized on a straight line basis over the economic life of the improvement, using generally accepted accounting and depreciation standards and principles with interest at the rate calculated under the provisions of subparagraph (L), above, on the unamortized amount, required by reason of any Applicable Laws (specifically excluding Environmental Laws as provided in subparagraph (xxxii) below) after the Delivery Date, which Applicable Laws did not exist on or prior to the Delivery Date and are generally applicable to Comparable Buildings;
(O)    customary deductible amount for claims made under Landlord’s Insurance for Damage not caused by any tenant or the gross negligence or intentional misconduct of Landlord or any Landlord Parties; and
(P)    all common area assessments, if any, under any Permitted Encumbrances existing on the Date of this Lease affecting the Project.
Notwithstanding the foregoing or anything to the contrary set forth in this Lease, Landlord and Tenant acknowledge and agree that as stated in Paragraph 2(d) above, the Operating Expenses with respect to each of the Project, the Lab Building and the Tower Building will be determined separately and Tenant’s Additional Rent as to each component shall be

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determined as provided in Paragraph 2(d)(i) above and in accordance with the provisions of Exhibit “A-3”.
Notwithstanding anything to the contrary contained in this Lease, for purposes of determining Additional Rent payable by Tenant, Controllable Operating Expenses shall not exceed the lesser of (i) the actual increases in such costs from the immediately preceding calendar year, and (ii) five percent (5%) over the Controllable Operating Expenses for the 2017 calendar year, on a cumulative basis, for each year beginning with January 1, 2018. For example, for purposes of clause (ii), herein, the maximum amount of Controllable Operating Expenses for the calendar year beginning January 1, 2018 and following calendar years shall be the product of (y) the 2017 Controllable Operating Expenses times (z) 105% for 2018; 110% for calendar year 2019; 115% for calendar year 2020; etc. Notwithstanding the foregoing, New Operating Expenses shall be excluded from the foregoing limitation until such New Operating Expenses have been part of Operating Expenses for a full calendar year.
Notwithstanding any provision of this Lease to the contrary, Operating Expenses shall not include the following costs and expenses:
(i)    capital improvements made to any Building, other than capital improvements described in subparagraphs (L) or (N) above;
(ii)    the cost of any improvements, alterations or repairs (but excluding from this exclusion repairs made after the initial separation to the extent such repairs are not excluded pursuant to any other express exclusion set forth herein) made by Landlord in furtherance, or as a result, of the separation of the Lab Building and the Tower Building into two separate and distinct premises including, without limitation, the demising wall in the walkway that is part of the Phase I Premises and any new walkways, elevators, stairways or other pedestrian pathways from Parking Facilities to the Tower Building;
(iii)    repair, replacements, general maintenance, or any other work (w) incurred as a result of a Taking (x) paid by proceeds of insurance or payable (whether paid or not) by insurance required to be maintained by Landlord under this Lease (y) occasioned by the gross negligence or intentional misconduct of Landlord or any Landlord Parties (including the costs of any deductibles), or (z) occasioned by the act or omission of any other tenant in the Project or any such tenant's agents, employees, licensees or invitees or otherwise payable to Landlord by any third party;
(iv)    any items or services for which Tenant reimburses Landlord outside of Operating Expenses or pays third persons or which Landlord provides selectively to one or more tenants or occupants of any Building (other than Tenant) without reimbursement;
(v)    any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expense component of Additional Rent under a third party lease with such tenant(s) or other occupant(s);

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(vi)    interest, amortization or other payments on loans to Landlord;
(vii)    depreciation (but including amortization allowed under subparagraphs (L) and (N), above);
(viii)    leasing commissions;
(ix)    legal expenses for services, other than those that benefit the Project tenants generally (e.g., Project ad valorem tax disputes);
(x)    expenses incurred in connection with leasing, renovating space for occupants of the Project, prospective tenants of the Project, or vacant space in the Project;
(xi)    Real Estate Tax Expense, Landlord’s Insurance Expense and Project Electrical Costs;
(xii)    federal income taxes imposed on or measured by the income of Landlord from the operation of the Project;
(xiii)    violations by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Project;
(xiv)    advertising and promotional expenditures;
(xv)    overhead and/or profit to any subsidiary or affiliate of Landlord (other than management fees and rental for a management office in subparagraphs (G) and (M) above), or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, or similar skill, competence and experience;
(xvi)    payments of principal, finance charges or interest on debt or amortization on any Mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases;
(xvii)    any disputes between Landlord and/or Landlord’s management agent and their employees, tenants or occupants, and providers of goods and services to the Project;
(xviii)    any political or charitable donations or contributions;
(xix)    purchasing, installing, and replacing any art work in the Building or elsewhere in the Project;
(xx)    any bad debt loss, rent loss or reserves for bad debts or rent loss;
(xxi)    a sale, transfer or other disposition of the Project and/or the land or the lessee’s interest in any ground lease or any ownership interest in Landlord;

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(xxii)    the negotiation or renegotiation of any ground lease affecting the Project, including, without limitation, legal and accounting fees, transfer and gains taxes and recording charges incurred in connection therewith;
(xxiii)    correcting or repairing defects in the original construction of the Project and/or any Parking Facilities or in renovations made to the Project or Parking Facilities;
(xxiv)    removing the property of former tenants and/or other occupants of the Project;
(xxv)    costs, fines, interest, penalties, legal costs and costs of litigation incurred due to late payment of any costs or expenses related to the Project;
(xxvi)    increased insurance premiums caused by Landlord's or any tenant's hazardous acts;
(xxvii)    costs incurred to correct violations by Landlord of any Applicable Laws which were in effect on the Delivery Date and any penalties incurred by Landlord for the failure to comply with any Applicable Laws in effect as of the Delivery Date;
(xxviii)    costs incurred (less costs of recovery) for any items to the extent covered by a Warranty which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall pursue a breach of warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the tenants of the Project);
(xxix)    costs for services associated with any health, exercise, luncheon or conference/communications facilities; provided that this exclusion shall not be applicable to Operating Expenses allocable to the Tower Building to the extent that such service is made available by Landlord to all tenants of the Tower Building (in which event Tenant shall be liable for Tenant’s Proportionate Share (Tower Building) for such costs);
(xxx)    any compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand, if any) operated by Landlord;
(xxxi)    costs, including legal expenses, of remediating Contaminants at the Project or investigating their presence at the Project (including encapsulation of asbestos existing at the Project);
(xxxii)    costs to comply with Environmental Laws;
(xxxiii)    equipment rental (for other than management office copy machines) and related expenses if the cost thereof would constitute a capital expenditure in accordance with GAAP, except that Landlord may include in Operating Expenses: (1) the rental costs and related expenses for equipment for temporary use in connection with the repair, maintenance and operation of the Project, (2) the rental costs and related

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expenses of equipment, the cost of which would be a capital expenditure in accordance with GAAP and could be amortized and included in Operating Expenses pursuant to subparagraph (L) above if purchased, but only to the extent permitted under subparagraph (L) above, and (3) the rental costs and related expenses for window washing equipment for the Project;
(xxxiv)    unless Tenant's prior written approval has first been obtained, costs incurred by Landlord in installing, operating or maintaining any special services not customarily installed, operated or maintained in Comparable Buildings, such as any costs for observatories, beacons (other than safety beacons), broadcasting facilities (other than the costs of maintaining and operating the Building’s fire, life support and security systems), helicopter pads or child care centers;
(xxxv)    contributions to operating reserves;
(xxxvi)    costs or fees relating to the defense of Landlord’s title to or interest in the Project, or any part thereof;
(xxxvii)    costs allocable to land outside the Project other than as a common area assessment under a Permitted Encumbrance;
(xxxviii)    costs previously incurred which are refunded to Landlord; and
(xxxix)    organizational expenses associated with the operation of the entity that is Landlord.
Operating Expenses shall be reduced by all “overhead fees” paid to Landlord by tenants for construction management, supervision, or similar services to the extent the costs of providing the services to which the overhead fees relate are included in Operating Expenses. By way of example only, if a tenant performing alterations pays Landlord a supervisory fee equal to two percent (2%) of the total cost of the alterations and Operating Expenses includes the salary of the supervisor overseeing the alterations, then the two percent (2%) supervisory fee shall be applied to reduce Operating Expenses. The term “overhead fees” shall not, however, include any “administrative fees” charged to Tenant under this Lease or similar fees charged to another tenant.
(ppp)    “Other Charges” means all costs, expenses and other sums that Tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease other than Base Rent or Additional Rent.
(qqq)    “Outside Cause” shall have the meaning set forth in Paragraph 14(f).
(rrr)    “Parking Facilities” means the surface parking and garage parking structures located on the Land and comprising a portion of the Project.
(sss)    “Permitted Encumbrances” means (i) all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters (excluding Mortgages) affecting title to the Project as of the Date of this Lease as shown on Exhibit “A-2”, attached

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hereto, and (ii) those easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters (excluding Mortgages) affecting title to the Property placed on the Project after the Date of this Lease (including, without limitation, any amendment or modification of any of the matters listed on Exhibit “A-2”), provided Landlord shall not enter into any of the foregoing without the consent of Tenant if it will (x) increase Tenant’s obligations or liabilities under this Lease, or (y) reduce Tenant’s express rights under this Lease. Notwithstanding, the foregoing shall not prevent Landlord from entering into (A) a Mortgage, subject to the other provisions of this Lease, including those requiring a SNDA, (B) a maintenance agreement with the Association, formed under the Permitted Encumbrances, providing for a continuation of common area assessments substantially in the form attached hereto as Exhibit “CC”. Notwithstanding that Tenant’s consent is not required, Landlord shall give Tenant written notice of any Permitted Encumbrance entered into after the Date of this Lease.
(ttt)    “Permitted Transfer” shall have the meaning set forth in Paragraph 19(g).
(uuu)    “Permitted Transferee” shall mean any person or entity that obtains an interest in this Lease as the result of a Permitted Transfer.
(vvv)    “Phase I Premises” means the Net Rentable Area of floors 1 through 3 in the Lab Building and shall include the walkway existing on the Date of this Lease between the Lab Building and the Tower Building.
(www)    “Phase I Rent Commencement Date” means September 1, 2016 subject to Paragraphs 4(c) and 4(d).
(xxx)    “Phase II Premises” means the Net Rentable Area of the basement floors in the Lab Building.
(yyy)    “Phase II Rent Commencement Date” means September 1, 2017 subject to Paragraphs 4(c) and 4(d).
(zzz)    “Premises” means those certain premises containing the Net Rentable Area identified in Paragraph 1(e) (subject to Paragraph 2(iii)), located on the “Floor(s) of the Premises” identified in Paragraph 1(f) and identified by the floor plan attached to this Lease as Exhibit “B” and incorporated herein by reference. The Premises are located in the Project. The Premises are subject to expansion in accordance with Exhibits “H” and “I” of this Lease.
(aaaa)    “Project” means the Land, together with (i) the Buildings and all other improvements existing (now or hereafter) on the Land which serve the Buildings and are owned and operated by Landlord (together with the Buildings) as one common development, (ii) the Service Areas, (iii) the Common Areas, and (iv) the Parking Facilities.
(bbbb)    “Project Electrical Costs” means all costs incurred by Landlord for: (a) any and all forms of fuel or energy utilized in providing electricity to the Project; and (b) sales, use, excise and other taxes and charges actually assessed by governmental authorities or utility companies on energy sources for electricity supplied to the Project. Project Electrical Costs shall not, however, include charges for any excess electrical service of Tenant described in

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Paragraph 14(b)(ii) hereof (and payable by Tenant as set forth therein) or any excess, above-standard or after-hours electrical services provided to, and payable by, other tenants of the Project. To the extent not excluded under the prior sentence, Project Electrical Costs shall be reduced by any amounts charged to sub-metered tenants. Any revenue received by Landlord for sale of electricity to third party electric service provider shall be credited against Project Electrical Costs.
(cccc)    “Public Area” shall have the meaning set forth in Paragraph 13(c).
(dddd)    “Real Estate Taxes” means (i) real property taxes and currently due installments of assessments, special or otherwise, imposed upon the Project by Applicable Laws, (ii) business improvement district charges; (iii) any sales taxes; (iv) any tax, surcharge or assessment which shall be levied in lieu of real estate taxes on the Project, and (v) the “Texas Margin Tax” imposed under Texas Tax Code Chapter 171, levied on Landlord with respect to the Project as a single asset. Real Estate Taxes shall not, however, include net income, capital stock, gift, succession, profit, estate or inheritance taxes.
(eee)    “Real Estate Tax Expense” means in any calendar year amounts paid by Landlord for (i) Real Estate Taxes, including, but not limited to, any additional Real Estate Taxes for prior years during the Term as a result of a Tax Contest, (ii) reasonable legal fees, costs and other expenses of a Tax Contest; and (iii) third party tax administration. Notwithstanding for foregoing, Real Estate Taxes Expense does not include the payment of any penalties or interest for the late payment of Real Estate Taxes or Real Estate Taxes assessed for periods before or after the Term. Real Estate Tax Expense shall be reduced by any refund received as a result of Tax Contest decreasing Real Estate Taxes.
(ffff)    “Reconciliation Statement” means a statement prepared by Landlord reconciling the actual Additional Rent for a calendar year and Tenant’s payments of estimated Additional Rent applicable to such calendar year.
(gggg)    “Release” has the meaning ascribed to it in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.
(hhhh)    “Relocation Costs” shall have the meaning set forth in Paragraph 4(e).
(iiii)    “Rent” means Base Rent, Additional Rent, and Other Charges.
(jjjj)    “Rent Commencement Date Agreement” shall have the meaning set forth in Paragraph 4(a).
(kkkk)    “Second Notice” shall have the meaning set forth in Paragraph 25(e)(iii).
(llll)    “Security Control Room” shall have the meaning set forth in Paragraph 60(f).
(mmmm)    “Security Deposit” means the sum identified as “Security Deposit” in Paragraph 1(n) that Tenant has deposited with Landlord as security for Tenant’s full and faithful payment and performance of Tenant’s obligations under this Lease.

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(nnnn)    “Separate HVAC Equipment” shall have the meaning set forth in Paragraph 14(i).
(oooo)    “Service Areas” means the elevator, electrical and heating, ventilating and air conditioning mechanical and equipment rooms, janitorial closets, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, risers, raceways and vertical ducts (but shall not include any such areas for the exclusive use of any particular tenant such as special stairs or elevators) to which Tenant and other occupants of the Project will not have access without the prior written consent of Landlord, which consent may be conditioned upon such reasonable requirements as Landlord may deem appropriate (but as to Tenant, no such access limitation or requirement for Landlord’s consent shall be necessary if such access is provided otherwise in this Lease).
(pppp)    “Service Interruption” shall have the meaning set forth in Paragraph 14(c).
(qqqq)    “SNDA” shall have the meaning set forth in Paragraph 30.
(rrrr)    “State Farm Lease” shall have the meaning set forth in Paragraph 4(b).
(ssss)    “Supplemental Electrical Equipment” shall have the meaning set forth in Paragraph 14(a)(vi).
(tttt)    “Taking” means any condemnation of all or any interest in property for any public or quasi-public use under Applicable Laws or by private purchase in lieu of any such condemnation.
(uuuu)    “Tangible Net Worth” shall have the meaning set forth in Paragraph 19(g).
(vvvv)    “Tax Contest” means the proceeding by which Landlord is contesting or reducing the amount or validity of any Real Estate Taxes or the valuation of the Land, the Buildings, the Project or any component thereof in assessing Real Estate Taxes.
(wwww)    “Tenant” shall have the meaning set forth in the preamble to this Lease.
(xxxx)    “Tenant Default” means those events of default set forth in Paragraph 25(a) after any applicable notice and expiration of any applicable cure periods.
(yyyy)    “Tenant Designated Extension Period” shall have the meaning set forth in Paragraph 27(c).
(zzzz)    “Tenant Parking Spaces” shall have the meaning set forth in Paragraph 13(b)(iii).
(aaaaa)    “Tenant Parties” mean Tenant’s agents, servants, employees, officers, directors, managers, partners, members, shareholders, successors and assigns, subtenants, licensees, concessionaires, contractors and invitees.
(bbbbb)    “Tenant’s Broker” means Stream Realty, who represented Tenant in connection with this Lease.

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(ccccc)    “Tenant’s Existing Leases” means the existing leases described on Exhibit “Y”, as such leases may be amended from time to time.
(ddddd)    “Tenant’s Insurance” means the insurance required of Tenant as set forth in Paragraph 17(a).
(eeeee)    “Tenant’s Permitted Use” means general office use and other similar lawful uses that are consistent with the standards of Comparable Buildings. Without limiting the generality of the foregoing, Tenant may maintain in the Premises (for use by Tenant and its employees and invitees, but not for use by the general public except as provided below): (1) computer facilities; (2) accounting facilities; (3) conference and/or meeting facilities; (4) libraries; (5) coffee bars; (6) travel service for employees; (7) health and exercise facilities with supporting facilities such as showers and bathrooms; (8) support staff facilities (including, without limitation, word processing and copy facilities, a concierge and/or nurse’s station [provided, however, except in the event of an Emergency, no medical procedures shall be performed in the Premises]); (9) lunchroom facilities (including vending machines); (10) full service cafeteria (including kitchen facilities and support therefor) which cafeteria may be used by guests and invitees, including other tenants of the Project and the general public notwithstanding the limitation above); and (11) a customer support center.
(fffff)    “Tenant’s Personal Property” means the trade fixtures, furnishings, equipment and all other personal property owned or leased by Tenant and located in the Premises during the Term.
(ggggg)    “Tenant’s Proportionate Share” means the sum of Tenant’s Proportionate Share (Lab Building) and Tenant’s Proportionate Share (Tower Building). “Tenant’s Proportionate Share (Lab Building)” means a percentage factor, the numerator of which is the Net Rentable Area of the portion of the Premises located in the Lab Building and the denominator of which is the Net Rentable Area of the Lab Building. “Tenant’s Proportionate Share (Tower Building)” means a percentage factor, the numerator of which is the Net Rentable Area of the portion of the Premises located in the Tower Building and the denominator of which is the Net Rentable Area of the Tower Building. Tenant’s Proportionate Share, Tenant’s Proportionate Share (Lab Building), and Tenant’s Proportionate Share (Tower Building), as of the Date of this Lease is based upon a Net Rentable Area of the Premises as set forth in Paragraph 1(e), subject to adjustment as set forth in Paragraph 2(iii).
(hhhhh)    “Term” means the initial term of this Lease identified in Paragraph 1(i) above, calculated in accordance with Paragraph 4 hereof (“Initial Term”), and any renewals or extensions of this Lease, if any.
(iiiii)    “Tower Garage” shall have the meaning set forth in Paragraph 1(m).
(jjjjj)    “Transfer” means (i) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (ii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iii) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current direct or indirect control of Tenant,

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(iv) sublet any portion of the Premises, (v) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vi) permit the use of the Premises by any parties other than Tenant.
(kkkkk)    “Transferee” means an assignee of this Lease pursuant to an assignment of this Lease or other successor in interest to Tenant (but excluding a sublessee).
(lllll)    “TI Work” shall have the meaning set forth in the Work Letter.
(mmmmm)    “Untenantable” shall have the meaning set forth in Paragraph 14(d).
(nnnnn)    “Warranty” means a manufacturer's, materialman's, vendor's or contractor's warranty.
(ooooo)    “Work Letter” shall mean the Work Letter attached to this Lease as Exhibit “D”.
3.    PREMISES.
In consideration of the rents, terms, provisions and covenants of this Lease, Landlord leases to Tenant, and Tenant rents and accepts from Landlord, the Premises, together with the right to use in common with Landlord and other tenants or occupants of the Buildings, their invitees and guests and others as designated by Landlord from time to time subject to the terms of this Lease, (i) the Common Areas and (ii) those rights and benefits held by Landlord and appurtenant to, or necessary or incidental to, the use and enjoyment of the Premises by Tenant for the purposes permitted by this Lease. In addition, Tenant shall have the right to use in common with the Landlord, the janitorial closets located within either Building to the extent that Tenant is the sole tenant in such Building. There shall be excluded from the foregoing, however, any grant of an easement for light or air, except Landlord shall not erect any improvement that will block all or any portion of the view of the water feature located on the Project, as marked on Exhibit “T”, attached hereto, from the Lab Building or the Tower Building, other than any improvements required by Applicable Laws. Notwithstanding the foregoing, if Applicable Laws require improvements that may block any portion of the view of the water feature, Landlord will consult with Tenant and attempt to install such improvement in a manner which will eliminate or minimize the blocking.
4.    TERM.
(a)    This Lease shall be binding on the parties and in full force and effect, commencing on the Date of this Lease. Notwithstanding the foregoing, (i) during the period from the Date of this Lease until the Delivery Date, Tenant shall not be obligated to comply with the provisions of Paragraphs 6, 7, 9, 10, 12(a), and 14(h)(i) of this Lease, and (ii) during the period from the Delivery Date to the Phase I Rent Commencement Date Tenant shall not be obligated to perform under Paragraphs 6, 7, 10, 12(a), and 14(h)(i) of this Lease (it being acknowledged and agreed by all parties that any work performed prior to the Phase II Rent Commencement Date shall be performed pursuant to the Work Letter). For the avoidance of doubt, in no event shall Tenant be obligated to pay Rent prior to the Phase I Rent Commencement Date. Thereafter, all terms and provisions of this Lease, including the payment

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of Rent, shall be in full force and effect except that Tenant shall not be obligated to pay the allocable portion of Rent with respect to the Phase II Premises until the Phase II Rent Commencement Date occurs. The Term of this Lease shall run for the period identified in Paragraph 1(i) commencing on the Phase I Rent Commencement Date and ending on the last day of the Month of the time period identified in Paragraph 1(i), provided that if the Phase I Rent Commencement Date occurs on a day other than the first (1st) day of a calendar month, the first Month shall include and be extended by the number of days remaining in such calendar month (including the Phase I Rent Commencement Date) and the following calendar month. The Term of the Lease for the Phase II Premises shall run for the period identified in Paragraph l(i) commencing on the Phase II Rent Commencement Date and ending on the last day of the Month of the time period identified in Paragraph 1(i), provided that (x) if the Phase II Rent Commencement Date occurs on a day other than the first day of a calendar month, the first Month of the Term as to the Phase II Premises shall include and be extended by the number of days remaining in such calendar month (including the Phase II Rent Commencement Date) and the following calendar month, and (y) if the Term as calculated in Paragraph 1(i) as to the Phase I Premises is shorter or longer than the Term as calculated as to the Phase II Premises, the Term as to the Phase II Premises shall expire on the same date as the Term as to the Phase I Premises. Within ten (10) days after the occurrence of the Delivery Date, Landlord and Tenant will execute a memorandum evidencing the Delivery Date in the form attached hereto as Exhibit “E-1”. Within ten (10) days after the occurrence of each of the Phase I Rent Commencement Date and the Phase II Rent Commencement Date, Landlord and Tenant will execute a memorandum evidencing the applicable date, the expiration date of the Term (if not terminated earlier or renewed in accordance with the other provisions of this Lease), and otherwise in form and substance substantially similar to that attached to this Lease as Exhibit “E-2” and incorporated by reference (“Rent Commencement Date Agreement”). For the avoidance of doubt, no occupancy of all or any portion of the Premises (or any activity undertaken by Tenant at the Premises including, without limitation, ordinary conduct of Tenant’s business) shall in any way affect or advance the Phase I Rent Commencement Date or the Phase II Rent Commencement Date.
(b)    If for any reason, including without limitation, if State Farm Mutual Automobile Insurance Company (the current tenant of the Project) under that certain Lease between Landlord and State Farm Mutual Automobile Insurance Company (the “State Farm Lease”) holds over, Landlord cannot acquire or deliver possession of all of the Premises in the condition required by Paragraph 5(a) below on or prior to January 1, 2016, subject to the exercise by Tenant of its rights under Paragraphs 4(c), (d), (e), (f) and (g) of this Lease (including, without limitation, Tenant’s right to terminate this Lease under Paragraph 4(f) below), Tenant agrees to accept possession of the Premises at such time or times as Landlord is able to deliver the same in the condition required by this Lease.
(c)    If Landlord does not deliver possession of the Premises in the condition required by Paragraph 5(a) below, to Tenant by January 20, 2016, other than by reason of any delay caused solely by Tenant’s breach of its obligations under this Lease, then (i) each of the Phase I Rent Commencement Date and the Phase II Rent Commencement Date shall be delayed one (1) day for each day of actual delay in delivery of the Premises to Tenant beyond January 20, 2016, in the condition required by Paragraph 5(a) below, and (ii) Tenant shall receive one (1) day of abatement of Base Rent and Additional Rent for (x) the Phase I Premises commencing on the Phase I Rent Commencement Date (as it may be extended pursuant to this Paragraph 4(c) and

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Paragraph 4(g), below), and (y) the Phase II Premises commencing on the Phase II Rent Commencement Date (as it may be extended pursuant to this Paragraph 4(c) and Paragraph 4(g) below), for each day of actual delay in delivery of the Premises beyond January 20, 2016, to Tenant in the condition required by Paragraph 5(a) below.
(d)    If Landlord does not timely perform all of the repairs and improvements to the Premises and the Project as required by Paragraph 5(c) below by the date required for such repair or improvement, as specified in Paragraph 5(c) below, other than by reason of any delay caused solely by Tenant’s breach of its obligations under this Lease, then Tenant shall receive one (1) day of abatement of Base Rent and Additional Rent for (x) the Phase I Premises commencing on the Phase I Rent Commencement Date (as it may be extended pursuant to this Paragraph 4(d) and Paragraph 4(g), below), and (y) the Phase II Premises commencing on the Phase II Rent Commencement Date (as it may be extended pursuant to this Paragraph 4(d) and Paragraph 4(g) below), for each day of actual delay in completing the repair or improvement required by Paragraph 5(c) below by the date required for the completion of such repair or improvement as specified in Paragraph 5(c) below.
(e)    If Landlord does not deliver possession of all of the Premises to Tenant in the condition required by Paragraph 5(a) below by February 1, 2016, other than by reason of any delay caused solely by Tenant’s breach of its obligations under this Lease, then, in addition to the delay in the Phase I Rent Commencement Date and the Phase II Rent Commencement Date and the Base Rent and Additional Rent abatement allowed under Paragraphs 4(c) and 4(d) above, Landlord shall be obligated to pay to Tenant within ten (10) days of each request for payment from Tenant the amount of holdover costs (i.e., rent and all other sums (including liquidated damages) payable in excess of the rent paid by Tenant during the last month of the lease term under the Tenant’s Existing Leases) payable by Tenant and, if Tenant moves to any substitute premises for space leased under any of the Tenant’s Existing Leases, then the Excess Rent payable for substitute premises, plus Relocation Costs. The term “Excess Rent” shall mean the gross rent payable by Tenant for substitute premises in excess of the gross rent paid by Tenant under the Tenant’s Existing Leases for the last month of the term of the Tenant’s Existing Leases which Tenant vacated for such substitute premises). The term “Relocation Costs” shall mean the reasonable costs to prepare for occupancy and move into substitute premises, including moving costs, cable and wiring, connection charges, and the like.
(f)    If Landlord does not deliver possession of all of the Premises to Tenant in the condition required by Paragraph 5(a) below by March 15, 2016, other than by reason of any delay caused solely by Tenant’s breach of its obligations under this Lease, then Tenant shall have the right to terminate this Lease at any time before Landlord delivers possession of all of the Premises to Tenant in the condition required by Paragraph 5 below. If Tenant elects to terminate this Lease under the provisions of this subparagraph (f), then Landlord shall be obligated to pay to Tenant within ten (10) days of Tenant’s exercise of such termination right an amount equal to the greater of (x) $5,000,000.00, or (y) Tenant’s actual losses, damages, costs and expenses incurred by Tenant as a result of Landlord’s failure to deliver the Premises in the condition required by Paragraph 5 below by such date, including, without limitation, any holdover costs and other damages Tenant is obligated to pay to its existing landlord under Tenant’s Existing Leases, Excess Rent, Relocation Costs and reasonable, actual inconvenience costs.

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(g)    Landlord acknowledges and agrees that each of the Phase I Rent Commencement Date and the Phase II Rent Commencement Date shall be extended by one (1) day for each day that Tenant is delayed in completing the construction of the TI Work in the Phase I Premises or Phase II Premises, as applicable, as a result of delays caused by the acts or omissions of Landlord or any other Landlord Parties. Tenant shall notify Landlord in writing of any event for which it will claim a delay caused by Landlord within ten (10) days after Tenant has actual knowledge that such occurrence has caused a delay and, if such notice is not timely given, the claim will be deemed waived.
5.    IMPROVEMENTS TO THE PREMISES; MOVING IN.
(a)    On January 1, 2016, Landlord shall deliver to Tenant the Premises vacant, free of all occupants and tenancies, broom clean and with all furniture and moveable equipment removed (except as provided in Paragraph 5(c)(vii) and Paragraphs 60(c) and (e)), with all Building Structure and Building Systems in good condition and repair and operational, and, except as otherwise specifically provided in this Paragraph 5(a), in compliance with Applicable Laws. If Landlord does not deliver the Premises to Tenant on January 1, 2016 in the condition required in the previous sentence, Tenant’s sole remedies for such failure shall be as set forth in Paragraph 4 above and/or in Paragraph 25(e) below; provided that Tenant shall not exercise its rights set forth in Paragraph 25(e) prior to January 20, 2016 if Landlord has not cured such failure prior to January 20, 2016. Tenant shall take possession of the Premises in the condition required above and otherwise “AS-IS, WHERE-IS” and Landlord will have no further obligation to construct improvements on the Premises, except as described in this Paragraph 5 below; provided, however; the foregoing shall not relieve Landlord of its repair, restoration or other obligations expressly set forth in this Lease. Notwithstanding anything to the contrary set forth above in this Paragraph 5, Landlord may deliver the Premises to Tenant with (1) the restrooms located in the Lab Building as of the Date of this Lease and (2) the elevated area in the Existing Cafeteria as depicted on Exhibit “BB” (collectively, the “Designated Areas”) not in compliance with Applicable Laws, but only to the extent permitted in this Paragraph 5(a) below. Landlord will be excused from bringing into compliance only those items in the Designated Areas which will be re-constructed or placed into compliance as a part of the TI Work Tenant is performing, at its option, to the Designated Areas which are specified in Tenant’s notice to Landlord set forth below, in which event, Landlord shall only be obligated to cause the non-compliant items in the Designated Areas not covered by such TI Work to be compliant prior to March 31, 2016, as required above. Tenant shall notify Landlord prior to December 1, 2015 of any non-compliant items in the Designated Areas that will be covered as a part of the TI Work Tenant, at its option, is performing to the Designated Areas. By way of illustration only, if a sink in a restroom in the Premises is too high under Applicable Law, but Tenant’s TI Work, at its option, as specified in Tenant’s notice includes removal and replacement of sinks in such restrooms, then Tenant shall pay the cost (which Tenant may pay from the Tenant Improvement Allowance) to bring the sink into compliance as part of the Cost of the TI Work; however, if Tenant is only replacing faucets in the sink area or is not performing any work to the sinks, then Landlord would be obligated to cause the non-compliant sinks to be in compliance by March 31, 2016. EXCEPT AS SET FORTH IN THIS LEASE, LANDLORD HAS NOT MADE AND DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THAT REGARDING CONDITION OR

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SUITABILITY OF THE PREMISES OR PROJECT FOR ANY PARTICULAR PURPOSE OR COMPLIANCE WITH APPLICABLE LAW.
(b)    Landlord shall obtain and deliver to Tenant within sixty (60) days after the Date of this Lease a report from an independent firm with expertise in determining cellular phone coverage setting forth its findings on cellular phone coverage within the Project (“Cellular Phone Coverage Report”).
(c)    On or before September 1, 2016 (or such earlier or later date as specifically provided below), Landlord will perform the following improvements within the Lab Building, Common Areas and Parking Facilities (failing which, Tenant shall have the remedies provided to Tenant under Paragraph 4 above and Paragraph 25(e) below): (i) cause all elevators serving the Lab Building and the Parking Facilities to be modernized in accordance with the scope of work in Exhibit “M-1”, to meet the operating specifications in Exhibit “M-1” and to otherwise be in good, operating condition and in compliance with Applicable Laws; (ii) by October 1, 2016, cause the elevators currently operating to and from the Parking Facilities and the Lab Building as marked on Exhibit “M”, attached hereto, to have restricted access so that only Tenant and Tenant Parties (and Landlord and Landlord’s employees, agents and contractors in the exercise of its rights and obligations under this Lease to the extent provided under this Lease) can access and operate such elevators with appropriate access keys or cards; (iii) implement controlled access from the loading docks for the Project to the portion of the Premises in the Lab Building so only Tenant and Tenant Parties (and Landlord and Landlord’s employees, agents and contractors in the exercise of its rights and obligations under this Lease to the extent provided under this Lease) can access the Premises from the loading docks; (iv) by March 1, 2016, remove any “ghosting” of previous signage on the Lab Building in accordance with the scope of work outlined on Exhibit “X”; (v) by March 1, 2016, construct a demising wall on the sky bridge between the Lab Building and the Tower Building, in compliance with Applicable Laws, including building codes, and finished only on the side facing the Tower Building but with the side facing the Lab Building being sheetrocked, taped and floated but not painted; (vi) by March 1, 2016, remove the kites located in the central atrium of the Lab Building and restore any areas impacted by such removal of the kites to a condition comparable to the surrounding improvements; (vii) by March 1, 2016 remove all data cabling and UPS batteries from the Phase II Premises, provided that Landlord shall not remove the Liebert units currently located therein; and (viii) by March 1, 2016 remove all signage from the Premises which identifies State Farm or any other prior tenants, and restore any areas impacted by such signage and restored to a condition comparable to the surrounding improvements.
6.    RENT.
(a)    Base Rent. As to (x) the Phase I Premises, commencing on the Phase I Rent Commencement Date, and (y) the Phase II Premises, commencing on the Phase II Rent Commencement Date, and as to Premises, continuing through the expiration of Term, Tenant shall pay to Landlord Base Rent in the monthly installments of Base Rent as set forth in Paragraph 1(j). If the Term as to the Phase I Premises or Phase II Premises does not begin on the first day of the month or end on the last day of the month, Base Rent for such partial month shall be prorated by multiplying the monthly Base Rent due for the next succeeding or preceding, as applicable, month by a fraction, the numerator of which is the number of days of the partial

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month included at the beginning or end of the Term, as applicable, and the denominator of which is the total number of days in the full calendar month and any Prepaid Rent shall be applied appropriately to the partial months so that Tenant receives the full credit therefor.
(b)    Additional Rent. As to (x) the Phase I Premises, commencing on the Phase I Rent Commencement Date, and (y) the Phase II Premises, commencing on the Phase II Rent Commencement Date, and as to all of Premises, continuing through the expiration of the Term, Tenant shall pay to Landlord the Additional Rent. To provide for current payments of Additional Rent, Landlord shall estimate in good faith Additional Rent for each calendar year. Additional Rent for partial months shall be prorated as provided for Base Rent in Paragraph 6(a) above. Landlord shall notify Tenant thirty (30) days prior to the Phase I Rent Commencement Date (and thirty (30) days prior to the Phase II Commencement Date, as applicable) of the estimated Additional Rent for the remainder of such calendar year, and thereafter, Landlord shall use reasonable efforts to notify Tenant thirty (30) days prior to the beginning of each succeeding calendar of Tenant’s monthly installment of Additional Rent for such succeeding calendar year. If Landlord is not able to give such estimate prior to the Phase I Rent Commencement Date, the Phase II Rent Commencement Date or the beginning of a calendar year, as the case may be, Tenant shall continue to pay monthly installments of Additional Rent based on the last notification received from Landlord until Landlord gives notice of the new estimate of Additional Rent and Tenant’s monthly installment, and Tenant shall pay to Landlord the new monthly installment amount of Additional Rent when the next monthly installment of Rent is due, plus any additional amount (“catch-up” payment) if the previous payments of monthly installments, together with the future monthly installments, will not be sufficient to pay the new estimated Additional Rent for the remainder of the calendar year. After Landlord’s delivery of the annual estimate of Additional Rent, if at any time during the calendar year (but only one (1) time in each calendar year), Landlord reasonably believes that the estimate will not cover the actual Additional Rent for the calendar year, Landlord shall give written notice to Tenant of the new estimate of Additional Rent and Tenant’s monthly installment and Tenant shall pay to Landlord the new monthly installment amount of Additional Rent when the next monthly installment of Additional Rent which is due at least thirty (30) days after receipt by Tenant of such written notice. Within ninety (90) days after the end of a calendar year, Landlord shall use commercially reasonable efforts to give to Tenant a Reconciliation Statement; provided, however, if Landlord fails to give the Reconciliation Statement, Landlord does not waive its right to recover Additional Rent for the applicable calendar year that is due and payable pursuant to this Paragraph 6(b), provided such Reconciliation Statement is delivered to Tenant prior to one hundred twenty (120) days after the end of the applicable calendar year; provided, further, Landlord shall be prevented from adjusting the Reconciliation Statement after such date, except only for items that have not been resolved by such date in the exercise of due diligence, however, notwithstanding anything to the contrary set forth in this Lease, in no event shall Landlord be permitted to make any such adjustment later than December 31st of the calendar year in which such Reconciliation Statement was first delivered to Tenant. If the Reconciliation Statement indicates that Tenant owes Additional Rent, then within thirty (30) days of Tenant’s receipt of the Reconciliation Statement, Tenant shall pay to Landlord the amount of such underpayment. If the Reconciliation Statement indicates that Tenant is entitled to a refund of Additional Rent already paid, Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of Additional Rent, or if after the termination of this Lease, Landlord shall pay to Tenant such refund within thirty (30) days of delivery of the Reconciliation

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Statement to Tenant. If such overpayment resulted from the actual amount of Additional Rent paid by Tenant per Landlord’s estimate being more than one hundred eight percent (108%) of the actual Additional Rent, Landlord shall also pay interest on such overpayment at the Default Rate from the date Tenant made the overpayment to the date the same is refunded to Tenant and pay to Tenant such refund within thirty (30) days of delivery of Reconciliation Statement to Tenant. Since the reconciliation for the calendar year in which this Lease terminates will occur after such termination, Tenant’s obligation to pay and Landlord’s obligation to refund Additional Rent shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this Paragraph 6(b) shall not affect Tenant’s right to dispute the Reconciliation Statement as set forth in Paragraph 6(c), or Landlord’s right to correct any item(s) as billed pursuant to Paragraph 6(d).
(i)    Notwithstanding any provision contained herein to the contrary, if less than one hundred percent (100%) of the Net Rentable Area within the Buildings is not occupied during any calendar year of the Term, Operating Expenses for such calendar year that vary with occupancy for purposes of determining Additional Rent shall be increased to the extent necessary to reflect the charges which Landlord reasonably estimates would have been incurred if one hundred percent (100%) of the Net Rentable Area of the Project had been occupied during such year; provided, however, in no event shall Landlord collect in total from Tenant and all other tenants of the Buildings, an amount greater than one hundred percent (100%) of the actual Operating Expenses with respect to any calendar year of the Term. In no event shall Real Estate Taxes be grossed up.
(ii)    Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.
(c)    Dispute of Additional Rent. Tenant, at Tenant's sole cost and expense, shall have the right, to be exercised by notice given to Landlord within ninety (90) days after receipt of the Reconciliation Statement for the preceding calendar year, to audit and/or inspect or to cause an independent certified public accounting firm of recognized national or regional standing to audit and/or inspect that portion of Landlord’s books and records pertaining to such Additional Rent only for such preceding calendar year (unless a material error in Landlord’s Reconciliation Statement is discovered, which error may reasonably have been made in prior years, in which event, Tenant shall be allowed to examine Landlord’s books and records pertaining to such Additional Rent for the three (3) years preceding the most recently completed Reconciliation Statement), provided such audit and/or inspection commences within sixty (60) days after Tenant's notice to Landlord and thereafter proceeds reasonably to conclusion and, provided further, that such audit does not unreasonably interfere with the conduct of Landlord's business. Such audit and/or inspection shall be conducted at Landlord’s property management office or at such other reasonable location in Dallas, Texas where the records are stored. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit. Additionally, if Tenant or its auditor desires to make requests of third parties, (i) in the case of a personal or oral request Tenant must provide Landlord with at least ten (10) days prior written notice of the date it desires to make each such request to such third party and provide Landlord the opportunity to be

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present when each such request is made, and (ii) in the case of a written request, Tenant must provide Landlord with a copy of any such request two (2) Business Days prior to the date sent to such third party. Tenant and its auditors and agents will be required to execute reasonable confidentiality statements required by Landlord (and reasonably acceptable to Tenant and such auditor or agent) prior to the commencement of such audit and/or inspection and prior to Landlord making any books, records or other documents available to Tenant, its auditors or agents. Tenant shall return all documents to Landlord obtained in connection with such audit and/or inspection (however, Tenant shall be permitted to retain any copies made by Tenant subject to Tenant's obligation to maintain confidentiality). If Tenant’s audit and/or inspection determines that Landlord’s calculation of Tenant’s Additional Rent for the audited/inspected calendar year or years (which shall in no event be prior to the three (3) years preceding the most recently completed calendar year) was overstated by more than five percent (5%), then Landlord shall pay Tenant’s actual reasonable audit/inspection out-of-pocket fees applicable to the audit/inspection of said calendar year statements (up to $10,000.00), plus interest at the Default Rate on any overpayment from the dates such overpayment was made. Tenant shall not disclose the findings of any audit to other tenants in the Project except as may be required by Applicable Law or pursuant to any legal proceedings.
If Landlord disputes the findings of the audit and if Landlord and Tenant are unable to resolve the dispute within thirty (30) days from delivery of a copy of the audit report to Landlord, then Landlord shall submit the dispute for arbitration in accordance with the provisions of Paragraph 59, below, and the parties agree that the Expedited Procedures of the AAA Commercial Arbitration Rules shall apply in regards to resolving this matter.
(d)    Adjustments to Reconciliation Statement. If a clerical error occurs or Landlord or its accountants discover new facts, Landlord shall have the right to adjust the Reconciliation Statement only for a period of twelve (12) months following Landlord’s issuance of such statement. Subject to Paragraph 6(c), within thirty (30) days after Tenant receives the adjusted Reconciliation Statement, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of Rent or refund same to Tenant within thirty (30) days after Landlord delivers the Reconciliation Statement to Tenant if after the Term, as the case may be. This provision shall survive the termination of this Lease.
(e)    Payment of Rent; Default Interest. Tenant shall pay to Landlord, at “Landlord’s Address for Payment of Rent” set forth in Paragraph 1(b) or at such other place or by such other means as Landlord may designate from time to time hereafter by written notice to Tenant, all Rent when due without demand, deduction or set off, except as provided in this Lease. Tenant shall pay to Landlord the monthly installments of Base Rent and the estimated monthly installments of Additional Rent in advance, on or before the first day of each and every month during the Term and shall be late after the fifth (5th) day of the month. Notwithstanding any Claims, defenses or rights to setoff that Tenant may have against Landlord, Tenant’s obligation to pay Rent is independent from any of Landlord’s obligations in this Lease except as expressly provided in this Lease. Tenant shall pay the Other Charges thirty (30) days after Landlord gives written notice to Tenant of Other Charges being due and payable in accordance with the terms of this Lease. All payments required of Tenant under this Lease that are past due shall bear interest from the date due until paid at the Default Rate. In no event, however, shall the charges

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permitted under this Paragraph 6(e), or elsewhere in this Lease, to the extent they are considered to be interest under Applicable Law, exceed the maximum lawful commercial rate of interest.
7.    TAXES.
(a)    Real Estate Taxes. Prior to delinquency, Landlord shall pay at its expense all Real Estate Taxes. Landlord shall exercise its reasonable judgment in determining whether to initiate and participate in any Tax Contest proceedings. However, if the appraised value of the Project increases in any year by more than seven percent (7%), then Landlord shall institute a Tax Contest proceeding at the administrative level with the central appraisal district, and if warranted and at Landlord’s election, at such additional levels of governmental authority; provided, however, that Landlord shall have no obligation to institute such a Tax Contest proceeding if Landlord’s tax consultant advises against doing so. In the event that Landlord receives a reduction on any prior year’s Real Estate Taxes, as the result of a Tax Contest proceeding or otherwise, Tenant’s Proportionate Share of any savings resulting from such reduction shall be paid to Tenant within thirty (30) days after the determination of such reduction (or refund if applicable).
(b)    Tenant’s Taxes. Prior to delinquency, Tenant shall pay, at its expense, all taxes assessed against or levied upon Tenant’s Personal Property. If any of Tenant’s Personal Property is assessed and taxed with the Project and Landlord can provide reasonable evidence to Tenant that Tenant’s Personal Property is assessed and taxed with the Project and the amount of the tax owed with respect to Tenant’s Personal Property, Tenant shall pay to Landlord Tenant’s share of such taxes within thirty (30) days after Landlord delivers to Tenant a statement in writing setting forth the amount of such taxes applicable to Tenant’s Personal Property.
8.    NOTICES, CONSENTS AND DEEMED APPROVALS.
(a)    Whenever in this Lease a party is requested or required to give its consent or approval, unless specifically provided to the contrary in this Lease, the giving of such consent or approval shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is requested or required.
(b)    Notwithstanding anything in this Lease to the contrary, a party shall not be deemed to have approved or disapproved a matter for failing to respond to a request for approval under this Lease, unless the notice requesting approval contained language notifying such party that its failure to respond within the specified time period set forth in the Lease will result in a deemed approval or disapproval, as applicable, including a reference to the specific paragraph of this Lease providing for such deemed approval or disapproval.
9.    USE OF THE PREMISES.
(a)    Use. Tenant shall use the Premises for Tenant’s Permitted Use only and for no other purpose whatsoever. Tenant will not use or permit to be used any part of the Premises and will not bring into or keep anything in any part of the Premises that (i) violates any of the terms of this Lease; (ii) is prohibited by any Applicable Laws or Permitted Encumbrances (provided that the foregoing shall in no way be construed as an assumption by Tenant of any obligations or liabilities under the Permitted Encumbrances); (iii) is unreasonably dangerous to life, limb or

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property; (iv) invalidates Landlord’s Insurance or increases premiums for Landlord’s Insurance unless Tenant agrees to pay such increased premiums; (v) that adversely affects ventilation in the Tower Building unless the Premises includes 100% of the Tower Building; (vi) cause floor structural loads to be exceeded as such structural loads are set forth on Exhibit “N”, attached hereto and incorporated herein, provided, however, Tenant may cause such structural loads to be exceeded if (A) Tenant has obtained Landlord’s prior written consent to exceed any floor load capacity, and (B) Landlord has made, at Tenant’s request and sole cost and expense, or Tenant, with Landlord’s consent, has made the necessary improvements to the floor(s) to accommodate structural loads in excess of that set forth on Exhibit “N”; (vii) otherwise unreasonably interfere with the Building Systems or other tenants of the Building (Landlord acknowledges that any improvements included in the Tenant plans and specifications that are approved by Landlord shall be deemed in compliance with this Paragraph 9(a) to the extent such improvements are constructed in accordance with such Tenant plans and specifications and are thereafter used and maintained by Tenant in accordance with this Lease); or (viii) creates a nuisance.
(b)    Advertisement; Solicitation. Tenant shall not use any picture or likeness of the Buildings or the Project in any circulars, notices, advertisements or correspondence without Landlord’s prior written consent.
(c)    Energy Credits. Any carbon offset credits, renewable energy credits, tradable renewable credits, energy saving certificates, rebates, incentives, offsets, allowances and similar entitlements, now or hereafter existing received by Landlord and applicable to the Buildings, net of the reasonable costs expended to obtain same, shall be credited against Operating Expenses and Project Energy Cost, as applicable.
10.    ALTERATIONS.
(a)    Prohibition. After completion of the leasehold improvements pursuant to Exhibit “D”, Tenant shall not make any Alterations without the express prior written consent of Landlord. Notwithstanding the foregoing to the contrary, Tenant may make Alterations without the prior written consent of Landlord provided (i) such Alterations do not materially or adversely impact the Building Structure, Building Systems, Common Areas or Service Areas, do not adversely impact the operation of the Buildings, and do not materially or adversely impact the exterior of the Building, (ii) Tenant notifies Landlord in writing of any Alterations affecting Building Systems, Building Structure, Common Areas or Service Areas at least fifteen (15) days prior to undertaking them and, Tenant provides Landlord with a copy of plans and specifications for such Alterations affecting Building Systems, Building Structure, Common Areas or Service Areas, and (iii) such Alterations are in accordance with Applicable Laws, Permitted Encumbrances, adhere to Comparable Building Standards, and are not in violation of this Lease.
(b)    Performance and Completion of the Alterations. Before commencing any Alterations for which Landlord’s approval is required under Paragraph 10(a) in connection with the Alterations, Tenant shall furnish to Landlord for its approval the following: (i) detailed plans and specifications for the proposed Alterations, (ii) names and addresses of each of the contractors and subcontractors performing the work to the extent known at such time, (iii) copies of all permits necessary to commence the improvement work, and (iv) certificates of insurance, in reasonable form, coverage and amount consistent with Comparable Building Standards, from

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all contractors and subcontractors who will perform labor or furnish materials. If the Alterations will involve changes to the Building Structure, Building Systems and/or exterior of the Buildings, then Landlord shall have the right to have an engineer retained by Landlord, at Tenant’s cost and expense, to review any such changes. Tenant shall pay the cost of all Alterations. Tenant shall perform and complete all Alterations in accordance with the approved plans and specifications to the extent approval is required, in a good and workmanlike manner, in compliance with Applicable Laws, Permitted Encumbrances and the rules and regulations for contractors attached hereto as Exhibit “V” (provided that to the extent such rules and regulations are inconsistent with the terms of this Lease, the terms of this Lease shall govern), using only materials consistent with or in excess of Comparable Building Standards. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no Lien for such labor or material shall attach to or affect Landlord’s interest in the Project. Tenant shall permit Landlord to monitor construction operations in connection with any Alterations that affect the Building Structure, Building Systems, Common Areas, Service Areas and/or exterior of the Buildings, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord’s monitoring of construction shall (w) be done solely for the benefit of Landlord, (x) not constitute confirmation by Landlord that the Alterations were in accordance with the requirements of Applicable Laws, Permitted Encumbrances or this Lease, (y) not alter Tenant’s liability and responsibility under this Paragraph 10(b), and (z) shall be at Landlord’s sole cost and expense.
For any Alterations affecting the Building Systems or Building Structure for which Landlord’s approval is required, Tenant shall exercise commercially reasonable efforts to furnish to Landlord a certificate of Tenant’s architect or engineer stating that such Alterations were made in accordance with the plans and specifications and Applicable Laws; provided that failure to do so shall not be a default by Tenant under this Lease.
11.    MECHANICS’ LIENS.
If any Lien is filed against any portion of the Premises respecting material or work claimed to have been furnished to the Premises on Tenant’s behalf and at Tenant’s request (other than the work done pursuant to Paragraph  5(c)), Tenant, at its own cost and expense, shall cause the Lien to be discharged of record or bonded against within thirty (30) days after receiving written notice from Landlord of the filing of the Lien. If Tenant posts a bond, Tenant shall contest the validity of the Lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord. If Tenant fails to cause any such Lien to be discharged of record or bonded against within the thirty (30) day period or shall fail to satisfy the Lien within thirty (30) days after any judgment in favor of the Lien holder from which no further appeal might be taken, then Landlord shall have the right to cause the Lien to be discharged. Tenant shall indemnify, protect, defend and hold harmless Landlord and the Landlord Parties forever against and from all third party Claims regarding any such Lien, which indemnity shall survive the termination of this Lease. If Tenant fails to comply with its obligations in this Paragraph 11, all amounts paid by Landlord to cause any such Lien to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord. Nothing contained in this Paragraph 11 shall constitute Landlord’s consent to subject the Project to a Lien.

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12.    MAINTENANCE AND REPAIR.
(a)    Tenant’s Maintenance. Except for the matters set forth in Paragraph 5, Paragraph 12(b), Paragraph 18, Paragraph 23 and Paragraph 24, and Building Standard Services to be provided by Landlord, Tenant, at its sole cost and expense, shall take good care of, maintain and repair the interior of the Premises (subject to ordinary wear and tear), including, but not limited to the following in the interior of the Premises and below the ceiling: the doors and interior walls of the Premises; special light fixtures; kitchen fixtures; auxiliary HVAC equipment; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; and rugs, carpeting, wall coverings, drapes or blinds within the Premises whether installed by Tenant or by Landlord, and whether or not such items will become Landlord’s property upon the termination of this Lease. Notwithstanding the provisions of this Lease, if repairs required to be made by Tenant become immediately necessary to avoid possible injury to persons or damage to property, and Tenant does not perform such repairs upon such notice to Tenant as may be reasonable under the circumstances, Landlord may, but shall not be obligated to, make repairs to such items at Tenant’s expense, plus an administrative fee of five percent (5%), which shall constitute Other Charges payable by Tenant to Landlord. Within thirty (30) days after Landlord renders a bill for the cost of the repairs, Tenant shall reimburse Landlord. Notwithstanding the foregoing, in no event shall Tenant be obligated to maintain, repair, remove or restore any of the equipment installed by Tenant, as described in the Work Letter, with respect to cellular reception at the Premises or elsewhere in the Project; provided, however, that Landlord hereby grants Tenant an irrevocable, non-exclusive license to access and use the Common Areas, Service Areas, roofs and Parking Facilities for the purposes of installing, operating, maintaining and replacing any such equipment, and hereby consents to the same, provided that (i) Tenant shall give notice to Landlord before making any such access to these areas for such purposes and Landlord shall have the right to supervise any such installation that affect these areas, (ii) if use of the roof is involved, then Exhibit “J”, attached hereto, shall govern and control and, for purposes hereof, such cellular equipment shall be deemed to be “Equipment” and (iii) all such work shall be at Tenant’s sole cost.
(b)    Landlord’s Maintenance. Landlord shall maintain and repair the Building Structure, Building Systems, Service Areas, Parking Facilities and Common Areas of the Project in a condition consistent with Comparable Building Standards. Tenant shall notify Landlord immediately if Tenant becomes aware of any repair to be made by Landlord. To make any repairs or perform any maintenance, Landlord may temporarily block any entrances, doors, corridors, elevators, or other facilities in the Project, the Buildings or in the Premises, and may temporarily block any Common Areas; provided, however, except for Emergency repairs, all repairs that would materially interfere with Tenant’s use and enjoyment of any portion of the Premises shall be made after Normal Business Hours.
Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience that Tenant may incur by reason of any repairs, maintenance, or replacements made by Landlord under this Lease; nor shall Tenant be entitled to any abatement of Rent due to any repairs, maintenance, or replacements made by Landlord under this Lease except as expressly provided in this Lease.

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If any portion of the Project, the Buildings or the Premises is damaged through the fault of Tenant or other Tenant Parties and Landlord is obligated to repair the damage pursuant to this Paragraph 12(b), Landlord shall make such repairs and, subject to Paragraph 18 of this Lease, Tenant shall, on demand, reimburse to Landlord the cost of such repairs together with interest at the Default Rate from the date thirty (30) days after written demand for such costs by Landlord, as Other Charges.
(c)    Landlord’s Right to Enter Premises. Landlord and the Landlord Parties, at any time in the event of an Emergency, and otherwise at reasonable times upon such prior notice as may be reasonable under the circumstances (which in the case of an entry under clauses (ii), (iv) and (v) shall mean a minimum of twenty-four (24) hours), may enter the Premises to (i) take any and all measures, as may be necessary to perform Landlord’s obligations under this Lease; (ii) examine the Premises to verify Tenant’s compliance with its obligations of this Lease; (iii) exercise any rights with respect to the Premises that Landlord may exercise in accordance with this Lease if a Tenant Default exists; (iv) exhibit the Premises to prospective tenants during the last twelve (12) months of the Term; or (v) exhibit the Premises to any prospective purchaser or Lender on the Project. If Tenant elects to have Landlord provide janitorial services under the provisions of Paragraph 14(h), then no notice shall be required with respect to entry by such persons performing the janitorial services. Tenant may have a representative accompany Landlord or Landlord Parties during any such entry, unless such entry is pursuant to an Emergency. Notwithstanding the foregoing, except for Emergency repairs, all repairs or access that would materially interfere with Tenant’s use and enjoyment of any portion of the Premises shall be made after Normal Business Hours. Landlord shall use its reasonable efforts to minimize interference with Tenant’s occupancy of the Premises during any entry under the provisions of clause (i) above, and shall use reasonable efforts not to materially interfere with the operation of Tenant’s business during any other entry. Unless otherwise requested by Tenant in writing, Landlord shall not enter areas designated by Tenant as high security areas (provided Tenant has furnished Landlord with notice of the location of the high security areas) unless (A) Landlord provides forty-eight (48) hours advance notice, or (B) an Emergency situation exists.
13.    COMMON AREAS AND PARKING FACILITIES.
(a)    Grant. Landlord grants to Tenant and the Tenant Parties, a nonexclusive license to use, in common with all others to whom Landlord has granted or may grant a license to use, the Common Areas in the Buildings (provided, if Tenant leases all of the Lab Building or all of the Tower Building, then there shall no longer be any Common Areas within such Building, provided that (i) in no event shall the foregoing increase the amount of the square footage of the Net Rentable Area of the Premises (including, without limitation, for purposes of calculating the Base Rent, Additional Rent or Tenant’s Proportionate Share), and (ii) in no event shall the inclusion of such space within the Premises relieve Landlord of any of its obligations with respect to the repair and maintenance obligations set forth in Paragraph 12(b) of this Lease as to the Building Structure and Building Systems) and the Common Areas servicing the Buildings, subject to the Building Rules and other provisions of this Lease. Landlord may require persons desiring access to the Project and the Premises to comply with reasonable security regulations. Tenant shall not obstruct the Common Areas for any purpose. The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access to the Common Areas by all persons whose presence, in the judgment of Landlord, shall

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be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to Tenant or to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Neither Tenant nor the Tenant Parties shall go upon the roof or into mechanical areas of the Buildings or any portion of the Parking Facilities, Common Areas or Service Areas that Landlord has temporarily prohibited access (which temporary prohibition shall not exceed the time reasonably necessary), without the consent of Landlord; provided, however, that Landlord’s ability to restrict access to the Parking Facilities designated for use by Tenant is subject to subparagraph (b) below.
(b)    Parking.
(i)    Landlord shall provide and make available to Tenant in the Parking Facilities at no charge to Tenant the number of parking spaces set forth in “Parking Spaces” in Paragraph 1(m) above, all of which spaces for the Premises as of the Date of this Lease shall be in the locations depicted on Exhibit “S”, attached hereto and made a part hereof, and for any Refusal Space or Alternate Refusal Space, shall be in the locations described in Paragraph 1(m), and Landlord shall not modify the location or size of any such parking spaces without the prior written consent of Tenant, which may be withheld in Tenant’s sole discretion. Tenant shall be responsible, at Tenant’s sole cost and expense, for identifying parking spaces allocated to Tenant, including properly identifying a portion of the parking spaces allotted to Tenant for visitor and handicap parking. Upon written notice from Landlord, Tenant shall furnish to Landlord, within five (5) days after receipt of such notice, the state automobile license numbers assigned to the automobiles and address information of Tenant and its employees. Landlord shall not be liable for any parked vehicle of Tenant or any Tenant Parties in areas not designated for parking for Tenant and that Landlord tows from the Project. Subject to Landlord’s liability under Paragraph 16, Landlord shall have no liability to Tenant for any claims by any Tenant employees or invitees for damages to property or injury to persons arising from the use of the Parking Facilities by any Tenant Parties. Landlord is responsible for the policing or enforcement of the exclusivity of the Parking Facilities and the parking spaces designated for Tenant and Landlord shall have the right to require that Tenant and the Tenant Parties use no more than the number of parking spaces allotted to Tenant, and shall require the same of any other tenants of the Project. For such purposes, Landlord may implement a program providing for vehicle identification (e.g., decals) for all vehicles parking in the Parking Facilities other than vehicles of Tenant’s invitees parking in Tenant’s allocated parking spaces which are designated for visitor parking. If Landlord desires to install access control devices in any portion of the Parking Facilities that will affect Tenant’s use of the Parking Facilities, then Landlord must obtain the prior consent of Tenant and Landlord shall issue to Tenant key cards, not in excess of the number of parking spaces allotted to Tenant under this Lease, at no charge to Tenant. Notwithstanding the foregoing, if Landlord installs any such access control devices, Landlord shall coordinate with Tenant, at no cost to Tenant, and cause the key cards issued for access to the Premises as provided under Paragraph 37 (at the time such access control devices are installed in any portion of the Parking Facilities) to function also for access to the Parking Facilities. If any of the key cards issued to Tenant are lost or if Tenant requires additional key cards for any additional parking spaces leased by Tenant

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in excess of those to which Tenant is entitled under this Lease, Landlord shall charge Tenant the sum of Fifteen Dollars ($15.00) for each replacement or additional card issued.
(ii)    Tenants shall have access to the Parking Facilities (and its parking spaces) on a twenty-four (24) hour, in and out, basis. Use of the Parking Facilities shall be subject to such reasonable rules and regulations as may be established from time to time by Landlord; however, in no event may any such rules and regulations or any changes thereto increase Tenant’s obligations or liabilities, or decrease Tenant’s express rights under this Lease. Landlord agrees, as may be reasonable, to enforce such rules and regulations consistently as to all tenants of the Buildings. The following rules and regulations are in effect until written notice is given to Tenant of any reasonable change:

(A)

•	Cars must be parked entirely within the painted stall lines.
All directional signs and arrows must be observed.

•	The speed limit shall be five (5) miles per hour.

•
Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord, or Landlord’s agents, including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not designated hereunder for Tenant.

•	Every individual is required to park and lock his or her own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the individual.

•	Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-sized cars shall be parked in parking spaces limited to compact cars.
(iii)    The following shall apply regarding availability of parking spaces designated for use by Tenant (“Tenant Parking Spaces”):
(A)    Landlord may temporarily close (x) up to twenty (20) Tenant Parking Spaces on any given day for repairs, and (y) up to twenty-five percent (25%) of Tenant’s Parking Spaces on Saturday and/or Sunday for repairs. Landlord will use reasonable efforts to cause repairs on the Tenant Parking Spaces to be made during periods (1) other than Normal Business Hours, Monday through Friday, or (2) at any time on the weekends. Landlord will provide Tenant with seven (7) days prior written notice of any such closure, except in the event of an emergency in which event Landlord shall provide only such notice as is reasonable under the circumstances.
(B)    Landlord may temporarily close more than twenty (20) Tenant Parking Spaces on any given day to perform power washing and/or painting or

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restriping; provided that Landlord may do so only once per calendar year for power washing and once per calendar year for painting or restriping. Landlord will cause such work to be performed during periods (1) other than Normal Business Hours, Monday through Friday, or (2) at any time on the weekends. For the avoidance of doubt, in no event may Landlord close Tenant Parking Spaces pursuant to this clause (B) for more than one day in a calendar year for power washing and one day in a calendar year for painting or restriping. Landlord will provide Tenant with seven (7) days prior written notice of any such closure.
(C)    If at any time any Tenant Parking Spaces are unavailable for use by Tenant (except as provided in clauses (iii)(A) and (B) above and subject to Clause (iii)(E) below), then (i) beginning on the thirty-first (31st) day and, thereafter, for each day any Tenant Parking Spaces are unavailable, Tenant shall receive a credit against Rent for each Tenant Parking Space not so available on each day a sum equal to (x) the aggregate amount of the Base Rent due for the month in which such spaces are unavailable, divided by (y) the number of Tenant’s Parking Spaces then leased by Tenant, divided by (z) thirty (30).
(D)    If at any time more than two and one-half percent (2½%), but less than five percent (5%), of the Tenant Parking Spaces are unavailable for use by Tenant on any day during the Term (except as provided in clauses (iii)(A)(y) and (iii)(B) above and subject to clause (iii)(E) below), then for each day until use of the Tenant Parking Spaces is restored, Tenant shall receive a credit against Rent for each day a sum equal to (x) ten percent (10%), multiplied by (y) the aggregate of the Base Rent due for the month in which such spaces are unavailable, divided by (z) thirty (30). If at any time more than five percent (5%) of the Tenant Parking Spaces are unavailable for use by Tenant on any day during the Term (except as provided in clauses (iii)(A)(y) and (iii)(B) above and subject to clause (iii)(E) below), then for each day until use of the Tenant Parking Spaces is restored, Tenant shall receive a credit against Rent for each Tenant Parking Space not so available on each day a sum equal to (x) the aggregate of the Base Rent due for the month in which such spaces are unavailable, divided by (y) thirty (30).
(E)    If at any time more than twenty (20) Tenant Parking Spaces are unavailable for any reason (except as provided in clauses (iii) (A)(y) and (iii)(B) above), Landlord shall, commencing on the first day such spaces are taken, provide alternate on-site parking spaces (proportionately in accordance with relative Net Rentable Area of the Premises against those of other tenants being provided alternative on-site parking, if applicable); provided that if there are insufficient on-site parking spaces, any excess parking provided off-site must be located within a four (4) mile radius of the Project and Landlord is obligated to provide reasonable shuttle service to and from the Project. All such alternative parking and shuttle services shall be provided at no cost to Tenant. In the event alternate parking is provided pursuant to this Paragraph 13(b)(iii)(E), the following provisions shall apply (and in the event the following provisions are not complied with Tenant shall be entitled to the remedies set forth in clauses (iii)(C) and (D) above):

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(1)    For any on-site alternate parking provided by Landlord (x) such on-site alternate parking shall be of a similar or better type (i.e., covered parking spaces are replaced with alternate covered parking spaces or uncovered parking spaces are replaced with uncovered or covered parking spaces), (y) Tenant’s Parking Spaces shall be returned to Tenant within one hundred eighty (180) days, provided that such one hundred eighty (180) day period may be extended without penalty so long as the reason such spaces are not returned is beyond the control of Landlord (other than in connection with a casualty or Taking) and Landlord is working diligently to return Tenant’s Parking Spaces to Tenant, and (z) in all events Landlord shall use reasonable and diligent efforts to minimize the length of such parking displacement and Landlord, at Landlord’s sole cost, shall identify that such alternate parking spaces are designated for Tenant’s use if reasonably warranted under the circumstances and shall reasonably cooperate in communicating to Tenant, and all other tenants of the Project, the location of such alternate parking spaces.

(2)    For any off-site alternate parking provided by Landlord (x) Tenant’s Parking Spaces shall be returned to Tenant within forty-five (45) days, (y) Landlord shall not relocate Tenant to any off-site parking more than twice in any calendar year, and (z) in all events Landlord shall use reasonable and diligent efforts to minimize the length of such parking displacement and Landlord, at Landlord’s sole cost, shall identify that such alternate parking spaces are designated for Tenant’s use if reasonably warranted under the circumstances and shall notify Tenant (in writing at least ten (10) days in advance, other than in the event of an emergency in which event Landlord shall provide only such notice as is reasonable under the circumstances) of the location of such alternative parking and method of access.

(3)    If the Tenant Parking Spaces are unavailable for reasons beyond the control of Landlord (other than in connection with a casualty or Taking, for which the provisions of Paragraphs 23 or 24, as applicable, shall control) and Landlord fully complies with the provisions of this subparagraph (E) in providing substitute spaces, the abatement remedies in subparagraphs (C) and (D) above shall not apply to the days the substitute parking spaces are provided for the unavailable Tenant Parking Spaces in full compliance with this subparagraph (E). For the avoidance of doubt, in no event is “overselling” of parking spaces in the Project to tenants and/or other parties outside the control of Landlord.
(F)    If at any time Tenant believes circumstances have occurred which, if such circumstances were to continue, would result in a partial abatement of Base Rent under this clause (iii), Tenant shall give written notice alerting Landlord as to such circumstances as promptly as reasonably practicable after each such occurrence and, in

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any event, prior to the time that such occurrence would result in a partial abatement of Base Rent under this clause (iii). If at any time circumstances have occurred which result in a partial abatement of Base Rent under this clause (iii), Tenant shall give written notice to Landlord as to such circumstances (which notice shall include Tenant’s calculation of the resulting abatement of Base Rent under this clause (iii)) within five (5) days after the date of each such occurrence, or such occurrence shall be deemed waived.

(iv)    Tenant, at Tenant’s sole cost and expense, may install one or more “charging stations” in the Parking Facilities for use by Tenant and Tenant Parties, subject to approval of the location(s) and method of installation being approved by Landlord.
(v)    Tenant may designate, in its sole discretion, specific parking spaces, within Tenant’s allocation of parking spaces as set forth in Exhibit “S”, for use by a particular individual and may install signage, in keeping with signage of Comparable Building Standards, on such spaces identifying the individual user of any such space by name, title or other category as Tenant so chooses. Notwithstanding anything to the contrary, Tenant shall be solely responsible for policing and enforcement if the wrong individuals park in such designated spaces without the consent of Tenant; provided that the foregoing shall not release Landlord from its obligation to police and enforce the exclusive use of the Tenant Parking Spaces for Tenant Parties only.
(vi)    Landlord agrees that it will enforce the exclusive use of the Tenant Parking Spaces, and its enforcement shall include, without limitation, the towing and/or installing of a wheel clamp or “boot” on any non-Tenant Party car parked in the Tenant Parking Spaces. If Landlord does not promptly, following Tenant’s request, have such car towed or booted, Tenant may, at its sole option, cause the same to be done and Landlord shall (within ten (10) days after Tenant’s written demand therefor) reimburse Tenant for any reasonable costs incurred by Tenant in connection therewith. Nothing contained herein shall prohibit Landlord from seeking reimbursement of any costs reimbursed to Tenant from a party whose vehicle was towed or booted.
(vi)    Tenant shall not erect any directional signage in the Parking Facilities without the prior written approval of Landlord.
(vii)    If any Tenant Parking Spaces are unavailable by reason of a Casualty or Taking, then the provisions of Paragraphs 23 and 24 shall apply.
(c)    Right to Change Common Areas.
(i)    Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its good business judgment, shall determine to be advisable subject to the terms of this Lease. Landlord may make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in its size and configuration, subject to the terms of this Lease including, without limitation, subparagraph (ii) below, Paragraphs 2(l), 2(iii) and 60.
(ii)    Without limiting the other terms of this Lease, for as long as the Premises

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is comprised of a minimum of 200,000 square feet of Net Rentable Area in a Building, Landlord shall not, without the prior written consent of Tenant: (A) make any material permanent alterations or modifications to the Public Areas, the Building Structure or Building Systems of such Building, (B) install, or make, any material alterations or modifications (permanent or temporary) to the paintings, sculptures and other fine art in the Public Areas of such Building or in the external Common Areas of the Project or the Parking Facilities, (C) make any material alterations or modifications permanent or temporary) to the location of the seating areas or furniture in the seating areas in the Public Areas of such Building, (D) install or permit signs or graphics in the Public Areas of such Building or in the external Common Areas of the Project or the Parking Facilities, (E) modify or allow to be non-operational the water feature depicted on Exhibit “T”, attached hereto, or block all or any portion of the view of such water feature from the Premises, except as otherwise expressly permitted in Paragraph 3 of this Lease, (F) alter or modify means of access to and from the Building and the portion of the Parking Facilities adjacent to the Building and from the Building and the remainder of the Project, or (G) cause any of the windows located in the Building to be blocked. Notwithstanding the foregoing, Landlord shall have the right, without the consent of Tenant, to: (a) install seasonal decorations and landscaping in the Public Areas of the Tower Building so long as such seasonal decorations and decorations are consistent with Comparable Building Standards, (b) make any installations or permanent or temporary alterations to the Public Areas to the extent necessary to comply with Applicable Laws (however, if Tenant leases more than 200,000 square feet of Net Rentable Area in such Building, Landlord must consult with Tenant to determine the means of complying with such Applicable Laws), (c) install signs and graphics in the Public Areas, (1) to the extent required by Applicable Laws (however, if Tenant leases more than 200,000 square feet of Net Rentable Area in such Building, Landlord must consult with Tenant to determine the means of complying with such Applicable Laws), and/or (2) to the extent such signs or graphics are directional signs or temporary signs announcing events which are consistent with Comparable Building Standards, (d) install automated teller machines, and (e) make changes to the information contained in the Building directories. All alterations or modifications to the Public Areas shall be consistent with Comparable Building Standards. If Tenant’s consent is required under this Paragraph 13(c)(ii), Tenant’s consent shall be deemed given unless Tenant objects to any submission by Landlord within ten (10) Business Days after delivery of the submission to Tenant.
As used herein, “Public Areas” shall mean the following areas: (i) the ground floor lobby in the Building; (ii) the elevators serving the Building, the external Common Areas of the Project or the Parking Facilities; and (iii) the loading dock serving the Building.
14.    BUILDING SERVICES.
(a)    Building Standard Services. The services described in Paragraph 14(a)(i) through (xii), below, shall be available to the Premises twenty-four (24) hours a day every day of each year throughout the Term (subject to (1) temporary cessation or curtailment for ordinary repairs and maintenance (subject to the limitations below) and during times when life safety systems override normal building operating systems, (2) requirements of Applicable Laws, and (3) the

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additional limitations (including, without limitation, the time limitations) set forth in Paragraph 14(a)(i) through (xii), below) (“Building Standard Services”). Except to the extent due to any Emergency or as the result of events outside of Landlord’s reasonable control, Landlord agrees to perform repairs and maintenance which require interruption or curtailment of any Building Standard Service on weekdays during hours other than Normal Business Hours, or on Saturdays, Sundays and Holidays and Landlord agrees to give Tenant at least two (2) Business Days’ prior written notice of its intention to voluntarily interrupt or curtail any Building Standard Service.
(i)    Hot (i.e., thermostat set in the range of 105° to 110° Fahrenheit for comfort and energy conservation purposes but with the capability to produce hot water for specified purposes at 135° Fahrenheit if requested by Tenant in the restrooms for general use only) and cold domestic water in restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with Comparable Building Standards, and Tenant shall have the right to tap into such cold domestic water supply for uses permitted under this Lease in accordance with and subject to the applicable requirements of this Lease.
(ii)    Intentionally deleted.
(iii)    Provided that the TI Work installed by Tenant is installed in substantial accordance with the Final CDs (as defined in Exhibit “D”) as such Final CDs may be revised in accordance with Exhibit “D”, central heat and air conditioning in season during Normal Business Hours, with equipment designed, constructed, installed and maintained (provided that the TI Work installed by Tenant is installed in substantial accordance with the Final CDs as approved by Landlord pursuant to Exhibit “D” hereof, as such Final CDs may be amended in accordance with Exhibit “D” hereof) so that the following indoor conditions at the given outdoor conditions will be maintained throughout the Premises and otherwise consistent with Comparable Building Standards:
Summer

Outdoor	Indoor (maximum)

93º F dry bulb	75º F dry bulb

75º F wet bulb	62º F to 65º F wet bulb (Maximum 55% relative humidity)
Winter

Outdoor	Indoor (minimum)

18º F dry bulb	72º F dry bulb
Outdoor air shall be introduced at a minimum rate of 0.14 cfm per square foot of usable area. The foregoing computations of air conditioning loads shall be based on sustained peak loading conditions of five (5) people per one thousand (1,000) square feet of usable area and a combined lighting and power load of 5.0 watts per square foot of usable area (3.5 watts per square foot of usable area for power and 1.5 watts per square foot of usable area for lighting at 70% space). The system shall be capable of performing with a maximum of a 1 1/2 degree F range of variation throughout each zone, with proper Tenant engineering.

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(ix)    Electric lighting service for all Common Areas and Service Areas of the Building and for the Parking Facilities and janitorial services to the Premises, the Common Areas, Service Areas and Parking Facilities consistent with Comparable Building Standards (subject to Paragraph 14(h) below).
(v)    Security services for the Project shall be provided in accordance with the provisions of Exhibit “O”, attached hereto, consistent with Comparable Building Standards. Landlord agrees to periodically consult with Tenant regarding security for the Project and to consider in good faith any plan submitted by Tenant to modify the security for the Project. Landlord shall not, however, have any obligation hereunder to undertake any further security measures. Tenant shall have the right in accordance with Paragraphs 14(h)(ii) and 60(f) below, at Tenant’s sole cost and expense, to install and operate such additional access control systems as it shall determine for the purpose of limiting access to or within the Premises provided such systems are located solely within the Premises and comply with Applicable Laws.
(vi)    Sufficient (as hereafter described below) uninterrupted and dedicated electrical capacity transformed to a panel box located in the core of each floor of the Premises to operate (1) lights, office equipment, photocopying machines, stand alone network computers, servers, word processing equipment, personal computers, telecommunications and other machines of similar low voltage electrical consumption (120/208 volts), provided that the total rated electrical code calculated connected load at one hundred percent (100%) capacity for said lighting and machines of low electrical voltage on each such floor shall not exceed as to each floor comprising the Premises, six (6) watts per square foot of usable area, and (2) fluorescent lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical code calculated connected load at one hundred percent (100%) capacity for said lighting and equipment of high electrical voltage shall not exceed three (3) watts per square foot of usable area for the Premises (each such rated electrical code calculated connected load to be hereinafter referred to as the “Building Standard Rated Electrical Connected Load”).
Notwithstanding the foregoing, high electrical voltage panel boxes are, as of the Date of this Lease, installed on (x) each floor of the Lab Building and (y) only in the basement and the third (3rd) and fifth (5th) floors of the Tower Building. In the event that Tenant leases space within the Tower Building, to satisfy Landlord’s obligations in the immediately preceding paragraph with respect to floors in the Tower Building without high voltage panel boxes available to Tenant on such floor, Tenant shall be permitted, at Tenant’s sole election and cost, to do either or both of the following subject to obtaining the prior written approval of Landlord and subject to Landlord’s supervision: (1) draw high voltage electricity from the panel box located in the basement and run high voltage lines through the electrical riser shaft of the Tower Building to the space leased by Tenant, or (2) install a high voltage panel box in the electrical riser room on any floor in the Tower Building which becomes part of the Premises and does not already have such a panel box installed.

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Should Tenant's total rated electrical code calculated connected load at one hundred percent (100%) capacity exceed the Building Standard Rated Electrical Connected Load (the “Excess Electrical Requirements”) for either low or high voltage electrical consumption, then additional electrical equipment including panel boards and/or transformers (the “Additional Electrical Equipment”) may be added by Tenant, at Tenant's expense, to provide the Excess Electrical Requirements, provided that, with respect to any Additional Electrical Equipment installed in the Tower Building, such Additional Electrical Equipment does not prevent Landlord from furnishing Building Standard Rated Electrical Connected Load to the remainder of the Tower Building. If Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building Standard circuits but is within the allowable Building Standard Rated Electrical Connected Load, Tenant may, subject to Landlord’s review and confirmation of Tenant’s drawings and calculations install supplemental high voltage panels and/or additional low voltage panels with associated transformers (the “Supplemental Electrical Equipment”); provided that if any such Supplemental Electrical Equipment will be installed in the Tower Building, such Supplemental Electrical Equipment may not be installed if it will prevent Landlord from furnishing Building Standard Rated Electrical Connected Load to the remainder of the Tower Building.
The design and installation of the Additional Electrical Equipment and/or the Supplemental Electrical Equipment together with any meter or meters required by Tenant and the confirmation that any Additional Electrical Equipment and/or Supplemental Electrical Equipment won’t prevent the allocation of Building Standard Rated Electrical Connected Load for the remainder of the Tower Building (as set forth above) shall be subject to the prior approval of Landlord. Landlord may either (but not both): (a) internally and/or through an affiliate of Landlord review the design and installation of any additional electrical equipment (or any related meter) required by Tenant and charge Tenant the reasonable expenses customarily incurred by Landlord and billed to other tenants, or (b) obtain a third party to review the design and installation of such additional electric equipment (or any related meter) on behalf of Landlord and charge Tenant for all reasonable third party expenses incurred by Landlord in connection with such review and approval by such third party.
(vii)    All Building Standard fluorescent bulb and ballast replacement thereof in all areas and all incandescent bulb replacement in Common Areas and Parking Facilities, and, at Tenant's sole cost and expense, such other areas of the Premises designated by Tenant.
(viii)    (a) All passenger elevator cabs to the portion of the Premises served by such elevator cabs twenty-four (24) hours a day throughout the Term, and (b) one (1) service elevator cab to the Premises during Normal Business Hours and during times other than Normal Business Hours service elevator cabs shall be made available to Tenant at such times as Tenant reasonably arranges from time to time with Landlord, provided such reservation system is substantially the same for all tenants of the Project; provided further that if Tenant is the sole occupant of a Building no such reservation system shall be required for the service elevator and the same shall be available to Tenant

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twenty-four (24) hours a day throughout the Term (and to Landlord for access by Landlord and Landlord’s representatives to perform its other obligations under the Lease or otherwise perform tasks commensurate with its ownership of the Project, provided that Landlord shall observe security measures in place by Tenant, e.g., registering access cards for Landlord’s property management staff). Notwithstanding the foregoing, Landlord may remove elevators in the Lab Building from service from time to time to conduct ordinary repair and maintenance to the elevators, provided Landlord shall continue to provide at all times a minimum of (x) two (2) elevators located in the Parking Facilities and exclusively serving the entire Lab Building and the Parking Facilities, (y) one (1) elevator located in the Parking Facilities that serves only the first floor of the Lab Building, and (z) one of the two (2) interior elevators serving each of the north and south wings of the Lab Building. Landlord may remove elevators from service one (1) time during the Initial Term to modernize the Tower Building elevators in accordance with Exhibit “M-1” and from time to time to perform ordinary repair and maintenance to the elevators in the Tower Building, provided Landlord shall continue to provide at all times a minimum of two (2) elevators in each “bank” of elevators so that there is elevator service to all floors in the Tower Building at all times. Landlord shall cause the elevators serving the Premises to be maintained and operated, at a minimum, in accordance with the operating specifications contained in Exhibit “M-1”, throughout the Term.
(ix)    Maintenance of the Project in accordance with Paragraph 12(b). Additionally, Landlord shall provide to the Common Areas and Parking Facilities each of the Building Standard Services described in clauses (i) through (viii) above, as adjusted to conform to the nature of the space, at the times and to the extent necessary to comply with Comparable Building Standards.
(x)    Should the City of Richardson no longer provide shuttle service for employees of Tenant at the Project to and from the Project to the Dallas Area Rapid Transit rail station located nearest to the Project, Landlord shall provide comparable shuttle service meeting the minimum requirements set forth on Exhibit “Z”, provided that the costs of operating such service shall be allocated to Tenant and those other tenants utilizing the service on a pro rata basis (based on the Net Rentable Area of Tenant over the Net Rentable Area of all tenants, including Tenant, utilizing the service).
(xi)    Intentionally deleted.
(xii)    Access to the Premises twenty-four (24) hours a day, seven (7) days a week, except in the event of an Emergency. Non-exclusive access to all loading docks on a first come, first served basis at all times subject to reasonable access regulations and reservations system as may be adopted by Landlord from time to time, provided that such regulations and reservations system shall be substantially the same for all tenants of the Project and are consistent with Comparable Building Standards.
(b)    Excess Usage of Services; Payment of Energy Costs.
(i)    Subject to the provisions of Paragraph 14(a)(vi), above, if Tenant uses electrical services in excess of Building Standard Rated Electrical Connected Load,

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then Landlord may notify Tenant of Landlord’s intent to determine the amount of such additional consumption and potential consumption. Tenant, in its sole discretion, may require that such determination be made by either: (A) a survey of Tenant’s potential excess usage of electricity performed by a reputable consultant selected by Landlord and paid for by Tenant; or (B) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall pay to Landlord separately, as Other Charges, the cost of any excess use of electrical services.
(ii)    After the first twenty (20) hours of after-hours HVAC service to the Premises in a calendar month, Tenant shall pay for such service at the rate of $40.00 per hour, per wing, per floor in the Lab Building and per floor in the Tower Building, for the first five (5) years of the Term. Commencing with the sixth (6th) year of the Term, Landlord may increase the charge from time to time solely for increases (and only to the extent of incremental increases in Landlord’s Actual Cost over Landlord’s Actual Costs as of the Date of this Lease) for providing such service, as reasonably determined from time to time by Landlord and confirmed in writing to Tenant. “Actual Cost” shall mean an amount equal to the actual third party out-of-pocket incremental extra costs to Landlord to provide such after-hour air-conditioning (or other additional services or utilities) without mark-up or profit, overhead, depreciation, or administrative costs. If Tenant desires to utilize after-hours HVAC service, Tenant shall notify Landlord before 3:00 p.m. on the Business Day on which the service is required (and before 3:00 p.m. on Friday for any after-hours HVAC service on the weekends) specifying the day, period, floors, and wings, as applicable, for which such service is required. In the event that more than one tenant, including Tenant, shall require after-hours HVAC service in a Building at the same time (or at overlapping times), the cost thereof, as calculated herein, shall be equitably apportioned among such tenants.
(c)    Interruption of Services. If any one or more of the Building Standard Services are interrupted or diminished (“Service Interruption”), such Service Interruption shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Rent, and shall not relieve Tenant from its obligation to pay Rent and to perform its other obligations under this Lease, except as provided below in Paragraphs 14(d), (e) and (f) of this Lease. In the event of a Service Interruption, Landlord shall use commercially reasonable efforts to restore service as quickly as possible. Except in the event of an Emergency, Landlord shall not voluntarily effect or continue any stoppage or material reduction of: (i) electricity, domestic water, or chilled water other than on weekends outside of Normal Business Hours; or (ii) any other service (including cleaning) during Normal Business Hours.
(d)    Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, if any Essential Services are interrupted or diminished (i) as a result of an event occurring with respect to improvements outside the Project (e.g., failure of a utility company transformer not located at the Project) and beyond the control of Landlord (specifically excluding those events that may be prevented by Landlord’s timely payment of fees and/or the execution of any document) for a period longer than five (5) consecutive Business Days, Tenant shall be entitled to an abatement of Rent for the portion of the Premises which becomes Untenantable as a result of such interruption or diminishment for each day from and after such fifth (5th) consecutive Business Day until such Essential Services are restored and such space is no longer

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Untenantable, or (ii) for any other reason for a period longer than two (2) consecutive Business Days, Tenant shall be entitled to an abatement of Rent for the portion of the Premises which becomes Untenantable as a result of such interruption or diminishment for each day from and after such second (2nd) consecutive Business Day until such Essential Services are restored and such space is no longer Untenantable.
As used herein, “Untenantable” shall mean a condition whereby Tenant is not reasonably able to use all or a portion of the Premises for the conduct of its business, notwithstanding the fact Tenant may still be in occupancy of the Premises.
(e)    Termination Right. Notwithstanding anything to the contrary contained in this Lease, if the interruption or diminishment in Essential Services renders more than ten percent (10%) of the Premises Untenantable, and is not cured within ninety (90) days after Landlord’s receipt of Tenant’s written notice of such occurrence, then Tenant, at its option, prior to the restoration of any such service, by the delivery of written notice to Landlord, may terminate this Lease (in its entirety or only as to the portion of the Premises affected, at Tenant’s election) and the parties hereto shall be relieved of all liabilities and obligations hereunder with respect to the Premises so terminated (other than those which expressly survive termination) as of the date of Tenant’s written notice of termination.
(f)    Landlord Default. Subject to subparagraph (g) below, in addition to the remedies provided in Paragraphs 14(c), (d) and (e), Tenant shall be entitled to pursue the remedies available to Tenant under Paragraph 25(e) below for any failure by Landlord to provide Building Standard Services to the extent such failure is caused by a breach of Landlord’s obligations under Paragraph 14(a) that (y) is not an Outside Cause, or (z) is from an Outside Cause but Landlord is not exercising diligent and continuous efforts to promptly restore such Building Standard Service. As used herein, “Outside Cause” shall mean (1) a curtailment of services imposed by Applicable Laws; or (2) any other cause outside of Landlord’s reasonable control.
(g)    Casualty and Condemnation. Notwithstanding anything to the contrary contained in this Lease, if the failure by Landlord to provide any Building Standard Services occurs as a result of or in connection with a fire or other casualty to all or any portion of the Building or a Taking or condemnation of all or any portion of the Project for a public purpose (or a conveyance in lieu thereof), the foregoing rental abatement, termination and other rights shall not be available to Tenant, and Landlord's and Tenant's rights and obligations with respect thereto shall be governed by the provisions of Paragraph 24 in the case of a Taking or condemnation (or a conveyance in lieu thereof) or Paragraph 23 in the case of a fire or other casualty.
(h)    Tenant Provided Services. Subject to the provisions below, Tenant shall be solely responsible to provide the following services to the Premises, at Tenant’s sole cost and expense:
(i)    janitorial service a minimum of five (5) days a week and otherwise as necessary to maintain the Premises in clean condition (any third party janitorial service provider must (i) comply with Landlord’s rules and regulations for contractors set forth on Exhibit “V”, attached hereto (provided that to the extent such requirements are inconsistent with the terms of this Lease, the terms of this Lease shall govern), and (ii) comply with Landlord’s reasonable procedures for waste disposal in the Project,

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including placing waste in proper disposal containers maintained at the Project); and
(ii)    security services or systems desired by Tenant in the Premises as set forth in Paragraph 60(f) below.
Notwithstanding anything to the contrary contained in this Lease, Operating Expenses charged to Tenant shall not include the cost of janitorial services or security services, except Landlord may allocate to Operating Expenses a reasonable amount for such services solely to the extent provided for the Common Areas, the Parking Facilities, and Service Areas in the Project (but not to any leased or leasable space) pursuant to the provisions of Exhibit “A-3”. Notwithstanding the foregoing, (x) upon ninety (90) days’ prior written notice at any point during the Term, Tenant may elect to have Landlord provide the services listed in clause (i) above to the entire Premises (in accordance with Comparable Building Standards) in which event the cost of providing the same shall be included as part of the Operating Expenses, provided that if Tenant elects to have the services listed in clause (i) above provided only to the portion of the Premises in either the Lab Building or the Tower Building, then such cost may only be included within the Operating Expenses for the Lab Building or Tower Building, as applicable, and Tenant shall only be responsible for Tenant’s Proportionate Share (Lab Building) or Proportionate Share (Tower Building), as applicable, of such costs, and (x) at any time prior to October 1 of any calendar year thereafter Tenant may give notice to Landlord electing to terminate said services listed in clause (i) above and being provided by Landlord, in which event Landlord shall not provide such services and Operating Expenses shall again not include janitorial costs as provided in the previous sentence (provided, Tenant may not make the foregoing election more often than once every three (3) years; thus, for example, if Tenant elected to have Landlord perform janitorial service by giving notice before October 1, 2018 [for calendar year 2019 and thereafter], then Tenant could not elect to change back and perform the service itself prior to October 1, 2021 [for calendar year 2022]).
(i)    Notwithstanding anything to the contrary set forth herein, Tenant shall have the right, in Tenant’s sole discretion and at Tenant’s cost and expense (which Tenant may pay from the Tenant Improvement Allowance, as defined in Exhibit “D”), to install supplemental HVAC equipment (the “Separate HVAC Equipment”) to serve the Lab Building, which Separate HVAC Equipment will be in addition to the base Building air systems and shall not relieve Landlord of its obligations to deliver the Building Standard Services as set forth above. Tenant may determine the location of such Separate HVAC Equipment in its sole and absolute discretion; provided that if Tenant locates any such Separate HVAC Equipment outside the Premises on the roof of the Lab Building, Tenant shall do so in accordance with the provisions set forth in Exhibit “J” and such Separate HVAC Equipment will be deemed “Equipment” thereunder; and provided, further, if any portion of the installation of such Separate HVAC Equipment that will not be located on the roof, Tenant will nonetheless provide plans and specifications in advance of the work and, if such will materially or adversely affect the Building Structure or other Building Systems, then Tenant shall obtain the prior approval of Landlord. Tenant shall reimburse Landlord, within thirty (30) days after presentation to Tenant by Landlord of invoices therefor, for all reasonable out-of-pocket costs which Landlord pays to third party consultants or contractors (such as, but not limited to, telecommunications, structural and roofing consultants, engineers and contractors) in connection with the approval and supervision of Tenant’s installation, servicing and repair of the Separate HVAC Equipment as it affects the

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Building Structure, including the roof, and Building Systems. Landlord will make available to Tenant, for use in the Separate HVAC Equipment, up to Tenant’s pro rata share (based on relative rentable square feet of the Premises in relation to the Project) of chilled water made available to the Project for use in the Separate HVAC Equipment. Provided Tenant does not remove the chilled water loop running through portions of Phase II Premises, Tenant may (at Tenant’s cost) use and connect to the chilled water running through such loop in the operation of the Separate HVAC Equipment. Tenant, at Tenant’s cost (which Tenant may pay from the Tenant Improvement Allowance), shall install a meter to measure the chilled water used by Tenant, utilizing a BTU meter to measure ton hours. Tenant shall reimburse Landlord monthly for the cost of the metered amount of chilled water used at a rate reasonably agreed upon by Landlord and Tenant, and in the event Landlord and Tenant cannot agree upon such rate, the rate will be determined through arbitration pursuant to Paragraph 59 below. Tenant shall be responsible for the costs of all electricity supplied to the Separate HVAC Equipment, which electricity shall be separately metered or sub-metered at Tenant’s sole cost.
15.    ESTOPPEL CERTIFICATES.
Within ten (10) Business Days after written request by the Asking Party, the Answering Party shall execute and deliver to the Asking Party or to any third party with whom the Asking Party is dealing, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit “F” and incorporated herein by reference. The Answering Party may make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate. Notwithstanding the foregoing, neither Landlord nor Tenant may request the other to execute and deliver an estoppel certificate more than twice in any calendar year.
16.    INDEMNIFICATION.
(a)    Tenant’s Indemnity. Except as otherwise expressly provided in this Lease to the contrary, Landlord shall not be liable to Tenant or to Tenant Parties for any damage to person or property caused by any act, omission or neglect of Tenant or of Tenant Parties and Tenant agrees to indemnify, defend and hold Landlord harmless from all such Claims.
(b)    Landlord’s Indemnity. Except as otherwise expressly provided in this Lease to the contrary, Tenant shall not be liable to Landlord or to Landlord Parties for any damage to person or property caused by any act, omission or neglect of Landlord or the Landlord Parties, and Landlord agrees to indemnify, defend and hold Tenant harmless from all such Claims. Additionally, notwithstanding anything to the contrary contained in this Lease, Landlord shall indemnify, defend and hold Tenant harmless from all Claims asserted against Tenant with respect to any of the Permitted Encumbrances, except only to the extent that any such Claim results from an affirmative action taken by Tenant in violation of such Permitted Encumbrance.
(c)    Duty to Defend. With respect to any indemnity contained in this Lease, the indemnitee shall give written notice to the indemnitor of a Claim subject to indemnification. The indemnitor shall assume the defense of such Claim and select legal counsel who shall be reasonably acceptable to the indemnitee. The indemnitee shall have the right to participate in its defense of the Claim at its own cost and expense. The indemnitor shall not settle any Claim without the consent of the indemnitee. If the indemnitor, within ten (10) days after the initial

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notice from the indemnitee, does not acknowledge in writing that the indemnitor is assuming defense of the Claim and designate counsel who will be handling the matter, the indemnitee may retain counsel and assume defense of the Claim at the cost and expense of the indemnitor, including all reasonable attorney’s fees and other professional fees incurred by the indemnitee, and the indemnitor shall be responsible for payment of any resulting judgment or settlement. ALL INDEMNITIES AND OBLIGATIONS TO DEFEND CONTAINED IN PARAGRAPH 16 WILL BE SUBJECT TO THE PROVISIONS OF PARAGRAPH 18.
The provisions of this Paragraph 16 shall survive the termination of this Lease.
17.    INSURANCE.
(a)    Tenant’s Insurance. Tenant, at its sole cost and expense, shall procure and maintain the following types of insurance:
(i)    Commercial General Liability insurance on an occurrence form covering Bodily Injury and Property Damage for events occurring in, upon or about the Premises, with minimum limits of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) General Aggregate per location, per year;
(ii)    Commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than Three Million Dollars ($3,000,000.00) combined single limit for each accident, insuring Tenant;
(iii)    “Special form” property insurance on Tenant’s Personal Property for its full insurable value on a replacement cost basis; and
(iv)    Workers’ Compensation or similar insurance, if and to the extent and in form and amounts required by Applicable Laws.
Tenant shall name Landlord, Lender and Landlord’s property manager as an additional insured on each of its liability insurance policies and may meet the liability requirements through an umbrella or excess insurance policy. Tenant’s liability insurance shall be primary with respect to the Premises. Tenant’s Insurance shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least “A” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord customary insurance certificates evidencing such paid-up insurance and if requested by Landlord copies of such policies. Tenant’s Insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Lender at least thirty (30) days prior written notice of such cancellation, termination or modification.
(b)    Landlord’s Insurance. Landlord shall procure and maintain the following types of insurance, the cost of which shall be Landlord’s Insurance Expense and subject to reimbursement under Paragraph 6(b):

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(i)    Commercial General Liability insurance on an Occurrence form covering Bodily Injury and Property Damage for events occurring in, upon or about the Tenant’s premises, with minimum limits of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) General Aggregate per location, per year;
(ii)    “Special form” property insurance on the Project, including Landlord Insured Leasehold Improvements, for their full insurable value on a replacement cost basis. As used herein, “Landlord Insured Leasehold Improvements” means the TI Work and any Alterations up to a replacement cost of $45.00 per square foot of Net Rentable Area in the Premises, such amount to be increased on January 1 of each year by the increase (“CPI Increase”) in the Consumer Price Index for All Urban Consumers - United States Index (all items) base year 1982-1984 = 100) promulgated by the United States Department of Labor, Bureau of Labor Statistics (or, should such index no longer be published or available, any successor index of equivalent measurement and geographical area; or should no successor index be published or available, the index of equivalent or comparable measurement), over January 1 of the immediately preceding year, commencing with January 1, 2016;
(iii)    Business interruption and/or rental loss insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (ii) above in an amount to be determined by the Landlord and/or Lender necessary to comply with this Paragraph 17(b); and
(iv)    Such other insurance or additional or higher coverage as Landlord may deem commercially reasonable for Comparable Buildings or may be required by Lender.
Landlord may meet its liability insurance requirements through an umbrella or excess insurance policy. Landlord’s liability insurance shall be primary with respect to the Project other than the Premises and secondary with respect to the Premises. Any deductibles must be reasonable and customary for Comparable Buildings.
18.    WAIVER OF CLAIMS; WAIVER OF SUBROGATION.
(a)    Damages from Certain Causes. Except for Landlord’s negligence, gross negligence, willful misconduct, or breach of this Lease and subject to the other provisions of this Lease (including Paragraphs 14 and 18(b)), Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, requisition or order of governmental body or authority (unless caused by Landlord's violation of Applicable Laws), court order or injunction, or any cause beyond Landlord's control. Similarly, except for Tenant’s negligence, gross negligence, willful misconduct, or breach of this Lease, and subject to the other provisions of this Lease (including Paragraphs 14 and 18(b)), Tenant shall not be liable or responsible to Landlord for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, requisition or order of governmental body or authority (unless caused by Tenant's violation of Applicable Laws), court order or injunction, or any cause beyond

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Tenant's control. Nothing contained in this subparagraph (a) shall release Landlord or Tenant of its obligations with respect to condemnation, damage, casualty, service interruption, repair and maintenance as set forth in this Lease or limit Tenant’s rights to abate Rent or terminate this Lease as set forth elsewhere in this Lease.
(b)    WAIVER OF SUBROGATION RIGHTS. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST THE OTHER, ITS AGENTS, SERVANTS, PARTNERS, SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS, MANAGERS OR EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, THE PROJECT OR ANY IMPROVEMENTS THERETO OR THEREON, OR ANY PROPERTY OF SUCH PARTY THEREIN OR THEREON, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE WHICH IS OR IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS OF THE SPECIAL FORM PROPERTY INSURANCE POLICIES OR PROPERTY COVERAGE PORTION OF COMMERCIAL GENERAL LIABILITY POLICIES REFERRED TO IN PARAGRAPH 17 HEREOF, REGARDLESS OF THE AMOUNT OF THE PROCEEDS PAYABLE UNDER THE INSURANCE POLICIES AND THE CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, OFFICERS, DIRECTORS, MANAGERS, PARTNERS, SHAREHOLDERS, MEMBERS, SERVANTS OR EMPLOYEES, AND EACH PARTY COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY ON ACCOUNT THEREOF. THE FOREGOING WAIVER SHALL NOT RELIEVE LANDLORD OR TENANT OF THEIR RESPECTIVE OBLIGATIONS TO RESTORE UNDER PARAGRAPH 23 OR TO MAINTAIN INSURANCE UNDER PARAGRAPH 17.
(c)    Because this Paragraph 18 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage because of the mutual waivers contained in this Paragraph 18.
19.    ASSIGNMENT AND SUBLEASE.
(a)    Prohibition. Except as otherwise provided in Paragraph 19 below, Tenant shall not make a Transfer without the prior written consent of Landlord. Tenant may grant a lien to secure financing obtained by Tenant, provided the holder of such lien agrees that if it becomes the holder of Tenant’s interest under this Lease through foreclosure, deed-in-lieu of foreclosure, or otherwise, such holder shall only be entitled to permit the occupancy of any portion of the Premises by anyone (including such holder) other than Tenant subject to such action complying with the provisions of Paragraphs 19(b) and (c) hereof as if such holder were exercising Tenant’s rights to Transfer (it being agreed occupancy by such holder will be deemed a Transfer for such purposes). Additionally, notwithstanding the foregoing, this subparagraph (a) shall not prohibit the use or occupancy of the Premises (i) by Tenant’s invitees and guests in the course of conduct of Tenant’s business (including, without limitation, as contemplated in Paragraphs 60(c), (e)

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and/or (f)), (ii) by any service provider solely for the purpose of providing services to Tenant, or (iii) by persons on a temporary basis involved in transactions with Tenant requiring the cooperation and proximity of multiple parties; provided, however, that (X) the persons or entities in clauses (i), (ii) or (iii) are not paying rent, (Y) such permission to occupy need not be in writing, but any such occupancy under clauses (i), (ii) and (iii) shall be deemed a license only and shall terminate upon any termination of this Lease or Tenant’s right to possession hereunder; and (Z) no such occupancy in clauses (ii) or (iii) shall be permitted if such occupancy would cause the aggregate Net Rentable Area subject to such occupancy to exceed ten percent (10%) of the Net Rentable Area of the Premises.
(b)    Consent Standards. Landlord shall not unreasonably withhold, condition or delay its consent to any Transfer for which its consent is required. Landlord’s reasonable approval rights will be limited to determining that the proposed Transferee or sublessee (i) will use the Premises for Tenant’s Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project of which Landlord will notify Tenant within five (5) Business Days following Tenant’s request for the list of such exclusive uses, (ii) will not use the Premises with a density which would cause the entire Premises, in the aggregate, to exceed five (5) persons per one thousand (1,000) square feet of Net Rentable Area, (iii) is not a governmental or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, (iv) the proposed subtenant or Transferee would be an acceptable tenant (taking into account only the character and business of the proposed sublessee or Transferee) to landlords of Comparable Buildings, (v) (if the proposed Transfer is a sublease of space in the Tower Building during the first three (3) years from the Date of this Lease, the following shall be applicable) is not a person or entity with whom Landlord is then, or has been within the six (6)-month period prior to the time Tenant seeks to enter into such Transfer, negotiating to lease space in the Tower Building or any Affiliate of any such person or entity, and (vi) is not a person or entity listed on OFAC’s Specially Designated and Blocked Persons List. Subject to the foregoing, Landlord shall have no right to approve or object to the subtenant’s or Transferee’s identity or creditworthiness, other than in connection with Permitted Transfers described in Paragraphs 19(g)(ii) and (iii) but then only to the extent such Transferee does not satisfy the Tangible Net Worth requirement set forth therein. Tenant shall not be obligated to obtain any minimum amount of rent or other consideration in connection with a sublease or assignment.
(c)    Request for Consent. If Tenant requests Landlord’s consent to a Transfer for which consent is required, then, at least ten (10) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with (x) if Tenant is proposing to sublease any portion of the Premises, a copy of the proposed sublease, and (y) the following information about the proposed Transferee or sublessee: name and address of the proposed Transferee or sublessee and reasonably satisfactory information about its business and business history; its density and its proposed use of the Premises. If Landlord fails to respond within ten (10) days after receipt of all the information required herein, then the proposed Transfer shall be deemed approved. If Landlord disapproves such sublessee or Transferee, Landlord shall state in writing the grounds for such disapproval and Tenant shall have thirty (30) days to cure or cause such sublessee or Transferee to cure such grounds for disapproval, if cure is applicable, absent which Tenant shall not go forward with such Transfer. Tenant shall have the right to submit to arbitration under

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Paragraph 59 the issue of whether Landlord acted unreasonably in withholding its consent to the proposed Transfer, and the parties agree that the Expedited Procedures of the AAA Commercial Arbitration Rules shall apply in regards to resolving this matter.
(d)    Conditions to Consent. If Landlord consents to a proposed Transfer which is a transfer of Tenant’s entire interest under this Lease to a new entity, then the proposed Transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and any Transferee (but not a sublessee or licensee) shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.
If a Material Tenant Default occurs while the Premises or any part thereof are subject to a sublease, then Landlord, in addition to its other remedies, may collect directly from such subtenant all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its subtenants to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of a Material Tenant Default which amounts received shall be applied first to reduce the amounts owed by Tenant under this Lease. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
As used herein, “Material Tenant Default” means a default in the payment of Rent or compliance with Environmental Laws, after any applicable notice and expiration of any applicable cure periods (except that for the purposes of Exhibit “D” only, a Material Tenant Default shall include if any TI Work installed by Tenant is not installed substantially in accordance with the Final CDs (as may have been amended or modified pursuant to the provisions of Exhibit “D”), which is not cured within the applicable cure periods following written notice of such default from Landlord).
(e)    Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, such sublease shall terminate unless Landlord and such subtenant agree in writing otherwise. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Paragraph 19(e). The provisions of this Paragraph 19(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(f)    Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (i) all rental received by Tenant for an assignment or subletting (excluding Permitted Transfers under Paragraph 19(g) below) less the actual out-of-pocket costs incurred by Tenant with unaffiliated third parties (e.g., marketing costs, legal fees, brokerage commissions and tenant finish work) in connection with such Transfer (which costs must first be recovered by Tenant before any such excess is payable to Landlord) plus reasonable interest thereon over (ii) the Rent allocable to the portion of the Premises covered thereby.

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(g)    Permitted Transfers. Notwithstanding Paragraph 19(a) above, the following shall be permitted (a “Permitted Transfer”) without the written consent of Landlord:
(i)    any assignment or subletting to an Affiliate of Tenant or its successors or assigns;
(ii)    any assignment made to any entity in which or with which Tenant, or its successors or assigns, is merged, consolidated, or reorganized so long as (1) Tenant’s obligations hereunder are assumed by the entity surviving such merger or reorganization or created by such consolidation; and (2) the Tangible Net Worth of the surviving or created entity is not less than $100,000,000;
(iii)    any assignment made to any entity acquiring all or substantially all of Tenant’s (or its successor’s or assign’s) assets, so long as (1) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (2) such entity’s Tangible Net Worth after such acquisition is not less than $100,000,000; or
(iv)    a non-Affiliate of Tenant or its successors or assigns, provided a Transfer under this subclause (iv) is a sublease, and the total of all Transfers under this subclause (iv) shall not exceed twenty-five percent (25%) of the Net Rentable Area of the Premises at the time of such sublease.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including Tenant’s Permitted Use. No later than ten (10) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) documentation establishing Tenant’s satisfaction of the requirements set forth in clauses (i) through (iv) above applicable to any such Transfer, and (B) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Paragraph 19.
(h)    Landlord’s Assignment. Landlord acknowledges and agrees that Landlord cannot sell or transfer the Lab Building separate from the Tower Building and the Project must have only one owner. In the event Landlord transfers or sells the Project (and except as provided in this Paragraph 19(h), nothing herein shall be construed to restrict or prevent such sale or transfer), then:
(i)    such purchaser or transferee shall thereupon be and become Landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of

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this Lease required to be performed by Landlord hereunder accruing from and after such sale or transfer (and the term “Landlord” shall thereafter be deemed to refer to such purchaser or transferee); provided that such purchaser or transferee (1) shall be liable for obligations of the Landlord under this Lease arising prior to such sale or transfer to the extent that such obligations arise from then uncured breaches or defaults under this Lease on the part of the transferor Landlord or other liabilities of the transferor Landlord which are (in any case) expressly and specifically referenced in an estoppel certificate executed by Tenant and delivered to such purchaser or transferee prior to the closing of the sale or transfer in question (2) if a purchaser or transferee does not request an estoppel as contemplated in clause (1) above, such purchaser or transferee shall be liable for obligations of the Landlord under this Lease arising prior to such sale or transfer to the extent that such obligations arise from then uncured breaches or defaults under this Lease on the part of the transferor Landlord or other liabilities of the transferor Landlord which are (in any case) expressly and specifically referenced in a notice delivered by Tenant to such purchaser or transferee at any time prior to the date that is thirty (30) days after Tenant receives written notice from such purchaser or transferee that the assignment of the Lease has occurred, (3) shall be obligated to correct any physical conditions existing on the date of such sale or transfer which are in violation of Landlord’s obligations under this Lease or are a requirement of Landlord under this Lease (including, without limitation, the failure to perform any of Landlord’s repair or restoration obligations or failure to timely perform the repairs and improvements set forth in Paragraph 5 above), even if such physical condition(s) arose out of an act or omission of the prior Landlord or a circumstance or event which arose prior to such sale or transfer (e.g., as the result of a casualty or condemnation), (4) shall be obligated to pay or credit Tenant for (x) the Prepaid Rent and any other Rent paid in advance and (y) any overpayment by Tenant of Additional Rent for the then current calendar year or for the preceding calendar years if a Reconciliation Statement or audit for any such years shows an overpayment by Tenant (provided Tenant shall conduct any such audit of prior years within one hundred eighty (180) days following receipt of written notice from Landlord that the assignment of the Lease has occurred or Tenant shall be barred from making any claims of overpayment for years prior to the current calendar year or the preceding calendar year if a Reconciliation Statement has been delivered to Tenant for such preceding calendar year), and (5) shall in all events be bound by Tenant’s abatement, offset and self-help rights as described in this Lease, regardless of whether the duty, obligation or liability giving rise to such rights arose prior to, on or after the date on which such purchaser or transferee acquired its interest in the Project including, without limitation, all of Tenant’s rights under Paragraph 4 of this Lease and Tenant’s offset rights set forth in Paragraphs 4, 5, 13, 14, 23, 24, 25(e), 35(d) and Exhibit “D” of this Lease (but without limiting the rights of any such purchaser or transferee to rely on any representations made by Tenant in an estoppel certificate delivered by Tenant to such purchaser or transferee in connection with the applicable sale or transfer subject to the limitations therein);
(ii)    Tenant shall attorn to such purchaser or transferee and such purchaser or transferee shall recognize Tenant’s rights hereunder; and
(iii)    the seller or transferor shall be discharged and released from, and shall not be liable for, all obligations with respect to the performance of any covenants or obligations

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on the part of Landlord contained in this Lease arising from and after the date of such transfer, provided that the seller or transferor shall not be released from any claim Tenant may have for damages which may arise after the date of such transfer if the same relate to any act, omission, event or circumstance first occurring prior to the sale or transfer, as applicable.
The terms of this Paragraph 19(h) shall be subject to any contrary or inconsistent terms of any SNDA, as it relates to transfers to the holder of, or ground lessor with respect to, a Mortgage, or any successor to Landlord by virtue of a foreclosure of any Mortgage (or deed in lieu of such foreclosure) and in the event of a conflict between the terms hereof and such SNDA, such SNDA shall control as it relates to the parties thereto. No transfer of Landlord’s interest under this Lease shall relieve transferor of liability if the transfer is a collateral assignment, ground lease, or sale-leaseback for financing purposes. All transfers of Landlord’s interest under this Lease shall be subject to the terms of this Lease.
(i)    Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties to this Lease and their respective successors and assigns, subject to the restrictions in Paragraph 19 above.
20.    QUIET ENJOYMENT.
If no Tenant Default exists, and subject to the terms of this Lease, Tenant shall peacefully and quietly have and enjoy possession of the entire Premises without any encumbrance or hindrance by, from or through Landlord.
21.    COMPLIANCE WITH LAWS AND RULES.
(a)    Tenant’s Compliance. Tenant, at its sole cost and expense, shall promptly observe and comply with all Applicable Laws and shall not take any affirmative action that would violate any of the Permitted Encumbrances (provided that the foregoing shall in no way be construed as an assumption by Tenant of any obligations or liabilities under the Permitted Encumbrances) respecting (i) Tenant’s use of the Premises (not related to the physical condition of the Premises); and (ii) the physical condition of the Premises to the extent that such compliance does not require structural alteration of the Premises or changes to the Common Areas (including restrooms), Building Systems or Building Structure, unless Tenant creates such condition as a result of its particular use of the Premises (as opposed to general occupancy and use of the Premises) in which event Tenant shall also be liable for costs of changes to the Common Areas and Building Systems located within the Premises, but excluding (A) any compliance required as a result of work that is performed by Landlord during the Term (B) any compliance required as a result of Landlord’s failure to deliver the Premises in compliance with Paragraph 5 above, and (C) Landlord’s obligations set forth in Paragraph 21(b) below. Tenant shall give Landlord prompt notice, following Tenant’s receipt of written notice from any applicable state, federal, municipal and other governmental agencies or bodies applicable to or having jurisdiction over Tenant or the Project, of any alleged violation of an Applicable Law by Tenant respecting the matters in clauses (i) and (ii) above. Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant’s business in the

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Premises which are not otherwise the responsibility of Landlord under this Lease. Tenant and the other Tenant Parties shall comply with the Building Rules. To the extent that the Building Rules are inconsistent with the terms of this Lease, the terms of this Lease shall govern. Landlord shall enforce all Building Rules in a non-discriminatory manner against all occupants of the Project.
(b)    Landlord’s Compliance. Landlord shall deliver and keep all portions of the Project, including, without limitation, the Parking Facilities, in compliance with Applicable Laws and Permitted Encumbrances, except as required of Tenant under Paragraph 21(a) above. In furtherance thereof, and without limiting the generality of the preceding sentence, Landlord shall make any repairs, additions, alterations or changes to the Premises that are required to bring the Common Areas, Parking Facilities, Building Systems and Building Structure into compliance with Applicable Laws and Permitted Encumbrances and are not the responsibility of Tenant under Paragraph 21 (a) above. Furthermore, from and after the Date of this Lease (except as noted in Paragraph 5 above with respect to the Designated Areas), Landlord shall cause the Building Structure, Building Systems, Common Areas, and Parking Facilities to comply with the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-l2213 (collectively, the “Disability Acts”), including the restrooms on all floors of the Premises, elevator lobbies, and elevator cabs, unless Tenant has made alterations to the particular improvement that results in such otherwise compliant improvement becoming non-compliant in which event Tenant shall be responsible for bringing into compliance. For the avoidance of doubt, Landlord shall be responsible to cause the restrooms in the Premises to be compliant if required as the result of improvements made to the Premises by Tenant (e.g., if improvements to the Premises are made to areas outside the restrooms or inside the restrooms but not to that particular improvement, which results in the restrooms being non-compliant, Landlord is required to make such changes required to cause the restrooms to be compliant), unless Tenant is otherwise making improvements to any particular improvement in the restrooms which would include changes to items requisite to bring into compliance, in which event, Tenant shall bring into compliance as to such items as provided herein above.
22.    HAZARDOUS DEVICES AND CONTAMINANTS.
(a)    Prohibition. Except for Contaminants used, stored, released, generated or disposed in the ordinary course of business and in compliance with Environmental Laws, Tenant and the Tenant Parties shall not use, store, release, generate or dispose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises or elsewhere in the Project. Tenant shall promptly deliver to Landlord complete copies of all written notices, demands or other communications from any governmental authority or other third party alleging a Release or a violation of any Environmental Laws by Tenant.
(b)    Indemnification.
(i)    Except as assumed by Landlord in Paragraph 22(b)(ii) below, Tenant shall indemnify, protect, defend and hold harmless Landlord and the Landlord

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Parties forever from and against third party Claims, relating to any environmental liability resulting from (1) any Release by Tenant or the Tenant Parties of any Contaminant at the Premises in violation of applicable Environmental Laws; (2) any Release of any Contaminant in the Building or on the Project caused by Tenant or the Tenant Parties in violation of applicable Environmental Laws; and (3) any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises by Tenant or the Tenant Parties, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises, in violation of applicable Environmental Laws.
(ii)    Landlord represents and warrants that, to its current actual knowledge, no Contaminants are located in, on, or about the Project in excess of quantities permitted by Applicable Law. Landlord’s knowledge is limited to the Date of this Lease and based on that certain Phase I Environmental Site Assessment Report, prepared by LM Consultants, dated February 5, 2015; that certain Asbestos Inspection Report, prepared by Avanco Environmental, Incorporated, dated August, 2012; and Golder Associates, Inc., addressed to Nortel Networks, Incorporated, and dated November, 2009. Landlord agrees, at its sole cost and expense, that it will remove or remediate (or cause a third-party to remove or remediate) any Contaminants located in on or about the Project (including, without limitation, the Premises) hereafter detected and required to be removed or remediated under Environmental Law (except to the extent the same are Tenant’s responsibility because Tenant causes such Contaminants to be present in on or about the Project as a result of Tenant’s breach of its obligations under this Lease) and such costs and expenses thereof shall not be included in the Operating Expenses. Landlord shall indemnify, protect, defend and hold harmless Tenant and the Tenant Parties forever against and from (and costs and expenses thereof shall not be included in Operating Expenses) (i) any Claims resulting from a breach of Landlord’s representation and warranty in the preceding sentence and (ii) all third party Claims relating to an environmental liability caused by Landlord, the Landlord Parties or by any third party invitee of Landlord into the Project including those parties providing maintenance, repair or other services (including Landlord Services on behalf of Landlord).
The provisions of this Paragraph 22(b) shall survive the termination of this Lease.
23.    FIRE AND CASUALTY.
(a)    Termination Rights of Landlord. No later than forty-five (45) days following the date of any Damage affecting the Project, Landlord shall deliver to Tenant a notice setting forth the good faith estimate from a reputable third party contractor of the time required to repair any such Damage (the “Casualty Notice”). If (i) the Damage cannot be repaired within two hundred seventy (270) days after such Damage, using standard working methods and procedures, or (ii) the Damage cannot be repaired within ninety (90) days after such Damage and this Lease is in the last twelve (12) months of the Term (taking into account any renewals or extensions thereof), then Landlord may terminate this Lease and elect not to restore the Premises; provided that if Landlord terminates this Lease but does not terminate the leases with all other tenants in the Tower Building or (if the Lab Building becomes a multi-tenant Building) the Lab Building, Tenant may elect to void such termination as to the Premises in the Building in which such other tenant leases are not terminated in which event Landlord is obligated to restore such Building in

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accordance with Paragraph 23(c) below, provided that the Landlord and Tenant will cooperate in good faith to identify any Lease provisions relating to the operation and use of the Lab Building which (1) would materially and adversely affect either Landlord or Tenant as a result of such partial space in the Building or (2) is inconsistent with the rental of a portion of the Premises (as compared to the lease of all of the Building) and include any necessary modifications in an amendment to this Lease. For the avoidance of doubt, if Damage occurs to the Tower Building which interrupts Building Systems which service the Lab Building, then such Damage shall be treated as Damage to the Lab Building even though the Lab Building did not otherwise suffer Damage. If permitted pursuant to this Paragraph 23, Landlord may terminate this Lease, by written notice to Tenant which must be given, if at all, concurrently with the delivery of the Casualty Notice and Tenant may void such termination (to the extent permitted in this Paragraph 23(a) as to a portion of the Premises) by written notice to Tenant which must be given, if at all, within thirty (30) days after Tenant’s receipt of the Casualty Notice. Landlord’s termination shall be effective on a date designated by Tenant which is not earlier than the date of such Damage and no later than one hundred eighty (180) days from the date of the Damage. Any prepaid Rent shall be prorated as of the date of termination. If Landlord does not timely provide the Casualty Notice to Tenant, an estimate of longer than two hundred seventy (270) days shall be deemed to have been delivered to Tenant upon the forty-fifth (45th) day after such Damage but Landlord shall not have the right to terminate this Lease on the basis of any estimate so deemed to have been delivered.
(b)    Termination Rights of Tenant. If (i) all or a material portion of the Premises are subject to Damage or any of the Common Areas or Parking Facilities are subject to Damage to the extent that such Damage materially interferes with Tenant’s use of the Premises and the Damage cannot be repaired within two hundred seventy (270) days after such Damage as set forth in the Casualty Notice, (ii) the Damage cannot be repaired within ninety (90) days after such Damage and the Lease is in the last twelve (12) months of the Term or (iii) Landlord does not terminate this Lease pursuant to Paragraph 23(a) above or Tenant does not terminate the Lease pursuant to this Paragraph 23(b) but Landlord fails to complete the restoration of the Premises and/or Project by the date estimated in the Casualty Notice, as such date may be extended by new Force Majeure events (but in no event shall such extension for Force Majeure exceed sixty (60) days total), then in any of the foregoing events Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after (A) Tenant’s receipt of the Casualty Notice or (B) the date for completion that is estimated in the Casualty Notice, as extended by any Force Majeure to the extent permitted above, as applicable, and the termination shall be effective on the date selected by Tenant at any time after the date of such Damage and no later than two hundred ten (210) days from the date of the Damage, except under clause (iii)(B), the date shall be no later than two hundred ten (210) days from the date the termination is exercised. Any prepaid Rent shall be prorated as of the date of termination.
(c)    Landlord’s Obligation to Rebuild. Unless this Lease is terminated as set forth in Paragraph 23(a) or Paragraph 23(b), Landlord shall commence to restore within sixty (60) days after the Damage and proceed with due diligence to restore the portion of the Premises, Building and/or the Project subject to Damage to the condition that existed immediately before the Damage within the time period estimated in the Casualty Notice. Notwithstanding the foregoing, Landlord shall have no duty to restore or repair any damage to leasehold improvements installed by Tenant (except to the extent of Building Standard leasehold improvements required to be

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insured by Landlord pursuant to Paragraph 17(b)) or any of Tenant’s Personal Property. Rent shall abate from the date the Premises are Untenantable as a result of the Damage to the earlier of (i) the date this Lease terminates, or (ii) when (y) Landlord shall have achieved Substantial Completion (as defined in Exhibit “D”) of Landlord’s restoration work and delivered the previously Untenantable portion of the Premises to Tenant, and (y) Tenant shall have had a sufficient period of time as reasonably determined by Tenant (not to exceed one hundred fifty (150) days) following Landlord’s delivery of the previously Untenantable portion of the Premises to Tenant, for the purpose of Tenant restoring such leasehold improvements as Tenant deems necessary. The abatement of Rent shall be in proportion to that part of the Premises that is Untenantable as a result of the Damage and/or the restoration process.
24.    EMINENT DOMAIN.
(a)    Entire Taking. If all or a substantial part of the Premises is subject to a permanent Taking, this Lease shall terminate as of the date of vesting of title.
(b)    Termination by Tenant. If ten percent (10%) or more of the Premises or, in Tenant’s reasonable judgment any material portion of the Project affecting Tenant’s use of the Premises (including, without limitation, any Taking of any portion of the Parking Facilities which would diminish the number of Tenant Parking Spaces that Tenant is now or hereafter entitled to under the Lease) is subject to a Taking, then Tenant may terminate this Lease by notifying Landlord of such termination within sixty (60) days after the date Tenant obtains knowledge of the pending Taking; provided that if Tenant does not terminate this Lease based on Tenant’s knowledge of the pending Taking and, subsequently, the scope of the Taking changes, Tenant shall again have the right to Terminate this Lease by notifying Landlord of such termination within sixty (60) days after the date Tenant obtains knowledge of the revised scope of such Taking. Landlord shall give written notice to Tenant within ten (10) days after receipt from the condemning authority of written notice of the proposed Taking and any subsequent modifications thereof. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than thirty (30) days after the giving of such notice or extend beyond the date of vesting title in the condemning authority (unless the condemning authority consents to a longer period). The Rent under this Lease shall be apportioned as of such termination date.
(c)    Termination by Landlord.
(i)    Subject to Paragraph 24(c)(ii) below, if twenty percent (20%) or more of the Project (including a minimum of twenty percent (20%) of the Lab Building) is subject to a Taking, or if less than twenty percent (20%) of the Project, but twenty percent (20%) or more of the Lab Building, is subject to a Taking and Landlord, in its reasonable discretion, determines the remainder is unsuitable or uneconomical to restore, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days after receipt from the condemning authority of written notice of the proposed Taking. The notice of termination of this Lease from Landlord shall specify the date of termination, which date shall be not less than one hundred eighty (180) days after the giving of such notice, and in any event not later than the date of vesting of title following such Taking occurs. The Rent under this Lease shall be apportioned as of such

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termination date.
(ii)    Notwithstanding anything to the contrary set forth in Paragraph 24(c)(i), if any portion of the parking spaces in the Parking Facilities are subject to a permanent Taking and Tenant has not terminated this Lease pursuant to Paragraph 24(b) above, then Landlord shall be obligated to restore all of the parking spaces in their entirety if reasonably feasible to restore such parking spaces within the Project boundaries; provided, however, (1) if the condemning authority does not provide proceeds sufficient to cover the cost of providing the replacement parking, Landlord shall only be obligated to restore the portion of the parking spaces for which proceeds of the Taking are sufficient, and (2) if clause (1) applies, Landlord shall be obligated to deliver notice to Tenant of the amount of parking spaces Landlord is not obligated to restore within forty-five (45) days after the date Landlord receives notice of the Taking and if Landlord and Tenant do not agree to a restoration plan acceptable to Tenant in the forty-five (45) days after Tenant’s receipt of such notice from Landlord, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within ninety (90) days after the expiration of such forty-five (45) day period, which written notice shall specify the termination date of this Lease, which may be any date prior to the date that is the two (2) year anniversary of the actual Taking that affects the Parking Facilities.
(d)    Awards and Damages. Landlord shall be entitled to receive the award paid for a Taking, subject to the limitations set forth herein below, Tenant assigning to Landlord all Tenant’s right, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of or damage to Tenant’s business, or for Tenant’s moving expenses, but only if such award is in addition to the award for the Project containing the Premises or is specifically allocated in such single award, and does not diminish the award to Landlord. Tenant shall have the right to any separate award sought by and made solely for Tenant with respect to Tenant’s Personal Property or for interruption of or damage to Tenant’s business or moving expenses or any other claim that would not otherwise diminish the award to Landlord.
(e)    Restoration of the Premises. If this Lease is not terminated pursuant to this Paragraph 24, then Landlord, at its sole cost and expense, shall promptly repair and restore the Premises, the Parking Facilities and the Common Areas to the condition that existed immediately before the Taking, except for the part taken, to render the Premises a complete architectural unit. Thereafter, if a portion of the Lab Building and/or the Tower Building was Taken, the Base Rent and Additional Rent shall be calculated based on the Net Rentable Area of the Premises and the Project not so taken or condemned.
(f)    Temporary Condemnation. If less than ten percent (10%) of the Premises are subject to a Taking for a period of time less than two hundred seventy (270) days this Lease shall remain in effect and shall not be cause for any termination; provided that Tenant shall be entitled to an equitable reduction of Rent for any portion of the Premises so taken; and provided further, however, Tenant shall not be entitled to any award for a temporary Taking. If more than ten percent (10%) of the Premises are subject to a Taking for a period of time less than two hundred seventy (270) days or if less than ten percent (10%) of the Premises are subject to a Taking for a

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period of time more than two hundred seventy (270) days, then Tenant may terminate this Lease by notifying Landlord of such termination within sixty (60) days after the date that Tenant obtains knowledge of the pending Taking. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than thirty (30) days after the giving of such notice or later than one hundred twenty (120) days after the giving of the notice of termination. The Rent under this Lease shall be apportioned as of such termination date. Landlord shall give written notice to Tenant within ten (10) days after receipt from the condemning authority of written notice of the proposed temporary Taking.
25.    DEFAULT.
(a)    Events of Default. Each of the following shall constitute a Tenant Default:
(i)    Tenant fails to pay any Rent within five (5) days after Landlord has delivered written notice to Tenant that the same is due; however, a Tenant Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Base Rent or the monthly installment of Additional Rent (based on the last estimate of the same delivered to Tenant by Landlord in accordance with Paragraph 6 of this Lease) within five (5) days after the date such Base Rent or Additional Rent is due and, during the twelve (12) month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Base Rent or Additional Rent on two or more occasions;
(ii)    Tenant fails to perform or observe any of its obligations under this Lease, other than the payment of Rent or those described in clauses (iii), (iv) and (v), below, within thirty (30) days (or within a reasonable time period if the same cannot be cured within such thirty (30) day period, so long as Tenant is diligently pursuing cure) after Landlord gives Tenant written notice of Tenant’s failure; or
(iii)    Tenant fails to vacate or stay any of the following within sixty (60) days after it occurs:
(A)    A petition in bankruptcy is filed by or against Tenant;
(B)    Tenant is adjudicated as bankrupt or insolvent;
(C)    A receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant’s assets; or
(D)    Tenant makes a general assignment for the benefit of creditors.
(iv)    Tenant fails to procure and maintain the insurance policies and coverages required under Paragraph 17 above, or Tenant fails to deliver to Landlord evidence of such insurance policies and coverages as required under Paragraph 17 above and such default is not cured within thirty (30) days after Landlord has delivered written notice to Tenant of such default.
(v)    Tenant fails to provide any estoppel certificate or documentation regarding the subordination of this Lease, in the form required to be delivered pursuant to

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this Lease, after Landlord’s written request therefor pursuant to Paragraphs 15 and 30 respectively, and such failure shall continue for ten (10) days after Landlord’s second written notice thereof to Tenant or Tenant fails to provide financial statements after Landlord’s written request therefor pursuant to Paragraph 45, if applicable, and such failure shall continue for twenty (20) days after Landlord’s second written notice thereof to Tenant.
(b)    Landlord’s Remedies. If a Tenant Default occurs, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:
(i)    Landlord may terminate this Lease by giving notice of termination to Tenant, reenter the Premises, by summary proceedings or otherwise in accordance with Applicable Laws, and remove Tenant and all other persons and property from the Premises;
(ii)    Landlord may terminate Tenant’s right to possession of the Premises, in which case Landlord may reenter and take possession of the Premises, by summary proceedings or otherwise in accordance with Applicable Laws, without terminating this Lease and without relieving Tenant of its obligations under this Lease; or
(iii)    Landlord may, with or without terminating this Lease, during the continuance of such Tenant Default, and without waiving or releasing Tenant from any obligation under this Lease, make such payment or re-enter the Premises and correct or repair any condition which, in either event, shall constitute such uncured Tenant Default, and Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand therefor, together with reasonably sufficient evidence of such costs, for all reasonable out-of-pocket costs and expenses incurred by Landlord in curing such Tenant Default, plus any administrative fee of five percent (5%) of such other costs.
No reentry or repossession, repairs, alterations and additions, or reletting pursuant to an election by Landlord under Paragraph 25(b)(ii) shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder.
If Landlord exercises either of the remedies provided in this Paragraph 25(b)(i) or (ii), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by Applicable Laws, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.
In order to regain possession of the Premises and to deny Tenant access thereto pursuant to this Paragraph 25(b), Landlord or its agent may alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind

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to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises, except as provided by Applicable Laws. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device (acting in accordance with Applicable Laws) and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. During any such period of exclusion, Landlord will, during Landlord's regular business hours, upon written request by Tenant, escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant and any such property not retrieved within thirty (30) days after the date that Landlord regains possession of the Premises (provided that Landlord permitted the retrieval of personal property as requested) may be disposed of by Landlord.
In addition to the other remedies in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the provisions of this Lease.
(c)    Landlord’s Damages. If Landlord terminates this Lease or ends Tenant’s right to possess the Premises without terminating this Lease pursuant to Paragraph 25(b), Tenant shall be liable to Landlord for the following:
(i)    any Rent that may be due prior to the termination of this Lease or Tenant’s right to possess the Premises;
(ii)    additional damages, which, at the election of Landlord, shall be either:
(A)    the present value of an amount equal to (1) Rent that would have become due during the remainder of the Term had no Tenant Default existed, less (2) the fair market rental rate for the remainder of the Term of this Lease, each discounted at a rate of interest equal to six percent (6%) per annum, in which case such additional damages shall be payable to Landlord in one lump sum; or
(B)    an amount equal to the Rent that would have become due during the remainder of the Term had no Tenant Default existed, less any sums, if any, Landlord receives by reletting the Premises during the Term, in which case such additional damages shall be computed and payable in monthly installments, within ten (10) days following Landlord’s delivery of written notice to Tenant of such computation, continuing until the date on which this Lease would have expired but for the termination of this Lease or termination of possession, and any suit or action brought to collect such monthly installments shall not in any manner prejudice the right of Landlord to collect such additional monthly installments for any subsequent month by a similar proceeding; and
(iii)    all reasonable out of pocket costs, fees and expenses, including, but not limited to, storage fees, attorneys’, brokers’ and other professional fees, incurred

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by Landlord in pursuit of its remedies under this Lease or in renting the Premises to others from time to time.
The foregoing damages shall be due and payable thirty (30) days following demand by Landlord and shall bear interest at the Default Rate from the date that is thirty (30) days after demand until paid. Landlord shall be required to give Tenant notice of its elections under this Paragraph 25(c), provided that Landlord’s election to proceed under Paragraph 25(c)(ii)(B) shall not preclude Landlord from later electing to proceed under Paragraph 25(c)(ii)(A), provided that such later election will account for any amounts paid to Landlord by Tenant under Paragraph 25(c)(ii)(B).
(d)    Reletting the Premises. Upon the termination of Tenant’s right to possess the Premises pursuant to Paragraph 25(b)(ii) hereof, Landlord shall use commercially reasonable efforts to mitigate damages through reletting, provided that: (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and non-appealable legal right to relet the Premises free of any claim of Tenant; (ii) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Project suitable for that prospective tenant’s use are (or soon will be) available; (iii) Landlord shall not be obligated to lease the Premises to a replacement tenant for a rent less than the current fair market rent then prevailing for similar uses in Comparable Buildings, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project; (iv) Landlord shall not be obligated to enter into a lease with a replacement Tenant whose use would: (1) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project; (2) materially and adversely affect the reputation of the Project; or (3) be incompatible with the operation of the Project for general office use; (v) Landlord shall not be obligated to enter into a lease with any proposed replacement tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; (vi) Landlord may relet all or any part of the Premises, alone or together with any other premises, for such term (which may be greater or less than the balance of the remaining portion of the Term) and upon such other terms (which may include concessions or free rent and alterations of the Premises) as Landlord, in its reasonable discretion, may determine, and (vii) if Landlord receives in connection with any reletting any consideration or rent that is in excess of that payable under this Lease, such excess shall be Landlord’s sole property and Tenant shall not be entitled thereto; provided that such excess shall reduce any damages due to Landlord pursuant to Paragraph 25(c) above. Landlord shall not be liable for, and Tenant’s obligations shall not be diminished by reason of, any failure by Landlord to relet the Premises after using commercially reasonable efforts to do so, or any failure of Landlord to collect any rent due upon such reletting provided that Landlord shall use commercially reasonable efforts to collect such rent. Tenant agrees that if Landlord elects to terminate this Lease pursuant to Paragraph 25(b)(i) and to recover damages pursuant to Paragraph 25(c)(ii)(A), the stated computation of such damages includes the assumed mitigation of damages through the releasing of the Premises at the fair market rental rate and that Landlord shall have no further duty to mitigate damages in such event.

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(e)    Landlord Default.
(i)    If any of the acts, omissions, events or circumstances described in Paragraph 25(e)(i) below shall occur, then, Tenant shall have the right to exercise the remedies set forth in Paragraph 25(e)(ii) below.
(A)    If Landlord fails to pay (1) any amount payable by Landlord to Tenant hereunder (including, without limitation, the Tenant Improvement Allowance, the Cellular Coverage Allowance, any allowances payable under Exhibits “G”, “H” or “I”, any amounts due to Tenant pursuant to Paragraph 4 of this Lease or amounts awarded to Tenant pursuant to a judgment in court and/or an award following an arbitration pursuant to Paragraph 59 below) or (2) the brokerage commission pursuant to Paragraph 34 below, and such failure to pay continues and remains unremedied for a period of thirty (30) days after written notice thereof given by Tenant to Landlord of such failure (and if Tenant provides notice to Landlord of an amount payable pursuant to another paragraph of this Lease, Tenant shall not be required to provide to Landlord an additional notice hereunder and such notice shall serve as the notice hereunder).
(B)    If Landlord fails to perform or observe any other covenant, term, provision or condition of this Lease which is required to be performed or observed by Landlord and is not included in subparagraph (i) above, and such failure continues for a period of thirty (30) days after Landlord’s receipt of written notice from Tenant of such failure; but if the nature of the obligation that Landlord has failed to perform is such that more than thirty (30) days are reasonably required for its cure (other than the failure of Landlord to perform its obligations timely under Paragraphs 4 and/or 5 above, for which no additional cure period shall be available to Landlord), then a default will not occur so long as Landlord commences the cure of such failure within the initial thirty (30) day period and diligently and continuously prosecutes the cure to completion. Notwithstanding the foregoing, in the event of an Emergency Tenant may take all actions as are reasonable given the totality of the circumstances and may cure any default of Landlord without any prior notice to Landlord, provided that Tenant notifies Landlord of such Emergency as soon as reasonably practical.
(ii)    If any of the acts, omissions, events or circumstances described in Paragraph 25(e)(i) above occur, Tenant may (A) cure (1) a monetary default by offsetting against Rent payable to Landlord the amount of such monetary default plus interest at the Default Rate from the date that is ten (10) days after Landlord’s receipt of Tenant’s notice of such monetary default until such amounts are fully offset against Rent, and (2) Landlord’s failure to perform or observe a covenant, term, provision or condition of this Lease other than a monetary default, by performing such covenant, term, provision or condition on Landlord's behalf, and Landlord shall reimburse Tenant (which reimbursement may be effected, at Tenant’s option, through offsetting against Rent payable to Landlord) for all reasonable sums expended in so curing such default, plus, interest at the Default Rate on the amount so expended by Tenant from the date that is ten (10) days after Landlord’s receipt of Tenant’s notice of such default until such amounts are fully

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reimbursed or offset against Rent; (B) Tenant may terminate this Lease only to the extent expressly permitted elsewhere in this Lease; and/or (C) Tenant may pursue any other remedies available under this Lease or at law or in equity under the laws of the State of Texas. Notwithstanding the foregoing, the maximum amount of Base Rent which Tenant shall be entitled to offset in any calendar year shall be the Maximum Annual Base Rent Amount; provided, however, Tenant’s offset rights with respect to (i) the Tenant Improvement Allowance, the Cellular Coverage Allowance or any allowance payable to Tenant under Exhibits “G”, “H” or “I”, (ii) any amounts due to Tenant pursuant to Paragraph 4 above, (iii) the brokerage commission pursuant to Paragraph 34 below, (iv) Landlord’s failure to perform its repair and improvement obligations pursuant to Paragraphs 4 and/or 5 above, and/or (v) amounts awarded to Tenant pursuant to a judgment in court or an award following an arbitration pursuant to Paragraph 59 below, shall not be subject to any limit including, without limitation, the Maximum Annual Base Rent Amount. Without limiting the foregoing, the Maximum Annual Base Rent Amount shall not limit in any manner any abatement right expressly set forth in this Lease.
As used herein, “Maximum Annual Base Rent Amount” shall mean sixty percent (60%) of the Base Rent payable by Tenant to Landlord in the applicable calendar year.
(iii)    Notwithstanding the foregoing, in the event of a default by Landlord as described in Paragraph 25(e)(i)(B) above (provided that an Emergency does not exist), then prior to curing such default on Landlord’s behalf, Tenant shall give Landlord an additional written demand for performance (“Second Notice”) which includes a bold-faced and capitalized statement to the effect that Landlord’s failure to take the required action within ten (10) days from the date of such Second Notice may result in Tenant’s exercise of its right to cure such breach and shall set forth a specific description of the work or services proposed by Tenant to cure.
(iv)    In the event Tenant takes any action to cure a Landlord default in accordance with this Paragraph 25(e), and such work affects the Building Structure or Building Systems, Tenant shall endeavor to use those contractors used by Landlord for such work, unless (x) Landlord fails to identify such contractors immediately after reasonable requests by Tenant, or (y) such contractors are unwilling or unable to perform such work after request by Tenant, or (z) the rate being charged by such contractors is in excess of the market rate for such services (as reasonably determined by Tenant), in which event, Tenant may utilize the services of any other qualified contractor of similar skill, competence and experience which normally and regularly performs similar work on Comparable Buildings.
(v)    The foregoing terms shall be binding upon any purchaser or transferee under Paragraphs 19(h) or 30, regardless of whether the same relate to matters occurring prior to, on or after such purchase or transfer.
(f)    Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable for and Tenant waives any Claims for consequential, special or punitive damages against Landlord, except as may be set forth in Paragraph 4, above.

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(g)    Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable for and Landlord waives any Claims for consequential, special or punitive damages against Tenant, except as may be set forth in Paragraph 27(c), below.
26.    WAIVER OF DEFAULT OR REMEDY.
No waiver of any provision, or the waiver of the breach of any provision, of this Lease (i) shall constitute a future waiver of, or the waiver of any later breach of, such provision, (ii) shall justify or authorize the later nonobservance of same or any other provision of this Lease or (iii) shall estop Landlord or Tenant. If a Tenant Default exists, Landlord’s acceptance of Rent or Landlord’s failure promptly to avail itself of its rights or remedies shall not be construed as a waiver of a Tenant Default or of Landlord’s right to pursue any remedy as a result of a Tenant Default which has not been cured, and Landlord may at any time, if the Tenant Default continues, assert any rights or remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice, or after the commencement, of any suit, or after final judgment for possession of the Premises in and of itself shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord’s consent is required. If a Landlord default exists, Tenant’s acceptance of any payment or Tenant’s failure promptly to avail itself of its rights or remedies shall not be construed as a waiver of such Landlord default or of Tenant’s right to pursue any remedy as a result of such default which has not been cured, and Tenant may at any time, if such default continues, assert any rights or remedies available to Tenant.
27.    TERMINATION OF THIS LEASE.
(a)    Condition of the Premises. Subject to the remaining provisions of this Paragraph 27, at the termination of this Lease, Tenant shall remove all of Tenant’s Personal Property from the Premises, and shall return the Premises broom-clean and in as good a condition as when Tenant took possession or as same may thereafter have been put by Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease or, in the alternative, in a lesser condition if acceptable to Landlord. Tenant shall repair all damage to the Premises, the Building or the Project caused by the removal of Tenant’s Personal Property. If Tenant fails to remove any of Tenant’s Personal Property upon the expiration of this Lease (or within thirty (30) days after a termination of the Lease that is earlier than the scheduled last day of the Term, if applicable), it shall be deemed to be abandoned and shall become the property of Landlord and the cost of removing such abandoned property shall be at Tenant’s cost and expense without Landlord being deemed guilty of trespass or conversion or becoming liable for any loss or damage occasioned thereby. Tenant shall return all keys and electronic access cards to Landlord. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to remove any Alterations (except as provided in subparagraph (b) below) or TI Work.
(b)    Ownership of the Alterations. Landlord may request that Tenant remove all or a portion of the Alterations performed by or on behalf of Tenant, excluding Non-removable Improvements, at the termination of this Lease, at Tenant’s expense, provided that (i) such request for removal is delivered to Tenant in writing concurrently with Landlord’s approval of such Alteration (if such Alteration was subject to Landlord’s approval), and (ii) such Alteration

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is not part of the TI Work. All Non-removable Improvements and all other improvements to the Premises not removed by Tenant prior to any termination of this Lease shall become the property of Landlord upon termination of the Lease, but subject to the other provisions of this Paragraph 27. Tenant shall be permitted (but shall have no obligation) to remove all improvements to the Premises (other than Non-removable Improvements), including, without limitation, movable/demountable walls, special millwork, specialty fixtures, UPS Systems, back-up generators, telecommunications and computer equipment (excluding cabling), HVAC equipment not in the Premises as of the Date of this Lease (including supplement units), trade fixtures and furniture installed in the Premises by Tenant at its cost and expense (whether through the Tenant Improvement Allowance or otherwise), provided Tenant repairs any damage caused by the removal of such items and restores the affected areas to building standard condition. All property of Tenant not removed prior to any expiration of this Lease (or within thirty (30) days after a termination of the Lease that is earlier than the scheduled last day of the Term, if applicable) shall be deemed to have been abandoned by Tenant.
(c)    Holding Over. If Tenant is in occupancy of all or any part of the Premises after the termination of this Lease (which for purposes of this subparagraph (c) shall mean occupancy by individuals conducting Tenant’s business operations and not Tenant’s Personal Property remaining in the Premises), Tenant shall be a tenant from month to month and Tenant shall pay Landlord Base Rent at one hundred fifty percent (150%) times the monthly rate in effect immediately prior to the termination of this Lease for the time Tenant remains in possession and shall be subject to all other of Tenant’s obligations under this Lease. No acceptance of Rent by, or other act or statement whatsoever on the part of Landlord or its agents or employees, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further occupancy. In the event that (i) Tenant is holding over in the Premises after the expiration or earlier termination of this Lease, (ii) Landlord delivers written notice to Tenant that Landlord has executed a lease with a third party tenant for all or a portion of the Premises (which notice may be delivered prior to the expiration of the Term), and (iii) Tenant does not vacate such space subject to a third-party lease within thirty (30) days following receipt of such notice (or expiration of the Term, if later), then Tenant shall indemnify, protect, defend and hold harmless Landlord and the Landlord Parties forever against and from such third party’s Claims regarding Tenant’s retention of the Premises, including, but not limited to, any consequential damages from the loss of prospective tenants. Nothing contained in this Paragraph 27(c) above shall be construed as giving Tenant a right of holdover or requiring Landlord to permit Tenant to holdover. The provisions of this Paragraph 27(c) above are cumulative, do not exclude pursuit of Landlord’s right of re-entry or any other right under this Lease and shall survive the termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, including this Paragraph 27(c) above, if Tenant gives Landlord written notice a minimum of twelve (12) months prior to the date of expiration of the Term that Tenant desires to hold over and Tenant specifies in such notice the number of months that it desires to hold over (up to twelve (12) months) (the “Tenant Designated Extension Period”), then Tenant shall not be in breach of this Lease or be deemed in holdover under this Lease and the Term shall be deemed extended for the Tenant Designated Extension Period; provided, however, Tenant shall pay Landlord Base Rent at one hundred ten percent (110%) times the monthly Base Rent in effect immediately prior to the termination of this Lease for the Tenant Designated Extension Period and shall be subject to all other of Tenant’s obligations under this Lease during such period. In no event shall Tenant be required to indemnify Landlord from third party Claims or any other

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Claims incurred by, or asserted against, Landlord resulting from Tenant’s retention of the Premises during such Tenant Designated Extension Period.
28.    LANDLORD’S LIEN.
Landlord waives any and all statutory liens and security interests, contractual liens and security interests and constitutional liens and security interests it may now have or hereafter become entitled to on the property of Tenant now or hereafter located at the Project, except following any judgment lien obtained by Landlord against Tenant.
29.    FORCE MAJEURE.
Except as provided to the contrary in this Lease, if Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, acts of terrorism, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. Notwithstanding the foregoing, in no event shall either party be excused in the prompt performance of, and this Paragraph 29 shall not apply to (i) the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Rent and Landlord’s obligation to pay any sums due under Paragraph 4 of this Lease, (ii) the time for performance of obligations, or the remedies arising from the failure to perform such obligations, in Paragraphs 4, 5, 14(c), 14(d), 14(e), 14(f), 23 (except to the extent provided expressly therein), 24, and Exhibit “D”, or (iii) either party’s requirement to deliver any notice within a specifically stated period of time as set forth in this Lease.
30.    SUBORDINATION OF LEASE.
Landlord may encumber the Premises or any portion thereof or interest therein with Mortgages. As a condition to the execution and delivery of this Lease (which condition is only waivable by Tenant), and prior to this Lease becoming effective, Landlord agrees to obtain and deliver to Tenant an executed (by Lender and Landlord) subordination, non-disturbance and attornment agreement (“SNDA”) in the form of Exhibit “P” attached hereto with respect to any existing Mortgage encumbering the Premises as of the Date of this Lease from any holder of, or ground lessor with respect to, a Mortgage. Prior to Landlord granting any Mortgage after the Date of this Lease to any holder of, or ground lessor with respect to, a Mortgage, Landlord agrees to obtain from any future holder of, or ground lessor with respect to, a Mortgage, from time to time an executed SNDA in a form no less favorable to Tenant in any material respect than the form of SNDA attached hereto as Exhibit “P”. In no event shall any such instrument be effective or binding on Tenant unless and until the same shall be executed and delivered to Tenant by such holder of, or ground lessor with respect to, a Mortgage, and executed by Tenant. If at any time Landlord delivers a SNDA in the form of Exhibit “P” attached hereto, or in a form no less favorable to Tenant in any material respect, then Tenant shall execute a counterpart of such form and deliver to the other parties to the SNDA within ten (10) Business Days after delivery by Landlord.

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31.    NOTICES AND CONSENTS.
All notices, approvals, requests, consents, and other communications given, required or permitted in accordance with the terms of this Lease must be in writing and must be hand-delivered or sent by Federal Express or other nationally recognized overnight service, facsimile transmission or United States certified or registered mail. Notices sent by hand delivery or Federal Express or other nationally recognized overnight service shall be deemed given or delivered upon actual delivery or refusal of such delivery. Notices sent by certified or registered mail, with return receipt requested, shall be deemed given or delivered upon actual delivery or refusal of delivery. Notices sent by facsimile transmission shall be deemed given or delivered when transmitted by facsimile with a confirmation of receipt (provided transmission and confirmation thereof is during Normal Business Hours on Business Days, otherwise, such facsimile transmissions shall be deemed received on the next Business Day), provided an original of such notice is also sent the same day by a nationally recognized overnight service for delivery the following Business Day. The address for notices shall be as follows: (A) if for Tenant at “Tenant’s Address” set forth in Paragraph 1(d), or (B) if for Landlord at “Landlord’s Address” set forth in Paragraph 1(a), with a copy to Landlord’s property manager at “Property Manager’s Address” set forth in Paragraph 1(c). Landlord’s property manager may give notices on behalf of Landlord. Either party may change the person or address to whom notice is given by notifying the other party as provided in this Paragraph 31 ten (10) days in advance of the effective date of the change. Except for notices sent by facsimile as provided above, notices or communications sent or received by electronic means including, but not limited to, voicemail (or other recordings of oral conversations or messages) and electronic mail, shall not be binding on any party or effective for any purpose under this Lease, the parties agreeing that such electronic communications as may be sent and received by them or their employees, agents or other representatives are merely for the convenience of the parties and are not intended to be binding upon any party unless otherwise expressly agreed to by them.
32.    RIGHT OF RELOCATION.
Intentionally Omitted.
33.    TELECOMMUNICATIONS.
If Tenant requests Landlord to permit a telecommunications provider to provide telecommunication services to Tenant, Landlord may condition its consent, which consent shall not be unreasonably withheld or delayed, by requiring Tenant and/or such telecommunications provider to: (i) enter into a reasonable written agreement with Landlord; (ii) there shall be no compensation for the use of the Building’s Service Areas; (iii) comply with Project standards regarding the method and manner of installation of any telecommunications equipment; (iv) comply with Landlord’s telecommunications management program respecting telecommunications equipment and cables in the Common Areas or Service Areas; (v) provide evidence that a telecommunications provider is authorized to provide services pursuant to Applicable Laws; and (vi) not interfere with any other telecommunications provider then providing telecommunication services in the Tower Building. Tenant shall have the right, without additional charge, to utilize a pro rata share (based on relative rentable square feet) of risers made generally available to tenants in each of the Buildings for telecommunications

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purposes between the Premises and other parts of the Building for the installation of any cabling, wiring, conduit, piping, or any other equipment and/or appurtenances to serve the Premises. For the avoidance of doubt, as of the Date of this Lease, Tenant’s pro rata share is one hundred percent (100%) in the Lab Building.
34.    BROKERAGE COMMISSION.
Except for Landlord’s Broker and Tenant’s Broker, Landlord and Tenant represent and warrant each to the other that each has dealt with no other broker, agent or other person in connection with this transaction and that no other broker, agent or other person brought about this transaction. Landlord shall pay to Landlord’s Broker and Tenant’s Broker, a leasing commission as set forth in a separate written agreement (including, without limitation, the Stream Broker Agreement). Each of Landlord and Tenant shall indemnify, protect, defend and hold harmless the other from and against any Claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction. The provisions of this Paragraph 34 shall survive the termination of this Lease. As used herein, “Stream Broker Agreement” shall mean that certain letter agreement between Landlord and Stream Realty Partners dated as of March 17, 2015 concerning the payment of a commission to Stream Realty Partners in connection with this Lease.
35.    LIMITATION ON RIGHT OF RECOVERY.
(a)    This Lease is executed by certain authorized representatives of Landlord and Tenant, not individually, but solely on behalf of, such party. Landlord and Tenant each waive any rights to bring a cause of action personally against the individuals executing this Lease on behalf of Landlord and the Landlord Parties or Tenant and the Tenant Parties, as applicable.
(b)    The liability of Landlord (and its successors, partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any monetary judgment against Landlord under the terms of this Lease shall be recoverable only from Landlord’s interest in the Project. Landlord’s interest in the Project shall include, without limitation, the following, whether they are held by Landlord or to the extent they are received or receivable by Landlord after the date of breach or default by Landlord: (i) any condemnation awards in respect of the taking of a portion of the Project through an exercise of the power of eminent domain; (ii) any proceeds of property insurance and rental loss insurance in respect of damage to or destruction of any portion of the Project; (iii) any proceeds of the sale or refinancing of the Project or any portion thereof; and (iv) any other rent, revenue or other monetary proceeds from the Project. No personal judgment shall give rise to any right of execution or levy against any other assets of Landlord or of the general partners of Landlord. The provisions of this Paragraph 35(b) are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in the case of recovery of a monetary judgment against Landlord. Tenant’s rights to obtain injunctive relief or avail itself of any other right or remedy which may be awarded to Tenant by law or under this Lease (including, without limitation, any abatement or offset rights provided in this Lease) shall in no way be limited by the foregoing.

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(c)    The liability of Tenant and its successors, as Tenant hereunder, to Landlord for any default by Tenant shall be recoverable only from the assets of Tenant and its successors and shall not extend to the assets of individual partners, shareholders, members, directors or officers of Tenant and its successors. No present, past or future partner, shareholder, member, director or officer of Tenant shall have any individual liability to Landlord for the satisfaction of obligations or liabilities of Tenant under this Lease, all such individual liability, if any, being expressly waived and released by Landlord. The provisions of this Paragraph 35(c) are not intended to relieve Tenant from the performance of any of Tenant’s obligations under this Lease, but only to limit the personal liability of Tenant in the case of recovery of a monetary judgment against Tenant.
(d)    Notwithstanding any provisions of this Lease to the contrary, Tenant may also satisfy any arbitration award or final, non-appealable judgment not paid by Landlord within ten (10) days after the rendering of such award or judgment by offsetting such award or judgment against any Rent payable to Landlord and this offset right (i) shall be binding upon any purchaser or transferee that succeeds to Landlord’s interest under this Lease, regardless of whether the same relate to matters occurring prior to, on or after such purchase or transfer, and (ii) shall not be subject to any limitations.
(e)    The provisions of this Paragraph 35 shall survive the termination of this Lease.
36.    SIGNS.
(a)    On any floor of a Building on which tenants other than Tenant occupy space, Landlord shall provide and install on or adjacent to entrances to the Premises Tenant's name and numerals designating the appropriate suite numbers in Building standard graphics. All costs and expenses incurred by Landlord to initially install the foregoing graphics shall be borne by Landlord; however, any changes to such graphics shall be made at Tenant's sole cost and expense.
(b)    As to floors occupied solely by Tenant, Tenant may install, with Landlord's prior approval of the design, size, materials, method of illumination, if any, and method of installation or attachment, and at Tenant's sole cost and expense, appropriate graphics and its logo on the walls of elevator lobbies on such floors and on the entrance doors to the Premises. Notwithstanding the foregoing, with respect to any floors occupied solely by Tenant that are located in the Building higher than any other tenant's office space, Landlord shall not have the right to approve the design, size, materials or method of illumination, if any (but shall have the right to reasonably approve any method of installation or attachment) of Tenant's graphics and logos on the walls of the elevator lobbies and on the entrance doors to the Premises.
(c)    Subject to Tenant leasing space in the Tower Building, Landlord shall provide and install a Building directory computer terminal to be placed in the ground floor lobby of the Tower Building, which shall contain, at Tenant’s request, a listing of Tenant’s name, the floors occupied by Tenant, and the names of any subtenants. Tenant may erect a Building directory computer terminal and/or static Building directory in the ground floor lobby of the Lab Building, at its sole cost and expense.

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(d)    In addition, for so long as the Premises includes (i) a minimum of (y) 225,000 square feet of Net Rentable Area in the Project, or (z) 75,000 square feet of Net Rentable Area in either the Tower Building or the Lab Building, and (ii) a minimum of either one full floor wing in the Lab Building or one full floor in the Tower Building, then in either such instance Tenant may place a placard in the ground floor lobby on each elevator bank in a Building serving a portion of the Premises which constitutes a full floor wing of the Lab Building or full floor of the Tower Building, as applicable, which placard shall list the name of Tenant and otherwise be of a design, size, materials, method of illumination, if any, and method of installation that is of Comparable Building Standards and approved by Landlord; provided that no such approval shall be required if Tenant is the sole occupant of a Building. All costs and expenses associated with the foregoing graphics in this subparagraph (d) shall be borne exclusively by Tenant.
37.    LOCKS.
Upon Tenant’s request, Landlord shall initially furnish Tenant with access cards for each Building standard lockset or code required doors entering the Premises from public areas in an amount reasonably requested by Tenant, not to exceed the ratio of five (5) access cards per one thousand (1,000) square feet of Net Rentable Area. If any doors entering the Premises from Common Areas contain locksets that require keys, and provided Landlord has such keys within its possession, Landlord shall furnish up to two (2) keys for each such lockset. Thereafter, additional keys and/or access cards, including, without limitation, keys and/or access cards for new employees of Tenant and replacement keys and/or access cards for lost or damaged keys and/or access cards, will be furnished by Landlord upon an order signed by Tenant and at Tenant’s sole cost and expense. All such keys and/or access cards shall remain the property of Landlord. Tenant shall not make or authorize any duplicates to be made. Tenant shall be permitted to install additional locks or other access control devices or systems in or at the exterior doors of the Premises provided (i) Tenant furnishes Landlord's property manager with a duplicate set of keys, access cards and/or access passwords and codes to all locks or other access control devices or systems, and (ii) such access control devices or systems are located solely within or at the exterior doors of the Premises, comply with Applicable Laws and are operationally compatible with the access control system for the Building. Upon termination of this Lease, Tenant shall exercise good faith efforts to surrender or provide to Landlord all keys, access cards and access passwords and codes to any locks on doors entering or within the Premises, and shall provide Landlord with the combination of all locks for safes, safe cabinets and vault doors, if any, remaining on the Premises.
38.    INTENTIONALLY OMITTED.
39.    INTENTIONALLY OMITTED.
40.    CERTAIN RIGHTS RESERVED TO LANDLORD.
Landlord reserves the right, except as otherwise set forth in this Lease (including, without limitation, Paragraph 60(b) below), to name the Buildings and/or the Project and change the name or street address of the Buildings or the Project, provided that Landlord shall reimburse Tenant for any costs incurred by Tenant in reproducing its stationary, advertising or marketing material or other out-of-pocket costs incurred by Tenant as a result of such change up to $1,000.

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Notwithstanding the foregoing to the contrary, (1) Landlord shall not change the name of the Buildings or Project without the prior written approval of Tenant, in Tenant’s sole discretion, and (2) in the event Tenant leases a minimum of 475,000 square feet of Net Rentable Area in the Project, then Tenant shall have the right, in its sole discretion, to change the name of the Buildings and/or the Project to the name of Tenant by sending written notice thereof to Landlord.
41.    MISCELLANEOUS.
Any reference to the “provisions” or “terms” of this Lease shall mean every covenant, condition or agreement contained in this Lease. Any reference to “termination” of this Lease shall mean the expiration of the Term, the termination of Tenant’s right to possess the Premises, the termination of this Lease by order of court, the earlier termination by Landlord or Tenant pursuant to the terms of this Lease or earlier termination by agreement of Landlord and Tenant. All obligations of either Landlord or Tenant shall be continuous during the Term of this Lease, unless a specific shorter duration is defined. All references to “Paragraph” refer to Paragraphs in this Lease unless specified otherwise.
42.    RELATIONSHIP OF PARTIES.
This Lease shall create the relationship of landlord and tenant between Landlord and Tenant. The parties have no intention to create a joint venture, partnership or principal and agent relationship.
43.    GENDER AND NUMBER.
Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.
44.    TOPIC HEADINGS.
Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease or constitute any part of this Lease and are not to be considered in the construction of this Lease.
45.    TENANT’S FINANCIAL STATEMENTS.
If Tenant is an entity that is domiciled in the United States of America, and whose securities are publicly traded over exchanges based in the United States, the terms of this Paragraph 45 shall not apply. Otherwise, within ten (10) days after Landlord’s request, provided Landlord signs a confidentiality agreement in the form attached hereto as Exhibit “AA” Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements, certified by the chief financial officer of Tenant, or such other officer of Tenant with knowledge of the preparation and content of the financial statements. Landlord will not disclose any aspect of Tenant’s financial

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statements except (i) to a Lender or prospective mortgagees or purchasers of the Project, (ii) in litigation between Landlord and Tenant, and/or (iii) if required by Applicable Law or court order and with respect to clauses (i) and (ii) after obtaining a confidentiality agreement from the recipients, in the form attached hereto as Exhibit “AA”, acknowledging the confidentiality of the financial information. Tenant shall not be required to deliver the financial statements required under this Paragraph 45 more than once in any twelve (12) month period
46.    ATTORNEYS’ FEES.
Subject to the provisions of Paragraph 59, in any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses, arbitration expenses and court costs including attorneys’ fees incurred by the prevailing party. A party shall be considered the “prevailing party” if: (a) it initiated the litigation and substantially obtains the relief it sought, either through an award or judgment or the losing party’s voluntary action before the award or judgment; (b) the other party withdraws its action without substantially obtaining the relief it sought; or (c) it did not initiate the litigation and the award or judgment is entered for either party, but without substantially granting the relief sought.

47.    WAIVER OF JURY TRIAL.
UNLESS PROHIBITED BY LAW, LANDLORD AND TENANT WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER OF ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. TENANT ACKNOWLEDGES THAT: (A) THIS IS AN INTEGRAL PART OF THIS LEASE; (B) LANDLORD WOULD NOT ENTER INTO THIS LEASE BUT FOR TENANT’S AGREEMENT TO THIS WAIVER; AND (C) NEITHER LANDLORD NOR ANYONE ACTING ON LANDLORD’S BEHALF HAS MADE ANY REPRESENTATION OR OTHER STATEMENT THAT LANDLORD WILL NOT ENFORCE THIS PROVISION TO THE FULLEST EXTENT PERMITTED BY LAW.
48.    COUNTERPARTS.
The parties may execute several copies of this Lease. All copies of this Lease bearing signatures of the parties (either original signatures or electronic copies of such signatures) shall constitute one and the same Lease, binding upon all parties.
49.    ENTIRE AGREEMENT.
This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

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50.    RECORDING.
The parties shall execute a short form lease or memorandum of lease in the form attached hereto as Exhibit “Q” and either party may record. If a short form lease or memorandum of lease is recorded, Tenant shall execute a release of such short form lease or memorandum upon the termination of this Lease. The provisions of this Paragraph 50 shall survive the termination of this Lease.
51.    GOVERNING LAW; INVALIDITY OF ANY PROVISIONS.
This Lease shall be subject to and governed by the laws of the State of Texas exclusive of its conflict of laws principles. If any Lease provision is rendered invalid or unenforceable, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by Applicable Laws.
52.    INTENTIONALLY OMITTED.
53.    ACCEPTANCE OF THIS LEASE.
Notwithstanding either party’s execution of this Lease, Tenant and Landlord acknowledge that this Lease Agreement shall not be binding upon Landlord or Tenant until such time as Landlord and Tenant execute this Lease and each receives a counterpart.
54.    TIME FOR PERFORMANCE.
Subject to Paragraph 29 above, with respect to all required acts and the time for performance by Tenant or Landlord of any obligations or the exercise by Tenant or Landlord of any rights or the giving of any notices required or permitted hereunder, time shall be of the essence.
55.    WAIVER OF TAX PROTEST.
TO THE EXTENT ALLOWED BY LAW, TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT, THE LAND OR THE BUILDING OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.
56.    WAIVER OF CONSUMER RIGHTS.
TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

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57.    EXHIBITS.
The following exhibits are attached to this Lease and incorporated herein.
Exhibit “A-1”    -    Legal Description
Exhibit “A-2”     -    Permitted Encumbrances
Exhibit “A-3”    -    Operating Expense Allocations
Exhibit “B”    -    Floor Plan of Premises
Exhibit “C”    -    Building Rules
Exhibit “D”    -    Work Letter
Exhibit “E-1”    -    Form Delivery Date Agreement
Exhibit “E-2”     -    Form Rent Commencement Date Agreement
Exhibit “F”:    -    Estoppel Certificate
Exhibit “G”    -    Renewal Option
Exhibit “H”    -    Right of First Refusal
Exhibit “I”    -    Expansion Option
Exhibit “J”    -    Satellite Dish/Antennae
Exhibit “K-1”    -    Monument Signage Location
Exhibit “K-2”    -    Crown Signage Location
Exhibit “L”    -    Cafeteria Provisions
Exhibit “M”    -    Lab Building Parking Elevators
Exhibit “M-1”    -    Scope of Elevator Modernization Work
Exhibit “N”    -    Structural Loads
Exhibit “O”    -    Security Services
Exhibit “P”    -    Form of SNDA
Exhibit “Q”    -    Form of Memorandum of Lease
Exhibit “R”    -    Location of Future Signage
Exhibit “S”    -    Parking
Exhibit “S-1”    -    Tower Garage
Exhibit “T”    -     Water Feature
Exhibit “U”    -     Approved Signage
Exhibit “V”    -    Rules and Regulations for Contractors
Exhibit “W”    -    List of Existing Fitness Equipment
Exhibit “X”    -    Scope of Ghosting Removal Work
Exhibit “Y”     -    Tenant’s Existing Leases
Exhibit “Z”     -    DART Shuttle Service
Exhibit “AA”     -    Form of Confidentiality Agreement
Exhibit “BB”     -    Elevated Cafeteria Area
Exhibit “CC”     -    Form of Association Maintenance Agreement

58.    REPRESENTATIONS AND WARRANTIES.
(a)    Tenant Representations.
(i)    Tenant represents and warrants to Landlord that Tenant is currently in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated

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and Blocked Persons List) and the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.
(ii)    Tenant represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that, as of the Date of this Lease, Tenant’s organizational identification number assigned by the Delaware Secretary of State is 3746390.
(b)    Landlord Representations.
(i)    Landlord represents and warrants to Tenant that Landlord is currently in compliance with the regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) and the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.
(ii)    Landlord represents and warrants to Tenant that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
(iii)    Landlord represents and warrants that, to its current actual knowledge, as of the Date of this Lease, the Project is not benefitting from any tax abatements, utility incentives or other governmental or quasi-governmental cost reductions.
59.    ARBITRATION.
(a)    Any controversy or claim arising out of or relating to this Lease, or the breach thereof, other than a proceeding to determine the Market Rate (for which Exhibits “G”, “H” or “I”, as applicable, shall control) shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of the arbitration shall be Dallas, Texas. The number of arbitrators shall be three (3). The claimant shall appoint an arbitrator with the Demand for Arbitration. The respondent shall appoint an arbitrator with its Answering Statement, filed within fourteen (14) calendar days after notice of the filing of the Demand is sent by the AAA. The two party-appointed arbitrators shall appoint the Chairperson within fourteen (14) calendar days from the appointment of the respondent’s arbitrator. If a party or the two party-appointed arbitrators fail to appoint an arbitrator within the time specified, the appointment shall be made by the AAA. The arbitrators shall render a reasoned award. In the final award, the arbitrators may assess and include an award of administrative fees, expenses, arbitrator compensation and attorneys’ fees as the arbitrators deem appropriate.
(b)    In the event of an arbitration proceeding commenced prior to Substantial Completion of the TI Work pursuant to Exhibit “D” to resolve a matter which involves (a) the

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requirements in the Lease (including without limitation, Exhibit “D” and Exhibit “N”) as they relate to the Building Structure, Building Systems or the Preliminary Space Plan, the Space Plan, the Preliminary CDs (as defined in Exhibit “D”) or the Final CDs (as defined in Exhibit “D”), or (b) the approval rights of Landlord or Tenant with respect thereto, the parties agree that the Expedited Procedures of the AAA Commercial Arbitration Rules shall apply.
(c)    Nothing contained herein shall prevent a party from seeking injunctive relief from a competent judicial authority. Any such action shall not be deemed to be an infringement or a waiver of this arbitration agreement and shall not affect the powers reserved to the arbitrators.
60.    SPECIAL PROVISIONS.
(a)    Satellite Dishes and Antennae. Tenant may install and operate one or more satellite dishes or antennae on the roof of the Lab Building (in addition to any equipment installed to improve the cellular phone reception throughout the Project as contemplated in Paragraph 4(e) of Exhibit “D”), and if Tenant leases space in the Tower Building then one satellite dish or antenna on the roof of the Tower Building, in accordance with the provisions of Exhibit “J”.
(b)    Monument and Crown Signage.
(i)    Monument Signage. Tenant shall have (1) the exclusive right to place one or more panels, displaying Tenant’s, subtenant’s and/or Transferee’s names, on the existing monument sign on the south side of the Project and (2) a non-exclusive right to install one (1) panel, displaying Tenant’s, subtenant’s and/or Transferee’s names, in the top position on the existing monument sign on the north side of the Project, both monument signs as shown on Exhibit “K-1” (collectively, the “Monument Signage Panels”). Prior to installation of the Monument Signage Panels, Tenant shall furnish to Landlord plans setting forth the design, color and size of the sign panels for review and approval by Landlord, which approval shall not be unreasonably withheld as to sign panels that are compatible with the existing monument signs; provided that Landlord hereby approves of the design of the Monument Signage Panels depicted on Exhibit “U”, attached hereto. Once approved by Landlord, Tenant must next obtain the approval of any applicable governmental authority, to the extent required, prior to installation of the Monument Signage Panels. Tenant shall coordinate installation of the Monument Signage Panels with Landlord and afford Landlord an opportunity to oversee the installation of the Monument Signage Panels. Any contractors utilized by Tenant to install the Monument Signage Panels and, subsequently, to maintain the Monument Signage Panels shall be approved by Landlord, which approval shall not be unreasonably withheld as to contractors which have prior experience in installing monument signs and with adequate insurance, including insurance coverage for injury to persons or property. Landlord shall pay the cost of installation of the Monument Signage Panels. Once installed, Tenant shall be solely responsible for maintaining, at Tenant’s sole cost and expense, the Monument Signage Panels in good condition, repair and appearance and otherwise in compliance with Comparable Building Standards throughout the Term; provided that Landlord, at Landlord’s sole cost and expense, shall be solely responsible for maintaining in good condition and repair and first class appearance throughout the

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Term, the monument signs. The rights in this Paragraph 60(b)(i) shall be suspended in the event that the Premises leased by Tenant contain less than 200,000 square feet of Net Rentable Area in the Lab Building. Upon suspension of the right, Tenant, at Tenant’s sole cost and expense, shall remove the Monument Signage Panels and replace them with blank panels. In the event Tenant fails to remove and replace the Monument Signage Panels within thirty (30) days following termination of this Lease, then Landlord may do so and Tenant shall reimburse to Landlord the reasonable cost to remove and replace them within thirty (30) days following written notice to Tenant of the costs. In the event that Tenant’s right set forth above is suspended as a result of Tenant leasing less than 200,000 square feet of Net Rentable Area in the Lab Building, but thereafter Tenant leases 200,000 or more square feet of Net Rentable Area in the Lab Building then, subject to availability, Tenant’s signage right as set forth herein shall be reinstated.
(ii)    Crown Signage. Tenant shall have an exclusive right to install one (1) sign on each of the crowns of the Lab Building, as shown on the rendering attached hereto as Exhibit “K-2” (“Crown Signage”). Prior to installation of the Crown Signage, Tenant shall furnish to Landlord plans setting forth the design, color and size of the signs and the method of installation and attachment to the Lab Building for review and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that Landlord hereby approves of the design of the Crown Signage depicted on Exhibit “U”, attached hereto. Once approved by Landlord, Tenant must next obtain the approval of any applicable governmental authority and any approvals required under the Permitted Encumbrances prior to installation of the Crown Signage. Tenant shall coordinate installation of the Crown Signage with Landlord and afford Landlord an opportunity to oversee the installation of the signs. Any such installation shall be at times to minimize interference with other tenants’ use of the Project and in a manner to maximize the safety of persons and property from damage. Any contractors utilized by Tenant to install the Crown Signage and, subsequently, to maintain the Crown Signage shall be approved by Landlord, which approval shall not be unreasonably withheld as to contractors with prior experience in installing signs on crowns of office buildings and with reasonably adequate insurance, including insurance coverage for injury to persons or property. Landlord shall pay for the costs incurred in connection with the design, permitting, fabrication and installation of the Crown Signage up to $75,000.00 and Tenant shall pay any amount in excess of $75,000.00 for such costs. Once installed, Tenant shall be solely responsible for maintaining, at Tenant’s sole cost and expense, the Crown Signage in good condition and repair and appearance and, otherwise in compliance with Comparable Building Standards throughout the Term. The exclusivity of this right shall be suspended in the event that the Premises leased by Tenant contains less than 200,000 square feet of Net Rentable Area in the Lab Building; provided that Tenant shall be permitted to maintain its then currently installed Crown Signage (and the same shall not be subject to relocation or removal) on the portion of the Lab Building (i.e., either the north or south portion of the Lab Building) continuing to be leased by Tenant so long as the Premises leased by Tenant contains at least 125,000 square feet of Net Rentable Area in the Lab Building. This right shall be suspended in its entirety in the event that the Premises leased by Tenant contain less than 125,000 square feet of Net Rentable Area in the Lab Building. Upon suspension of the right, Tenant, at Tenant’s sole cost and expense, shall remove the Crown Signage from all or the portion of the Lab

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Building affected by the suspension and repair and restore any damage to the Lab Building resulting from the Crown Signage and its removal. In the event Tenant fails to remove and repair within thirty (30) days following termination of this Lease, then Landlord may do so and Tenant shall reimburse to Landlord the reasonable cost to remove the Crown Signage and repair and restore any damage to the Lab Building within thirty (30) days following written notice to Tenant of the costs. In the event that Tenant’s right as set forth above is suspended in whole or in part, but thereafter Tenant again satisfies the square footage requirements set forth above then, subject to availability of the locations for the Crown Signage, Tenant’s signage rights as set forth in this subclause (ii) shall be reinstated.
(iii)    Future Rights. In the event Tenant leases a minimum of 75,000 square feet of Net Rentable Area in the Tower Building, then Tenant will have a non-exclusive, priority right (which priority placement is subject to availability, but the right to install the sign panel is not subject to availability) to place one (1) sign panel on each exterior monument sign serving the Tower Building. Additionally, if Tenant leases a minimum of 125,000 square feet, but less than 200,000 square feet, of Net Rentable Area in the Tower Building, then Tenant shall have a non-exclusive right to install, at Tenant’s sole cost and expense, one crown sign on the Tower Building which sign will be located as shown on Exhibit “R”. Further, if Tenant leases a minimum of 200,000 square feet of Net Rentable Area in the Tower Building, then Tenant shall have the exclusive right to install, at Tenant’s sole cost and expense, crown signage on the Tower Building as shown on Exhibit “R” (but Landlord shall not be required to remove an existing crown sign installed pursuant to a right granted to another tenant under such tenant’s lease which was executed prior to Tenant’s leasing of 200,000 square feet in the Tower Building, provided that Landlord shall not grant any such rights which would prevent Tenant from installing crown signage on the Tower Building as shown on Exhibit “R”). In no event shall Landlord install or permit to be installed more than two (2) signs on the crown of the Tower Building (however, this shall not limit Tenant’s rights as set forth in this subclause (iii)). Any installation and operation of crown signage on the Tower Building shall be governed by the provisions of subclause (ii), above, with appropriate adjustments for the square footage requirements of this subclause (iii). The phrase “subject to availability,” as set forth in subclauses (i), (ii) and (iii), means that Landlord has not granted such rights to a third party prior to the date Tenant’s right(s) mature or re-apply under the foregoing provisions.
(iv)    No Modifications. Landlord shall not make modifications to, or construct new, monument signs in the Project without the approval of Tenant, which approval shall not be unreasonably withheld, delayed or conditioned.
(v)    Survival. These applicable provisions of Paragraph 60 shall survive termination of this Lease.
(c)    Building Cafeteria. Reference is made to the existence of a cafeteria in the Lab Building operated by the existing tenant on the Date of this Lease (“Existing Cafeteria”). Landlord does not represent or warrant that any leasehold improvements, fixtures or equipment installed in the Existing Cafeteria will remain following termination of the State Farm Lease.

LEASE AGREEMENT          PAGE 84 OF 90

However, Landlord shall enforce in all material respects the provisions of the State Farm Lease with respect to provisions related to maintaining upon termination any leasehold improvements, fixtures or equipment installed in the Existing Cafeteria. Landlord shall deliver the Existing Cafeteria, including any equipment located therein to Tenant in accordance with Paragraphs 4 and 5 of this Lease (and Landlord will not remove any of the kitchen equipment left in the Existing Cafeteria by the existing tenant under the State Farm Lease upon vacating the space). Tenant may alter the leasehold improvements located in the portion of the Premises in which the Existing Cafeteria is located in accordance with the other provisions of this Lease governing TI Work or Alterations, as applicable and may use or dispose of any of the Existing Cafeteria equipment as Tenant shall see fit in its sole and absolute discretion. Tenant may elect to continue to operate all or any portion of the Existing Cafeteria (as modified by Tenant) as a cafeteria, or engage a third party operator to do so, in either of which events, the provisions of Exhibit “L” shall be applicable. Nothing contained herein shall be construed to require Tenant to operate a cafeteria. Tenant, at its option, may elect to allow invitees (including other tenants of the Project and their employees) to utilize the Existing Cafeteria (as modified by Tenant). Tenant, at its option, may prohibit access from the Tower Building via the sky bridge that connects to the Existing Cafeteria (as modified by Tenant) beginning on the Delivery Date, provided that any construction affecting the Building Structure or Building Systems shall be governed by Exhibit “D” or Paragraph 10, as applicable.
(d)    Food Trucks. Landlord shall not prohibit “food trucks” from providing services to the Premises, and/or remainder of the Project, provided (i) no more than four (4) food trucks shall be permitted at any one time, (ii) the food trucks may only park in the circular drive in front of the Lab Building, provided any such parking is not in violation of Applicable Laws (if such parking would violate Applicable Laws, Landlord and Tenant shall reasonably cooperate to agree on an alternative location for the parking of such food trucks), (iii) the food trucks may not utilize any power or water otherwise available at the Project, but must supply their own such utilities, and (iv) the food trucks otherwise must comply with reasonable rules and regulations established by Landlord, including any Building Rules to the extent applicable, and provided that Landlord delivers written notice to such food truck operators setting forth any such rules and regulations. Except as set forth herein, Landlord shall have no obligation with respect to the food trucks presence on the Project and no liability whatsoever for the operation of the food trucks on the Project. The presence of a food truck on the Project shall not be a representation or warranty of Landlord that the food truck is properly licensed, insured or otherwise operating in compliance with Applicable Laws. Tenant shall give written notice to Landlord upon scheduling a food truck to come to the Project.
(e)    Building Fitness Center. Reference is made to the existence of a fitness center in the Lab Building operated by the existing tenant on the Date of this Lease (“Existing Fitness Center”). Except for the fitness equipment listed on Exhibit “W”, attached hereto, Landlord does not represent or warrant that any leasehold improvements, fixtures or equipment currently installed in the Existing Fitness Center will remain following termination of the State Farm Lease. However, Landlord shall enforce in all material respects the provisions of the State Farm Lease with respect to provisions related to maintaining upon termination any leasehold improvements, fixtures or equipment installed in the Existing Fitness Center. Landlord shall deliver the Existing Fitness Center, including any equipment located therein, to Tenant in accordance with Paragraphs 4 and 5 of this Lease (and Landlord will not remove any of the

LEASE AGREEMENT          PAGE 85 OF 90

fitness equipment left in the Existing Fitness Center by the existing tenant under the State Farm Lease upon vacating the space) and Landlord shall deliver the equipment listed on Exhibit “W”, attached hereto. Tenant may alter the leasehold improvements located in the portion of the Premises in which the Existing Fitness Center is located in accordance with the other provisions of this Lease governing Alterations or TI Work and may use or dispose of any of the fitness equipment listed on Exhibit “W” as Tenant shall see fit in its sole and absolute discretion. Tenant, at its option, may elect to continue to operate the Existing Fitness Center as a fitness center, and, if operating, elect to engage a third party operator to do so. Nothing contained herein shall be construed to require Tenant to operate a fitness center. Tenant, at its option, may elect to allow invitees (including other tenants of the Project and their employees) to utilize the Existing Fitness Center (as modified by Tenant). Except as set forth in this Lease including, without limitation Paragraphs 4, 5 and 12(b), Landlord shall have no obligation with respect to the Existing Fitness Center (as modified by Tenant) and no liability whatsoever for the operation of the Existing Fitness Center (as modified by Tenant).
(f)    Premises Security. Tenant, at Tenant’s sole cost and expense, shall have the right (i) to install security devices in the Premises, (ii) to hire security personnel for the Premises and (iii) to locate a security desk manned by Tenant (or security personnel contracting with Tenant) in the lobby of the Lab Building. Reference is hereby made to that certain control room, the location of which is marked on Exhibit “B”, attached hereto (“Security Control Room”), which is manned by security personnel retained by Landlord and contains equipment, cable and wiring to facilitate security at the Project. Tenant hereby grants to Landlord a non-exclusive, irrevocable license to use the Security Control Room throughout the Term. The license shall include the right of access to and from the Security Control Room by Landlord and its contractors engaged by Landlord to operate the equipment in the Security Control Room and any cable and wiring running through the Premises to such equipment. The right of access to and from the Security Control Room shall be limited to the most direct route of access from the main entrance of the Lab Building to the Security Control Room and in no event shall any such security personnel engaged by Landlord have the right to enter any other portions of the Premises unless accompanied by Tenant and after receiving Tenant’s express authorization. Landlord shall at all times retain ownership of the equipment, cable and wiring located in the Security Control Room as of the Date of this Lease and shall be responsible for keeping all such equipment, cable and wiring in good working order throughout the Term and otherwise as may be required pursuant to Paragraph 14(a)(v). Tenant, at its option and sole cost and expense, may elect to have its security monitoring equipment, cable and wiring located in the Security Control Room and connect Tenant’s security monitoring with that of Landlord. In the event Tenant elects to monitor its security from the Security Control Room, Landlord and Tenant shall cooperate with one another to facilitate providing security for the Premises and Project in an efficient manner. Notwithstanding anything to the contrary, Landlord shall not be required to provide any security to or within the Premises, but the foregoing does not release Landlord of its obligations under Paragraph 14(a)(v). Landlord acknowledges that any and all security personnel retained by Landlord who have access to the Security Control Room shall be subject to Tenant’s prior written approval, in Tenant’s sole and absolute discretion, and provided further that Tenant may revoke such approval at any time, in Tenant’s sole and absolute discretion. Additionally, any security firm engaged by Landlord to provide security for the Project shall be subject to Tenant’s prior written approval. Landlord shall be responsible for the actions of all security personnel retained by Landlord who have access to the Security Control Room and shall

LEASE AGREEMENT          PAGE 86 OF 90

cause all such personnel to comply with the provisions hereof and such other reasonable rules and regulations as Tenant may determine, and in no event shall any such security personnel be deemed employees, agents or invitees of Tenant.
(g)    Leasing to Competitors. From the Date of this Lease and continuing throughout the Term, Landlord will not (i) lease space in the Project, (ii) consent to a transfer, assignment, sublease or occupancy by any tenant, subtenant or occupant of the Project to, (iii) permit signage anywhere on or about the Project to, or (iv) grant naming rights for the Project or a Building, or any portion thereof, to, up to five (5) direct competitors of Tenant, identified by Tenant, without the prior written approval of Tenant, which may be withheld in the sole discretion of Tenant. The five (5) direct competitors of Tenant initially identified by Tenant are: Yardi Systems, Inc.; Property Solutions International, Inc.; The Rainmaker Group, Inc.; Assurant, Inc.; and Vista Equity Partners Fund III, L.P. Tenant may change the names of the direct competitors of Tenant on an annual basis upon written notice to Landlord delivered on or before January 31st of each calendar year, provided Tenant may not withdraw approval or list any tenant then leasing space in the Project. The list of direct competitors shall be deemed to include (i) the named entities even if such entity undergoes a name change or conducts business under a separate name, (ii) any entity that succeeds to all or a material portion of the interests of any of the named competitors as a result of a merger, acquisition, sale or any other transaction, and (iii) any Affiliate of such named competitor, including any Affiliate of a competitor deemed to be included in the list as a result of clauses (i) and (ii) hereof to the extent not already in premises in the Project. Notwithstanding anything to the contrary, the prohibition on leasing space in the Project to the list of direct competitors shall not extend to a current tenant in the Project acquired by a direct competitor; provided that such tenant shall be prohibited from displaying its name (or that of any Affiliate) on any signage in the Project unless such signage was installed prior to such tenant’s acquisition. This Paragraph 60(g) shall become null and void if Tenant ceases to lease a minimum of 200,000 square feet of Net Rentable Area at the Project, but shall be immediately reinstated any time thereafter that Tenant leases at least 200,000 square feet of Net Rentable Area at the Project.
(h)    Property Management. Landlord shall at all times have an on-site property manager for the Project, which on-site property manager shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord will remove any on-site property manager and replace with another person, upon the reasonable written request of Tenant.
(i)    Generator. Reference is made to the existence of three (3) generators located on the Project as of the Date of this Lease, one of which is not dedicated to providing back-up for fire, life-safety systems in the Project (the “Non-FLS Generator”). Reference is made to the fact that approximately twenty-five percent (25%) of the power capacity of the Non-FLS Generator is presently dedicated as back-up power to various portions of the Project. After the Delivery Date, Tenant may connect to the Non-FLS Generator, provided any such connection is permitted by Applicable Law and shall be permitted to draw power from such Non-FLS Generator, provided that Tenant shall not draw more than one-half (1/2) of the remaining power capacity (approximately 37.5% of the original rated capacity). Any such availability of the Non-FLS Generator for connection shall be in its then “AS IS” condition on the Delivery Date. The rights granted to Tenant under this Paragraph 60(i) to utilize one-half (1/2) of the capacity of

LEASE AGREEMENT          PAGE 87 OF 90

such generator which is not dedicated to provide back-up power to various portions of the Project shall apply to any additional generators or replacement generators located on the Project, which are not dedicated to providing back-up for fire, life-safety systems in the Project and which are owned by Landlord and have excess capacity (excess to the purpose for which it was installed by Landlord).
(j)    Building Stairwells. To the extent permitted by Applicable Law, Tenant may at its sole cost and expense, (A) use the fire exit stairway(s) running between floors of the Premises for inter-floor travel in the Building (provided that on floors that are not fully leased by Tenant, access to such fire exit stairway(s) shall be from the public corridors located outside of the Premises); and (B) with Landlord’s prior approval, which will not be unreasonably withheld, at Tenant’s cost and expense, upgrade the building standard fire exit stairway(s) (including installation of a card reader system exclusively for Tenant’s use to control entry to and from such stairway to any floor that is fully leased by Tenant) as well as install drywall, paint of Tenant’s choice, and light fixtures consistent with the office portions of the Premises and reasonably satisfactory to both Landlord and Tenant. Any control access system installed by Tenant on doors from building stairways shall comply with Applicable Laws, including providing for automatic release in the event a fire alarm is triggered.
(k)    Atrium Conversion. If Tenant elects to convert the existing atriums located in the Lab Building into usable space, Tenant, at Tenant’s sole cost and expense, shall be solely liable for all matters related to converting the space, including, without limitation, compliance with zoning and Permitted Encumbrances and for any changes to the Building Structure and Building Systems to accommodate the additional usable space.

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LEASE AGREEMENT          PAGE 88 OF 90

IN WITNESS WHEREOF, the parties have executed this Lease as of the Date of this Lease.

LANDLORD:

LAKESIDE CAMPUS PARTNERS, LP,
a Delaware limited partnership

By:    Lakeside Campus Partners GP, LLC
a Delaware limited liability company,
its general partner

By:    /s/ Louis Hellebusch

Name:    Louis Hellebusch

Title:     Vice President

Date:      June 2            , 2015

LEASE AGREEMENT          PAGE 89 OF 90

TENANT:

REALPAGE, INC.,
a Delaware corporation

By:    /s/ W. Bryan Hill

Name:        W. Bryan Hill

Title:     Chief Financial Officer

Date:     June 2            , 2015

LEASE AGREEMENT          PAGE 90 OF 90

EXHIBIT “A-1”
LEGAL DESCRIPTION

Being Lot 3, Block 1 of Replat, GREENWAY-BLOCK 1, LOT 3, SUBDIVISION, an Addition to the City of Richardson, Dallas County, Texas, according to the plat thereof recorded in Volume 91207, Page 1625, Map Records, Dallas County, Texas.

LEASE AGREEMENT     EXHIBIT “A-1”     PAGE 1 OF 1

EXHIBIT “A-2”
PERMITTED ENCUMBRANCES

1.
Restrictive covenants described in instrument recorded in Volume 83013, Page 1589, Real Property Records, Dallas County, Texas. As affected by First Amendment recorded in Volume 88235, Page 2829 and Act of Clarification and Release of Easement recorded in Volume 90051, Page 862, Real Property Records, Dallas County, Texas.

2.	Terms, provisions, conditions, and easements contained in Reservations, Restrictions, and
Covenants for Greenway, filed 01/18/1983, recorded in Volume 83013, Page 1589, Real Property Records, Dallas County, Texas. As affected by First Amendment filed 12/05/1988, recorded in Volume 88235, Page 2829 and Act of Clarification and Release of Easement filed 03/14/1990, recorded in Volume 90051, Page 862, Real Property Records, Dallas County, Texas.

3.	Easement granted by Greenway Park Land Joint Venture to Texas Power & Light Company, filed 10/26/1982, recorded in Volume 82210, Page 825, Real Property Records, Dallas County, Texas.

4.	The following easements and/or building lines, as shown on plat recorded in Volume 91207, Page 1625, Map Records, Dallas County, Texas:

1) Fifteen foot pedestrian easements;
2) Fifteen foot TUEC easements;
3) Twenty foot TUEC easement;
4) Forty foot building set back lines;
5) Fifteen foot building set back line;
6) Variable width fire lane easements;
7) Variable width TUEC easement;
8) Twenty five foot drainage easement;
9) Variable width drainage easement;
10) Ten foot pedestrian easement;
11) Variable width private access easement for irrigation control, and pump vaults;
12) Fifteen foot landscape area;
13) Twelve foot utility easement; and
14) Twenty foot utility and drainage easement.

LEASE AGREEMENT     EXHIBIT “A-2”     PAGE 1 OF 1

EXHIBIT “A-3”
OPERATING EXPENSE ALLOCATION

With respect to Tenant’s obligation to pay, as Additional Rent, Tenant’s Proportionate Share, Tenant’s Proportionate Share (Lab Building), and/or Tenant’s Proportionate Share (Tower Building), as applicable, of certain Operating Expenses, Landlord and Tenant agree that Operating Expenses shall be allocated to the Project (and Tenant’s Proportionate Share shall be used), the Tower Building (and Tenant’s Proportionate Share (Tower Building) shall be used) and/or the Lab Building (and Tenant’s Proportionate Share (Lab Building) shall be used) in accordance with the following criteria, in order of preference.

1.	If the Lease expressly states that a particular Operating Expense is to be allocated to the Project, the Tower Building and/or the Lab Building, then such Operating Expense shall be so allocated.

2.
If the Operating Expense is a service, maintenance or similar contract and the services thereunder are provided to either the Lab Building (or its tenants) or the Tower Building (or its tenants) exclusively, such Operating Expense shall be allocated solely to the Lab Building or the Tower Building, as applicable.

3.
If the Operating Expense is a service, maintenance or similar contract that applies to the Project as a whole, but the terms of the contract expressly identify the particular portion of the cost of the services to be performed for each of the Common Areas, Parking Facilities, the Project as a whole, the Lab Building (or its tenants) or the Tower Building (or its tenants), such Operating Expense shall be allocated to the Project, the Tower Building or the Lab Building based on the express amount set forth in such service contract; provided, however that such allocation must have been made in an equitable manner. For the avoidance of doubt, if such service, maintenance or similar contract applies to the Project as a whole and does not expressly identify the particular portion of the cost of the services to be performed for specific areas of the Project, such contract shall be allocated to the Project as a whole. For example and by way of illustration only, if a single elevator service contract is entered into for the Project, but such contract includes specific pricing for service to each of the Lab Building and the Tower Building, only those costs allocated to the specific Building shall be included in determining the Operating Expenses of such Building.

4.
If the Operating Expense relates to a service, material or other item that only benefits, or only services are provided to, either the Lab Building (or its tenants) or the Tower Building (or its tenants) exclusively, such Operating Expense shall be allocated solely to the Lab Building or the Tower Building, as applicable. For example and by way of illustration only, the cost of any repairs made to a Building or the furnishing of supplies to a Building will be allocated entirely to that Building.

5.	All other costs shall be allocated to the Project as a whole unless Landlord and Tenant agree otherwise. Landlord and Tenant shall, in determining any such allocation, act in good faith

LEASE AGREEMENT     EXHIBIT “A-3”     PAGE 1 OF 2

and in accordance with the terms and conditions of the Lease including, without limitation, Paragraph 2(ooo) thereof.
In the event of any dispute between Landlord and Tenant regarding the allocation of any Operating Expenses as set forth in this Exhibit “A-3”, Landlord and Tenant shall resolve such dispute pursuant to Paragraph 59 of the Lease.

LEASE AGREEMENT     EXHIBIT “A-3”     PAGE 2 OF 2

EXHIBIT “B”
FLOOR PLAN OF PREMISES

BASEMENT- P2

TUNNEL
SECURITY OFFICE
COPY CENTER
SHIPPING / RECEIVING
STORAGE
STORAGE
STORAGE
STORAGE
STORAGE

BASEMENT- P1

GARAGE STAIR
AIR HANDLER (MECH)
MAIN BUILDING ELECTRICAL
BACK-UP ELECTRICAL
BACK-UP ELECTRICAL
STAIRS
PUMP ROOM FOR FOUNTAIN ON FLOOR 1
AIR HANDLER MECHANICAL
GARAGE STAIR
PARKING GARAGE
MAIN BLDG TELEPHONE
WOMEN'S
MEN'S
TENANT TELE
POWER
MECHANICAL
MECHANICAL
MECHANICAL
MECHANICAL

CAWLEY PARTNERS
REAL ESTATE INVESTORS

For leasing information,
please contact:

ADDIE LUDWIG
(972) 759-7727

2201 LAKESIDE

2201 LAKESIDE BLVD.
RICHARDSON, TEXAS 75082

CONFIRMED LEASE PLAN
BASEMENT

rsf:	67,135
scale:	nts
date:	02.02.15

go studio
208 north market street
suite 420
dallas, texas 75202
214.420.4646

LEASE AGREEMENT     EXHIBIT “B”     PAGE 1 OF 4

CAWLEY PARTNERS
REAL ESTATE INVESTORS

For leasing information,
please contact:

ADDIE LUDWIG
(972) 759-7727

2201 LAKESIDE

2201 LAKESIDE BLVD.
RICHARDSON, TEXAS 75082

CONFIRMED LEASE PLAN

FLOOR 01

rsf:	125,441
scale:	nts
date:	02.02.15

go studio
208 north market street
suite 420
dallas, texas 75202
214.420.4646

LEASE AGREEMENT     EXHIBIT “B”     PAGE 2 OF 4

CAWLEY PARTNERS
REAL ESTATE INVESTORS

For leasing information, please contact:

ADDIE LUDWIG
(972) 759-7727

2201 LAKESIDE

2201 LAKESIDE BLVD.
RICHARDSON, TEXAS 75082

CONFIRMED LEASE PLAN

FLOOR 02

rsf:	113,847
scale:	nts
date:	02.02.15

go studio
208 north market street
suite 420
dallas, texas 75202
214.420.4646

LEASE AGREEMENT     EXHIBIT “B”     PAGE 3 OF 4

CAWLEY PARTNERS
REAL ESTATE INVESTORS

For leasing information,
please contact:

ADDIE LUDWIG
(972) 759-7727

2201 LAKESIDE

2201 LAKESIDE BLVD.
RICHARDSON, TEXAS 75082

CONFIRMED LEASE PLAN

FLOOR 03

rsf:	93,365
scale:	nts
date:	02.02.15

go studio
208 north market street
suite 420
dallas, texas 75202
214.420.4646

LEASE AGREEMENT     EXHIBIT “B”     PAGE 4 OF 4

EXHIBIT “C”
BUILDING RULES

1.    Sidewalks, doorways, vestibules, halls, stairways and similar areas constituting Common Areas of the Building shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by any Tenant Parties, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Buildings to another part of the Buildings. Canvassing, soliciting and peddling in the Project is prohibited.
2.    Plumbing, fixtures and appliances shall be used only for purposes for which constructed.
3.    Except as otherwise permitted under the Lease, no signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any windows or doors, or in corridors outside the Premises, except in such color, size and style, and in such places as shall be first approved in writing by Landlord, the approval of which shall not be unreasonably withheld, conditioned or delayed by Landlord. Landlord shall have the right to remove any signs that are not permitted under the other provisions of the Lease without notice to Tenant, at the expense of Tenant.
4.    Tenant shall notify the Building manager when safes or other heavy equipment or objects that may overstress any portion of the floor are to be taken in or out of the Premises. Landlord shall have the right to require Tenant to take reasonable measures to prevent any damage to the flooring or other parts of the Building Structure as a result of moving any such equipment or objects in or out of the Premises or the placement of same in the Premises.
5.    All deliveries must be made via the service entrance and service elevator, during Normal Business Hours or after Normal Business Hours with reasonable prior notice to Landlord, unless Tenant is the sole occupant of a Building in which event no notice is required. Landlord may permit installation of drop boxes within the Project in the area designated by Landlord for delivery services. Tenant shall make advance arrangements with Landlord to schedule move-ins or move-outs and to reserve service elevator access after Normal Business Hours, unless Tenant is the sole occupant of a Building in which event no notice or scheduling is required.
6.    Landlord shall have the right to prohibit smoking by tenants, their guests and employees within the Project, and/or to designate areas within the Project as smoking areas, and Tenant agrees to notify and use reasonable efforts to cause all of its employees, guests and invitees to comply with Landlord’s requirements in this regard.
7.    Corridor doors on multi-tenant floors shall be kept closed when not in use.
8.    No animals (other than disability service animals) or birds shall be brought into or kept in or about the Premises.
9.    No machinery of any kind, other than customary office machines such as computers, copy machines, printers, shall be operated in, on or about the Premises without the prior written consent of Landlord, nor shall a Tenant use or keep in the Premises any inflammable or explosive

LEASE AGREEMENT     EXHIBIT “C”     PAGE 1 OF 2

fluid or substance (including inflammable Christmas trees and ornaments) or any illuminating materials other than those used in the ordinary course of Tenant’s use of the Premises in connection with Tenant’s Permitted Use. Space heaters may be operated in the Premises upon Landlord’s approval, which shall not be unreasonably withheld.
10.    No bicycles, motorcycles or similar vehicles will be allowed in the Premises outside of designated parking areas or in storage areas, provided the storage areas are limited to storage of non-motorized bicycles.
11.    Landlord has the right to evacuate the Buildings in the event of an Emergency or catastrophe.
12.    Tenants will not locate furnishings or cabinets in such a position as would materially impair access to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or Emergency access may require. Cost of moving such furnishings for Landlord’s access will be paid by Tenant. Except as otherwise provided in this Lease, the lighting and HVAC will remain the exclusive responsibility of the Landlord’s designated personnel.
13.    No portion of the Premises shall be used for the purpose of lodging rooms.
14.    Prior written approval from Landlord must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever in the Tower Building other than Building Standard window treatments. Tenant may install window shades, blinds, drapes or any other window treatment of any kind whatsoever in the Lab Building that varies from that in the Tower Building, provided same does not have a material adverse effect on the Building Standard Services and are uniform in appearance from the exterior of the Lab Building. Landlord will not remove any window shades, blinds, drapes, or any other window treatment left in place by the existing tenant under the State Farm Lease upon vacating the Project.

LEASE AGREEMENT     EXHIBIT “C”     PAGE 2 OF 2

EXHIBIT “D”
WORK LETTER
(“Tenant Constructs TI”)

THIS WORK LETTER AGREEMENT (this “Work Letter”) forms a part of the Lease Agreement (the “Lease”) made and entered into effective as of the Date of this Lease by and between LAKESIDE CAMPUS PARTNERS, LP (“Landlord”) and REALPAGE, INC. (“Tenant”), and constitutes the entire agreement of Landlord and Tenant with respect to the construction and completion of all tenant improvements to be constructed by or for the benefit or Tenant in the Premises (and any installations elsewhere in the Project to facilitate cellular reception) in connection with Tenant’s initial occupancy of the Premises (collectively, the “TI Work”).
1.    General Provisions.
(a)    Landlord shall deliver the Premises to Tenant at the times designated in Paragraph 4 of the Lease and in the condition described in Paragraph 5 of the Lease.
(b)    Landlord’s approval of any plans or retention of contractors by Tenant or Landlord’s inspection of the TI Work shall be for the sole purpose of assuring compliance with Landlord’s requirements and no responsibility for proper engineering, safety, and/or design of the TI Work or compliance with Applicable Laws or Permitted Encumbrances is implied or inferred on the part of Landlord by any such approvals or inspections.
(c)    Tenant shall not be deemed an agent of Landlord for the purpose of constructing any improvements on the Premises. All persons contracting with the Tenant for the construction or removal of any improvements on the Premises, and all materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look to the Tenant and to the Tenant’s interest only in the Premises to secure payment of any work done or materials furnished for the TI Work.
(d)    Tenant agrees, as part of the TI Work, to use materials that meet or exceed Building Standard, including, but not limited to, Building Standard corridor doors, VAV boxes, hardware, lights and other materials, except to the extent Tenant requests otherwise in the Final CDs approved by Landlord.
(e)    Landlord and Tenant have entered into this Work Letter in reliance on the diligent and good faith cooperation of the other to complete the TI Work in a timely manner.
2.    TI Work. Subject to and upon the conditions hereinafter set forth, Tenant agrees to design, construct and install, or cause to be designed, constructed and installed, the TI Work in the Premises (or elsewhere in the Project in the case of cellular equipment installations) in a good and workmanlike manner and (i) in substantial accordance with the Final CDs and (ii) in accordance with all Applicable Laws and the Permitted Encumbrances as of the Delivery Date, including applicable building, plumbing, electrical and fire codes. Tenant shall obtain, at Tenant’s expense, and comply with all permits required by all public authorities and utility companies in connection with the TI Work. Tenant shall also obtain, or shall cause its Contractor to obtain, at Tenant’s sole cost and expense and in addition to any other insurance requirements of Contractor, builder’s risk

LEASE AGREEMENT     EXHIBIT “D”     PAGE 1 OF 9

insurance coverage (and, if a contractor other than one of the Pre-Approved Contractors, then, at Landlord’s option, obtain a payment and performance bond or other evidence of being “bondable” to Landlord, in Landlord’s reasonable discretion) with respect to the TI Work. Tenant shall store all building materials, tools, and equipment within the Premises or such other location as may be specifically, reasonably designated by Landlord at the Project and shall store and dispose of all trash, debris and rubbish in the reasonable manner specified by Landlord and promptly following the completion of the TI Work shall remove all temporary construction structures. Tenant shall properly secure the TI Work, with such lights, guard rails and other devices to protect the TI Work, the Premises and the Project from damage from accident or other hazard as Tenant or the Contractor shall reasonably determine. Tenant shall notify Landlord in writing prior to commencing any TI Work in the Premises, or the Building, penetrating or affecting the Building Structure or the Building Systems, or with respect to any work required by governmental authorities to be made to other areas of the Project outside the Premises as a result of the improvements indicated by the Final CDs. There shall be no penetrations of the roof or installation of aerial antennae or dishes without the prior written approval of Landlord unless expressly permitted pursuant to Exhibit “J” of the Lease. Any other roof penetrations required by Tenant must be approved by Landlord, and performed by Landlord’s roofing contractor at Tenant’s expense. Such other roof penetrations shall be engineered and installed under the direct supervision of Landlord.
3.    Construction Drawings.
(a)    Selection of Architect. Landlord hereby approves of Hammel, Green & Abrahamson, Inc. as the architect (“Architect”). If Tenant desires to select a different architect to be the Architect for the TI Work, Tenant shall select a qualified architect with Landlord’s approval which shall not be unreasonably withheld or delayed. The term “qualified architect” shall mean an architect (i) that maintains adequate insurance comparable to other architects engaged in furnishing similar services, (ii) that maintains all requisite licenses, and (iii) that has experience drawing space plans and construction drawings for tenant improvements in office buildings comparable to the Building for a minimum of five (5) years prior to retention by Tenant.
(b)    Space Plan. Tenant shall cause the Architect to prepare and deliver to Tenant a preliminary space plan for the Premises (the “Preliminary Space Plan”). The Architect shall consult with the engineer(s) utilized by Landlord in conjunction with operation of the Project and incorporate any reasonable requirements of such engineer(s) into the Preliminary Space Plan, to the extent such requirements relate to the integration of the TI Work with the Building Systems or Building Structure. A copy of the Preliminary Space Plan shall be provided to the Landlord. Upon receipt of the Preliminary Space Plan, Landlord shall review the same and notify Tenant in writing within five (5) Business Days following receipt, whether approving or disapproving, and if disapproving then specifying its objections; provided that Landlord’s objections shall be limited to instances where the TI Work materially and adversely affects the Building Systems or Building Structure, or where the TI Work proposes to incorporate materials which are below the Building Standard. Landlord shall have five (5) days to review any revisions to the Preliminary Space Plan and advise whether approving or disapproving and, if disapproving, specify the objections; provided that Landlord’s objections shall be limited to instances where the TI Work materially and adversely affects the Building Systems or Building Structure, or where the TI Work proposes to incorporate materials which are below the Building Standard. This process shall be repeated until the Preliminary Space

LEASE AGREEMENT     EXHIBIT “D”     PAGE 2 OF 9

Plan is approved by Landlord. In the event the parties are unable to resolve any dispute, the matter shall be submitted to arbitration pursuant to Paragraph 59(b), which decision shall be binding on all parties. As used herein, “Space Plan” means the Preliminary Space Plan finally approved by Landlord and Tenant. Any subsequent material modifications to the Space Plan shall be subject to Landlord’s approval, in is reasonable discretion; provided that Landlord’s objections shall be limited to instances where the TI Work materially or adversely affects the Building Systems or Building Structure, or where the TI Work proposes to incorporate materials which are below the Building Standard.
(c)    Preliminary and Final CDs. After the date the Space Plan in finally approved, Tenant shall cause the Architect to prepare from the Space Plan, preliminary architectural, mechanical and electrical working drawings, plans and specifications (collectively, the “Preliminary Construction Drawings” or the “Preliminary CDs”) necessary to complete the design and construction of all of the TI Work. The Architect shall consult with the engineer(s) utilized by Landlord in conjunction with the operation of the Project and incorporate any reasonable requirements of such engineer(s) into the Preliminary CDs, to the extent such requirements relate to the integration of the TI Work with the Building Systems or Building Structure. The procedure for obtaining Landlord’s approval of the Preliminary CDs shall follow that for the Space Plan, except Landlord shall have ten (10) Business Days following the initial receipt of the Preliminary CDs in which to approve or disapprove and provide objections. The Preliminary CDs submitted to Landlord by Tenant and finally approved by Landlord are hereinafter referred to as the “Final CDs”. Once approved, Tenant shall sign a copy of the Final CDs evidencing its approval.
(d)    Landlord’s Consent to Plans. Landlord’s approval of the Preliminary Space Plans and Preliminary CDs shall not be unreasonably withheld, provided that (i) they comply with all Applicable Laws and Permitted Encumbrances, and (ii) the improvements depicted thereon (1) do not materially, adversely affect (in the reasonable discretion of Landlord) the Building Structure or the Building Systems (including the Premises’ restrooms or mechanical rooms), (2) do not materially or adversely affect the exterior appearance of the Buildings (or, in the case of cellular equipment installation, the remainder of the Project), (3) do not materially, adversely affect the appearance of the interior Common Areas or elevator lobby areas on any multitenant floors, and (4) incorporate materials which are equal to or above the Building Standard. Notwithstanding the foregoing to the contrary, Landlord shall not unreasonably withhold approval to the following changes to the Building Structure and Building Systems, provided that such changes are otherwise in accordance with the remaining provisions of this Work Letter, including observance of any reasonable requirements of engineers utilized by Landlord: (A) “flooring over” the atrium space in the wings and central portions of the Lab Building, (B) reducing or eliminating the glare from windows in the atrium portion of the Lab Building, (C) extending the area currently used on the Date of this Lease as cafeteria seating area onto a balcony, and (D) installing windows in the Phase II Premises. Landlord’s approval of the Preliminary Space Plans and Preliminary CDs shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Applicable Law, but shall merely be the consent of Landlord thereto.
(e)    “As-Builts”. Within one hundred eighty (180) days following Substantial Completion, Tenant shall cause the Architect for the TI Work shall prepare a set of “as-built” plans for Landlord and Tenant.

LEASE AGREEMENT     EXHIBIT “D”     PAGE 3 OF 9

4.    Cost of the Work.
(a)    Selection of the General Contractor. The general contractor for the TI Work shall be selected by Tenant with Landlord’s approval which shall not be unreasonably withheld or delayed for a qualified contractor (“Contractor”). Landlord hereby approves of the following contractors, any one or more of which may be selected by Tenant to serve as the Contractor: EMJ, Balfour Interiors, Scott & Reid, Structuretone, and Hill & Wilkinson (each of the foregoing being referred to as a “Pre-Approved Contractor”). If Tenant delivers notice to Landlord of its selected Contractor and Landlord does not respond to Tenant regarding Landlord’s approval or disapproval of the same within five (5) Business Days after Tenant’s submission thereof to Landlord, Landlord shall be deemed to have approved the Contractor selected by Tenant in such notice. The term “qualified contractor” shall mean a contractor (i) that has a financial standing sufficient to permit obtaining a payment and performance bond, (ii) that maintains adequate insurance comparable to other contractors engaged in furnishing similar services, and requires its subcontractors to maintain adequate insurance, including commercial general liability and worker’s compensation, (iii) that maintains all requisite licenses, and (iv) that has experience constructing tenant improvements in office buildings comparable to the Buildings for a minimum of five (5) years prior to retention by Tenant. Tenant shall endeavor to include in each construction contract (and shall request that the Contractor do the same for each subcontract) the warranty of the Contractor that the portion of the TI Work covered thereby will be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practices, but in no event less than one (1) year after the completion of the TI Work. Tenant shall endeavor to have said warranties include the obligation to repair or replace in a good and workmanlike manner and without any additional charge any and all of TI Work done or furnished by said Contractor or by any of its employees or agents, which shall be or become defective because of faulty materials or workmanship within the period covered by such warranty and the correction of any such matter shall include, without any additional charge therefor, all expenses and damages in connection with the removal, replacement and/or repair in a first-class manner of any other part of the TI Work which may be damaged or disturbed thereby. Tenant shall endeavor to have all warranties as to materials or workmanship with respect to TI Work inure to the benefit of Tenant and be directly enforceable by Tenant and, with respect to items that Landlord is responsible to repair under this Lease, Tenant shall transfer any assignable warranties as to such items to Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to require any of the foregoing warranties from Contractor, or any of its subcontractors, if it is reasonably determined by Tenant that such inclusion will increase the cost of the TI Work as a result thereof.
(b)    Tenant’s Obligation. Subject to Landlord’s disbursement of the Tenant Improvement Allowance as set forth in subparagraph (c) below, Tenant shall pay the cost of constructing the TI Work (“Cost of the TI Work”), including, without limitation, (i) the cost of all work, labor, materials and supplies; and (ii) the cost of all contractor, architectural, engineering and design fees (including but not limited to preliminary and final space plans, mechanical, electrical and plumbing drawings, plans and specifications, and construction drawings and any other construction documents) and general conditions and permitting costs/fees. No such payment shall be construed as Rent. Tenant shall not permit to be enforced against the Premises, or any part of it, any mechanic’s, materialman’s, contractor’s or subcontractor’s lien arising out of any TI Work,

LEASE AGREEMENT     EXHIBIT “D”     PAGE 4 OF 9

and shall pay or contest such lien pursuant to the terms of the Lease (including Paragraph 11 thereof) or this Exhibit “D”. Landlord reserves a right to post and record notice of non-responsibility in conformity with Texas law. However, Tenant may in good faith and, at Tenant’s own expense, contest the validity of any such asserted lien, claim or demand, provided Tenant has furnished the bond required by any statute enacted for providing a bond freeing the Premises from the effect of such a lien claim. Tenant shall defend and indemnify Landlord against all liability and loss of any type arising out of work performed on the Premises by Tenant (and not owing to Landlord’s acts), together with actual attorney’s fees and all out-of-pocket costs and expenses incurred by Landlord in negotiating, settling, defending or otherwise protecting against such claims as a result of Tenant’s breach of the foregoing or a Tenant Default as a result of Tenant’s breach of Paragraph 11 of the Lease. If Tenant does not cause to be recorded the bond necessary to free the Premises from the effect of such a lien claim and a final judgment has been rendered against Tenant by a court of competent jurisdiction for the foreclosure of such a claim, and if Tenant fails to stay the execution of the judgment by lawful means or pay the judgment, Landlord shall have the right, but not the duty, to pay or otherwise discharge, stay or prevent the execution of any such judgment or lien or both. Tenant shall reimburse Landlord for all sums paid by Landlord under this paragraph together with all of Landlord’s reasonable and actual attorney’s fees and costs plus interest on those sums, fees and costs at the Default Rate from the date of demand by Landlord for such sums until the date of reimbursement.
(c)    Tenant Improvement Allowance. Landlord shall provide to Tenant an allowance in the amount of Forty-Five Dollars and No Cents ($45.00) per square foot of Net Rentable Area in the Premises (“Tenant Improvement Allowance”). Commencing from and after the Date of this Lease, Tenant may draw on the Tenant Improvement Allowance for payment of TI Work once a month, provided the following conditions are met with respect to each draw request (“Draw Request”):
(i)    Tenant has furnished a true and accurate copy of the construction contract to Landlord (for the first Draw Request only and shall furnish any amendments, as applicable, with respect to any subsequent Draw Requests).

(ii)    As a condition to the first advance to be made to the Contractor, Tenant and the Contractor shall have executed and filed of record an Affidavit of Commencement in accordance with Section 53.124 of the Texas Property Code establishing the commencement date for the TI Work and provide a copy to Landlord.

(iii)    With respect to any advances to Contractor, Contractor shall have obtained and provided to Landlord, in a manner and with proof or evidence thereof reasonably satisfactory to Landlord, compliance with insurance requirements, which shall be the same as those required of Tenant under Paragraph 17 of the Lease, except Tenant or the Contractor shall provide builder’s risk coverage in an amount sufficient to cover the TI Work

LEASE AGREEMENT     EXHIBIT “D”     PAGE 5 OF 9

in lieu of property insurance (any such liability insurance shall name Landlord as an additional insured).

(iv)    Each Draw Request shall be on an AIA form or such other form as may be reasonably acceptable to Landlord, completed to Landlord’s reasonable satisfaction, together with a certification to Tenant by the construction manager representing Tenant, or the Architect, that the materials supplied and TI Work set forth in the AIA form or other form has been performed to the satisfaction of the construction manager or Architect and in substantial accordance with the Final CDs, as the same may have been amended pursuant to Paragraph 5 below.

(v)    A properly executed partial (or final, if applicable) lien waiver from Contractor and its subcontractors for services rendered or materials furnished with respect to the immediately preceding Draw Request (beginning with the second Draw Request), together with copies of paid invoices (or, if to be paid from the Draw Request, then copies of the applicable invoices) from the Contractor, and each subcontractor, with respect to the materials delivered and labor performed by Contractor.

(vi)    No Material Tenant Default exists.

(vii)    Tenant shall permit Landlord’s Representative and/or any representative of Lender to inspect and verify completion of the portion of the TI Work for which the Draw Request is made, provided this clause (vii) shall not be a condition as to the particular Draw Request if the Landlord’s Representative and/or representative of Lender fail to notify Tenant and conduct the inspection and verification within five (5) Business Days following receipt of the Draw Request. Notwithstanding that the failure to timely conduct the inspection is a waiver of such inspection as a condition to payment of the particular Draw Request, Landlord’s Representative and/or any Lender’s representative shall continue to have the right to inspect the TI Work, and such rights shall continue to be in force and effect as to subsequent Draw Requests.

Provided no Material Tenant Default then exists, within twenty (20) days after Landlord receives the appropriate documentation related to the Draw Request, Landlord shall disburse to Tenant the amount of the Draw Request.

After the final Draw Request, Tenant shall, also, furnish to Landlord the following: (1) within thirty (30) days after completion of the TI Work, evidence of the filing of an Affidavit of Completion in compliance with Section 53.106 of the Texas Property Code and provide a copy to Landlord, (2) within sixty (60) days after completion of the TI Work, obtain and provide to Landlord a final certificate from the Architect to Tenant stating that the TI Work has been substantially completed in accordance with the Final CDs, subject to any approved Change Orders, and all Applicable Laws

LEASE AGREEMENT     EXHIBIT “D”     PAGE 6 OF 9

(3) within ten (10) days after receipt of the same, a copy of the temporary (and final only if received) certificate of occupancy for the Premises, and (4) within one hundred eighty (180) days after completion of the TI Work, if not previously furnished, the “as-built” plans for the TI Work.
(d)    Non-TI Work Allowance. After the Date of this Lease and prior to thirty (30) days after the Phase I Rent Commencement Date, Tenant may elect to use a portion of the Tenant Improvement Allowance, not to exceed $20.00 per square foot of Net Rentable Area of the Premises (the “Non-TI Work Allowance Cap”), for moving costs, cable and wiring costs, audio-visual equipment, signage, satellite dish/antennae, permanent and temporary furniture and equipment, architectural and engineering fees, construction/project management fees and other soft costs (collectively, “Soft-Costs”). For the avoidance of doubt, Tenant may use up to $20.00 per square foot of Net Rentable Area of the Premises for “soft costs” i.e., for items other than “hard costs” such as labor and materials utilized in the construction of the TI Work. Notwithstanding the foregoing, the hard costs may also include architectural and engineering fees, but shall not include construction/project management fees. Subject to the provisions of Paragraph 4(i) of this Work Letter, Tenant may draw on the Tenant Improvement Allowance for Soft Costs (a “Non-TI Work Draw Request”) from time to time commencing with the Date of this Lease and prior to the Phase II Rent Commencement Date by delivering a request therefor along with a list of the Soft-Costs included in such Non-TI Work Draw Request and copies of paid invoices (or, if to be paid from the Non-TI Work Draw Request, then copies of the applicable invoices) for the items for which reimbursement or payment is sought. Provided no Material Tenant Default then exists, within twenty (20) days after Landlord receives the Non-TI Work Draw Request, Landlord shall disburse to Tenant the amount of the Non-TI Work Draw Request, subject to the lesser of Non-TI Work Allowance Cap or the remaining undisbursed amount of the Tenant Improvement Allowance.
(e)    Cellular Coverage Allowance. Provided no Material Tenant Default exists, commencing on the Date of this Lease, Landlord shall provide Tenant an allowance of $500,000 (the “Cellular Coverage Allowance”) to be used towards the costs incurred by Tenant for the planning, acquisition, installation, maintenance and repair of equipment to improve the cellular phone reception throughout the Project. Within fifteen (15) days following the date on which Tenant presents Landlord with an invoice evidencing Tenant’s actual, out-of-pocket expenses incurred (or to be incurred) in connection with the planning, acquisition or installation of equipment to improve the cellular phone reception at the Project, Landlord shall pay such amounts to Tenant up to a maximum amount of the Cellular Coverage Allowance. No payment of the Cellular Coverage Allowance shall be charged against, nor shall it reduce, the Tenant Improvement Allowance. Tenant shall have the right to draw down on the Cellular Coverage Allowance at any time during the Term of the Lease until such Cellular Coverage Allowance has been exhausted.
(f)    Final Disbursement. In the event there remains any undisbursed Tenant Improvement Allowance on the date that is the thirtieth (30th) day following the Phase I Rent Commencement Date, and provided no Material Tenant Default then exists, Landlord shall disburse such remaining amounts of undisbursed Tenant Improvement Allowance to Tenant; provided, however, if such Material Tenant Default is thereafter cured, Landlord shall disburse the remaining amounts of undisbursed Tenant Improvement Allowance to Tenant within thirty (30) days after the date of such cure.

LEASE AGREEMENT     EXHIBIT “D”     PAGE 7 OF 9

(g)    Setoff. In the event Landlord fails to pay when due any portion of the Tenant Improvement Allowance (“Unpaid TI Allowance”) and/or the Cellular Coverage Allowance (“Unpaid Cellular Coverage Allowance”), and such failure continues for a period of thirty (30) days after written notice from Tenant of such failure to pay when due, then Tenant may offset the amount of the Unpaid TI Allowance and/or Unpaid Cellular Coverage Allowance owed to Tenant, including interest at the Default Rate, against the next due installments of Base Rent and Additional Rent until Tenant has recovered the full amount of the Unpaid TI Allowance and/or or the Unpaid Cellular Coverage Allowance owed to Tenant hereunder, in addition to and not in lieu of Tenant’s remedies at law, in equity or under the Lease.
(h)    Test-Fit Allowance. Landlord shall provide Tenant a test-fit allowance of $0.10 per square foot of Net Rentable Area in the Premises (the “Test-Fit Allowance”). Within fifteen (15) days following the date on which Tenant presents Landlord with an invoice from the Architect and evidence of Tenant’s payment thereof, Landlord shall reimburse Tenant’s actual, out-of-pocket expenses incurred in connection with the Architect, up to a maximum amount of the Test-Fit Allowance. Any payment of the Test-Fit Allowance shall be charged against, and shall reduce, the Tenant Improvement Allowance.
(i)    Allowance Limit. Notwithstanding anything to the contrary set forth in this Paragraph 4, in no event shall Landlord be obligated to disburse to Tenant pursuant to Paragraphs 4(c), (d) and (h) of this Work Letter an amount which exceeds, in the aggregate, the Tenant Improvement Allowance.
5.    Change Orders. Tenant may, after approval or deemed approval of the Final CDs, request changes to the Final CDs. Any changes are subject to Landlord’s approval which approval shall not be unreasonably withheld, based on the same standards as applicable for the approval by Landlord of the Final CDs. Landlord’s failure to deliver notice to Tenant of its approval or disapproval of any such change within five (5) Business Days after the requested change has been submitted to Landlord shall be deemed Landlord’s approval thereof. The requested changes approved by Landlord shall be referred to as a “Change Order.” If Landlord disapproves of any requested changes, then Tenant shall proceed with construction of the TI Work in accordance with the Final CDs as previously approved.
6.    Substantial Completion. “Substantial Completion” means the date on which the TI Work has been substantially completed in accordance with the Final CDs such that Tenant may occupy and utilize the Premises and a certificate of occupancy has been obtained, notwithstanding that minor or inconsequential items of a punch list nature remain to be constructed or defects in construction cured.
7.    Construction Management. Landlord, or its Affiliate or agent, shall (i) supervise any portion of the TI Work that affects the Building Structure or the Building Systems or is required outside the Premises and (ii) inspect the TI Work in conjunction with making disbursements required to be made to the Contractor; provided that Landlord shall do so at its own cost and expense.
8.    Representatives. Landlord hereby appoints Sonja Ellis, (972) 759-7720 (“Landlord’s Representative”) to act as the Landlord’s Representative in all matters covered by

LEASE AGREEMENT     EXHIBIT “D”     PAGE 8 OF 9

this Work Letter. Tenant hereby appoints Sandy Seaton (“Tenant’s Representative”) to act as Tenant’s Representative in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Either party may change its representative under this Work Letter at any time by giving ten (10) days written notice to the other party delivered in accordance with the notice provisions of this Lease.
9.    Definitions. Capitalized but undefined terms used in this Work Letter shall have the same meaning as set forth for such terms in this Lease.

10.    Miscellaneous. In the event of a conflict between the other provisions of this Lease and this Work Letter, the provisions of the Work Letter shall govern and control.

LEASE AGREEMENT     EXHIBIT “D”     PAGE 9 OF 9

EXHIBIT “E-1”
FORM DELIVERY DATE AGREEMENT

TENANT:

LANDLORD:

DATE LEASE SIGNED:

DELIVERY DATE:

ADDRESS OF PREMISES:

Tenant acknowledges that: (i) it has inspected the Premises, and (ii) to Tenant’s actual knowledge, the Premises have been delivered to Tenant in the condition required in Paragraph 5 of the Lease (subject to latent defects), except _____________.

TENANT

By: ___________________________________________

Date: __________________________________________

LEASE AGREEMENT     EXHIBIT “E-1”     PAGE 1 OF 1

EXHIBIT “E-2”
FORM RENT COMMENCEMENT DATE AGREEMENT

TENANT:

LANDLORD:

DATE LEASE SIGNED:

TERM OF LEASE:                         Months

ADDRESS OF PREMISES:

[PHASE I / PHASE II] RENT COMMENCEMENT DATE:

EXPIRATION DATE (subject to renewals as set forth in the Lease):

The above described lease term commences, as to the portion of the Premises indicated, and expires on the dates set forth above.

TENANT

By: ___________________________________________

Date: __________________________________________

LEASE AGREEMENT     EXHIBIT “E-2”     PAGE 1 OF 1

EXHIBIT “F”
ESTOPPEL CERTIFICATE

RE:    Premises:_______________________________________
Lease Dated:___________________________________
Amendment(s) Dated:___________________________
Between______________________________________ (Landlord)
and___________________________________________ (Tenant)
Square Footage Leased:_________________________
Floor(s)/Suite #(s):______________________________

The undersigned, under the above-referenced lease (“Lease”), certifies to the following as of the date hereof:

1.	Tenant has taken possession of and accepted the Premises described above, except latent defects, Landlord’s repair, maintenance and restoration obligations under the Lease and as follows:
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

2.	The Lease terms as described below are true and accurate, and this Lease is in full force and effect and has not been amended or modified, except as described above:

Delivery Date:_________________________
[Phase I/II] Rent Commencement Date:________________________________
Expiration Date:______________________________ (subject to renewals in the Lease)
Renewals:____________________________________

3.	Tenant has no option to purchase all or any part of the Premises or the Project or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.	No part of the Premises is currently subleased or assigned except for the following which are currently in effect:____________________________________

5.
The Base Rent and Additional Rent has been paid through: ____________________ . The current monthly installment of Base Rent is $_____________. No Base Rent or Additional Rent has been paid more than one month in advance. Tenant is not entitled to any abatement of Rent, except as provided in the Lease.

6.	There is no security deposit.

LEASE AGREEMENT     EXHIBIT “F”     PAGE 1 OF 2

7.
Tenant has not received written notice from Landlord of a default of Tenant’s obligations under the Lease that remains uncured as of the date hereof except as follows : ____________________. To the undersigned’s actual knowledge, (i) Landlord is not in default of its obligations under this Lease, and (ii) no currently exercisable defense or counterclaim to the payment of Rent or other sums exists, except as follows: _______________________.

8.	There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

9.     The undersigned individual is duly authorized to execute this certificate.

10.    The limitation on recourse set forth in Paragraph 35 of the Lease is hereby incorporated in its entirety into this Estoppel Certificate.

As used herein, the term “actual knowledge” as it relates to Tenant shall mean to the current knowledge of _____________, without any duty whatsoever to investigate and provided that no personal liability shall be assumed by the undersigned or ________________ as a result of any of the foregoing certifications. Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Lender or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Lender and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Date:____________________, 20__

Signed:____________________________________
(Signature)
_________________________________________
(Print Name & Title)

LEASE AGREEMENT     EXHIBIT “F”     PAGE 2 OF 2

EXHIBIT “G”
RENEWAL OPTION

1.Option to Renew. Tenant shall have the rights and options (each, a “Renewal Option”) to renew this Lease and the Term with respect to all or a portion of the Premises for two (2) additional terms of sixty (60) complete calendar months each by delivering written notice of its exercise thereof (each, a “Renewal Notice”) to Landlord not less than twelve (12) months nor more than twenty-four (24) months prior to the expiration of the Term, provided that at the time of any such notice no Material Tenant Default then exists. Tenant’s Renewal Notice shall be binding upon and irrevocable except as expressly herein provided below. Tenant shall designate in such notice, subject to the provisions of Paragraph 8 of this Exhibit “G”, the portion of the Premises which Tenant desires to lease for the Renewal Term (the “Renewal Space”).

2.Renewal Term. Upon the timely delivery of the Renewal Notice and subject to the conditions set forth in Paragraph 1 above, the Term and this Lease shall be renewed for a period of sixty (60) consecutive and complete calendar months (“Renewal Term”) commencing on the date immediately following the expiration of the Initial Term (or, as it applies to the second Renewal Term, the expiration of the first Renewal Term) and upon the same terms, covenants and conditions as provided in this Lease except as follows:

(a)    The per annum Base Rent for the Renewal Space for the Renewal Term (the “Renewal Term Base Rent”) shall be the Market Rate (as the same is defined below) multiplied by the Net Rentable Area of the Renewal Space with the product thereof divided by twelve (12) to obtain the monthly Base Rent. The “Market Rate” shall be the prevailing per annum net rental rate per square foot of Net Rentable Area (exclusive of expense pass-throughs and additions and net of any portion of “base rental” attributable to “expense stops” or “base year expenses,” whether characterized as such or not) that a willing tenant would pay, and a willing landlord would accept, in an arm’s length bona fide negotiation (both having reasonable knowledge of the relevant factors), for a renewal of a lease of space that is of equivalent quality, size, utility and location as the space in question in Comparable Buildings, and for the time period such rate is being determined, taking into consideration all relevant factors including, without limitation: (i) the location, quality and age of the Building and Comparable Buildings; (ii) the use and size of the space in question; (iii) the location and/or floor level of the space in question; (iv) the amount of any tenant improvement allowances, abatement of rental, or other tenant inducements for the space in question, if any; (v) the fact that a lease may be a “triple net”, “base year” or “gross” lease for the space in question; (vi) the amount of any brokerage commissions; (vii) the expense stop or base year for pass-through expense purposes for the space in question; (viii) the credit standing of Tenant; (ix) the length of the term for the space in question; and (x) the amount of any parking charges for parking spaces of equivalent quality, size, utility and location.
(b)    Within thirty (30) days after Landlord receives Tenant’s Renewal Notice, Landlord shall deliver a written notice to Tenant specifying Landlord’s determination of the Market Rate (“Renewal Rent Notice”). Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s Renewal Rent Notice within which to provide notice

LEASE AGREEMENT     EXHIBIT “G”     PAGE 1 OF 5

to Landlord that Tenant has elected to (i) revoke the exercise of the Renewal Option, (ii) renew the Term and accept the Market Rate as determined by Landlord, or (iii) object to the Market Rate as determined by Landlord. If Tenant fails to elect option (i), (ii) or (iii) within the Tenant’s Review Period, then Tenant shall be deemed to have elected option (iii) and objected to the Market Rate set forth in the Renewal Rent Notice. If, within Tenant’s Review Period, Tenant revokes its exercise of the Renewal Option, then the exercise of the Renewal Option shall be deemed withdrawn and Tenant shall forfeit any further right to exercise the Renewal Option. If Tenant elects option (ii) and accepts the Market Rate as determined by Landlord, then Landlord and Tenant shall enter into an amendment to this Lease in accordance with the provisions of Paragraph 6 of this Exhibit “G” reflecting the new Renewal Term Base Rent, as set forth in the Renewal Rent Notice, and the other provisions herein. If, within Tenant’s Review Period, Tenant elects or is deemed to have elected option (iii) and objects to the Market Rate set forth in the Renewal Rent Notice, Landlord and Tenant shall meet to present and discuss their individual determinations of the Market Rate for the Premises and shall diligently and in good faith attempt to negotiate the Renewal Term Base Rent on the basis of such individual determinations. If Landlord and Tenant fail to reach agreement on the Renewal Term Base Rent within twenty (20) Business Days following the initiation of such discussion (the “Outside Agreement Date”), then Landlord shall set forth in a written notice to Tenant on the last day of the Outside Agreement Date, Landlord’s final determination of the Renewal Term Base Rent (“Landlord’s Determination”). Tenant may, within five (5) Business Days of the expiration of the Outside Agreement Date (or its receipt of notice of Landlord’s Determination if later), provide notice to Landlord that Tenant elects to (A) revoke its exercise of the Renewal Option, (B) renew the Term and accept the Landlord’s Determination, or (C) renew the Term but reject Landlord’s Determination. Tenant’s failure to notify Landlord of its election shall be deemed an election of option (A) to revoke the exercise of the Renewal Option. If, within such five (5) Business Day period after the expiration of the Outside Agreement Date (or its receipt of notice of Landlord’s Determination if later), Tenant revokes (or is deemed to have revoked) its exercise of the Renewal Option, then the exercise of the Renewal Option shall be deemed withdrawn and Tenant shall forfeit any further right to exercise the Renewal Option. If Tenant elects option (B) and accepts the Landlord’s Determination, then Landlord and Tenant shall enter into an amendment to this Lease in accordance with the provisions of Paragraph 6 of this Exhibit “G” reflecting the new Renewal Term Base Rent, as set forth in Landlord’s Determination, and the other provisions herein. If Tenant elects option (C) and renews the Lease but rejects Landlord’s Determination, then Tenant shall set forth in Tenant’s notice of rejection of Landlord’s Determination Tenant’s final determination of the Renewal Term Base Rent (“Tenant’s Determination”) and the Market Rate shall be determined as provided in Paragraph 5 of this Exhibit “G”. Hereafter, Landlord’s Determination, Tenant’s Determination, or that of an independent appraiser shall be referred to as a “Determination.”
(c)    Payment of all Additional Rent and Other Charges required to be made by Tenant as provided in this Lease for the initial Term for the Premises shall continue to be made during the Renewal Term(s) in accordance with this Lease, unless agreed to otherwise by Landlord and Tenant. Base Rent during the Renewal Term(s), as adjusted as provided in this Exhibit “G”, shall continue to be paid when and as required by the Lease;

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(d)    Except as provided in this Exhibit “G”, there shall be no further options to renew or extend the Term;
(e)    Landlord shall not be required to make any improvements to the Premises as a condition to the Renewal Term, unless otherwise agreed to by Landlord and Tenant; however, nothing herein shall relieve Landlord of its maintenance, repair, restoration or other obligations under this Lease with respect to the Premises and the Project; and
(f)    The Premises shall consist of the Renewal Space and Tenant’s Proportionate Share, Tenant’s Proportionate Share (Lab Building) and Tenant’s Proportionate Share (Tower Building) shall be adjusted accordingly.
3.Time of Essence. With respect to all dates for exercising any rights and the performance of any obligations in connection with the exercise or implementation of the Renewal Option, time shall be of the essence.

4.Prohibition on Subtenant. In no event may any subtenant of the Premises exercise the Renewal Option but nothing contained herein shall prohibit Tenant from exercising a Renewal Option when a sublease is in effect.

5.Determination of Market Rate.

(a)     Within fifteen (15) days after the date of Tenant’s rejection of Landlord’s Determination, the parties shall each appoint a neutral and impartial appraiser who shall be a member of the American Institute of Real Estate Appraisers (or any successor organization, or if no such successor organization exists, then from organizations composed of persons of similar professional qualifications), with the designation M.A.I. and with not less than ten (10) years of experience appraising commercial properties in Dallas, Texas and shall provide written notice to the other party of the identity of such appraiser. If either Landlord or Tenant fails to appoint an appraiser within said fifteen (15) day period the party who has appointed an appraiser shall deliver written notice to the other party of such failure and if the non-appointing party fails to appoint an appraiser and provide written notice to the other party of such appointment within five (5) Business Days after receipt of such notice, the Market Rate for the Renewal Term shall be the Determination of the other party who timely appointed an appraiser.

(b)    Within thirty (30) days following appointment of the appraisers, each appraiser shall render his or her Determination of the Market Rate to the parties. If either appraiser fails to deliver his or her Determination in a timely manner, then the Market Rate shall be the amount specified by the appraiser delivering the Determination. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Market Rate shall be the average of the two Determinations.

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(c)    If the Market Rate is not resolved by the averaging of the Determinations, then Landlord’s and Tenant’s appraisers shall work together in good faith to appoint a neutral or impartial third appraiser with similar qualifications as noted above within the next fifteen (15) days following the exchange of Determinations, and notify both Landlord and Tenant of such selection. If the appraisers are unable to select a third appraiser within such period, they shall submit a list of ten (10) qualified appraisers in order of preference to each other within the succeeding fifteen (15) days. The first name appearing on both lists shall be the third appraiser. If no name appears on both lists, the third appraiser shall be appointed by the Dallas AAA upon request by Landlord or Tenant. The third appraiser shall make his or her Determination within thirty (30) days following his or her appointment. The Renewal Term Base Rent shall be the Determination selected, from the Determination of the first and second appraisers, by the third appraiser as such appraiser determines to be the closer to the actual Market Rate; provided that such third appraiser may only select one of the two Determinations rendered by the Landlord’s appraiser and the Tenant’s appraiser. Such Determination by the third appraiser shall be final and binding upon the parties, and may be enforced in accordance with the provisions of Applicable Law.

(d)    Each party shall pay the fees and expenses of the appraiser appointed by such party, and one-half of the fees and expenses of the third appraiser.

6.Lease Amendment. Upon final determination of the Renewal Term Base Rent, Landlord shall prepare an amendment to this Lease setting forth the terms of the Renewal Term as provided herein and deliver the same for Tenant’s review and approval. Upon approval of the amendment by both Landlord and Tenant, the same shall be executed by both parties within thirty (30) days following the date of the final determination. Landlord’s failure to prepare or Landlord’s or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of the Renewal Option or alter Tenant’s obligations during the Renewal Term as determined hereby. In the event of any dispute between Landlord and Tenant with respect to the contents of the amendment to the Lease contemplated herein including, without limitation, with respect to any amendment required pursuant to clause (C) of Paragraph 8 below, such dispute shall be resolved pursuant to arbitration as set forth in Paragraph 59 of the Lease.

7.Miscellaneous. Capitalized but undefined terms herein shall have the same meaning as set forth for such terms in the Lease. To the extent of any conflict between this Exhibit “G” and the Lease, this Exhibit “G” shall control.

8.Partial Premises Renewal. Notwithstanding anything to the contrary, if Tenant exercises the Renewal Option as to only a portion of the Premises then: (i) if a portion of the Renewal Space is located in the Lab Building, Tenant shall be required to renew, in one of the following respects: (x) the Premises in the entire North half of the Lab Building, excluding the basement unless Tenant leases the entire basement, (y) the Premises in the entire South half of the Lab Building, excluding the basement unless Tenant leases the entire basement, or (z) the entire Lab Building, including the basement, provided, however, if Tenant converts atrium space to usable space so that

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floors on the North and South wings of the same level are contiguous and separately demised from the other levels of the Lab Building, in lieu (x) or (y), Tenant can also lease any one (1) or more of such full floors in the Lab Building which shall be located on either the highest or lowest floors in the Lab Building, and additional floors shall be contiguous to such highest or lowest floor; (ii) if a portion of the Renewal Space is located in the Tower Building and Tenant had, immediately prior to the exercise of such Renewal Option, occupied the entirety of such floor (which floor Tenant has identified as being a part of the Renewal Space) then the Renewal Space must include one half (1/2) of such floor at a minimum and, only if such Renewal Space was contiguous to other portions of the Premises being a part of such Renewal Space and is less than a full-floor, such Renewal Space must be at the “book-end,” i.e., contiguous to highest or lowest other floors of such previously contiguous space; and (iii) if a portion of the Renewal Space is located in the basement of the Lab Building, then the Renewal Space must include the entirety of the basement of the Lab Building. Notwithstanding anything to the contrary, if Tenant elects to renew the Term for less than all the Premises, then (A) Tenant shall be responsible for the costs to separate the Renewal Space from the former portions of the Premises, including any costs to comply with the requirements of Applicable Laws, (B) Tenant’s Proportionate Share and Tenant’s Proportionate Share (Lab Building) and Tenant’s Proportionate Share (Tower Building), as applicable, shall be adjusted and agreed to in the amendment, and (C) in the event the Renewal Space contains a portion (but less than all) of the Lab Building, Landlord and Tenant will cooperate in good faith to identify any Lease provisions relating to the operation and use of the Lab Building which (x) would materially and adversely affect either Landlord or Tenant as a result of such partial renewal in the Lab Building or (y) is inconsistent with the rental of a portion of the Premises (as compared to the lease of all of the Lab Building) and include any necessary modifications in the amendment to this Lease contemplated in Paragraph 6 above, provided, however, the foregoing shall not permit modification of provisions in the Lease which specifically take into account partial occupancy and in no such event shall this Paragraph 8 permit Landlord or Tenant to modify the economic terms applicable to the Renewal Space.

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EXHIBIT “H”
RIGHT OF REFUSAL

Reference is made to floors 1 through 8 of the Tower Building (such space is referred to as the “Refusal Space”).

1.    Offer. If at any time after the Date of this Lease, Landlord receives a bona fide offer from a third party or makes an offer to a third party (the “Third Party Offer”) to lease all or any portion of the Refusal Space (excluding space for building amenities, e.g., a conference center, fitness center or deli) and Landlord is willing to accept the terms of such Third Party Offer, prior to signing a lease with such third party Landlord shall first offer to lease to Tenant the Refusal Space on the terms set forth in Paragraph 2 below; such offer shall be in writing in substantially the form attached hereto, specify the rent to be paid under the Third Party Offer (and, if applicable, Landlord’s calculation of the Market Rate), contain the other basic terms and conditions of the Third Party Offer and the date on which the Refusal Space will be available to be delivered to Tenant consistent with the Third Party Offer, however, in no event shall such space be delivered to Tenant prior to January 1, 2016 (the “Offer Notice”). Tenant shall notify Landlord in writing (“Tenant’s Response”) whether Tenant elects to lease all of the Refusal Space subject to the Third Party Offer within ten (10) Business Days after Landlord delivers to Tenant the Offer Notice.

2.    Acceptance. If Tenant timely provides to Landlord a Tenant’s Response electing to lease the Refusal Space within such ten (10) Business Day period, then Landlord and Tenant shall execute an amendment to this Lease within the succeeding thirty (30) days (provided if the Base Rent has not been determined prior to the expiration of the thirty (30) days, the amendment shall be executed acknowledging that Base Rent is to be determined pursuant to this Exhibit “H”, with a further amendment specifying the Base Rent, once the Base Rent is determined under this Exhibit “H”, being executed within ten (10) days after such further determination is made) on the same terms as this Lease except as follows:

(i) the lease term and Base Rent for the Refusal Space shall be calculated as follows:

(A)    If the Offer Notice is delivered to Tenant before the last day of the twenty-fourth (24th) Month after the Phase I Rent Commencement Date, (1) the lease term for the Refusal Space shall be coterminous with Term for the original Premises (subject to the terms of Exhibit “G”), (2) the Base Rent shall be the same rate per square foot of Net Rentable Area as set forth in the Lease for the original Premises, and corresponding to the commencement date for the Refusal Space, and (3) the Tenant Improvement Allowance shall be the same as set forth in this Lease for the original Premises, except reduced on a pro rata basis based on the months remaining in the Initial Term. For example, if the commencement of the term for the Refusal Space is in the eighteenth (18th) Month following the Phase I Rent Commencement Date, the rate would be as set forth in Paragraph 1(j) of the Lease for year 2 and the Tenant Improvement Allowance would be $45.00 per square foot of Net Rentable Area of the Refusal Space multiplied by the fraction 126/144;

(B)    If the Offer Notice is delivered to Tenant after the twenty-fourth (24th) Month but before the last thirty-three (33) Months of the Term (as the Term may have been extended),

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Tenant may elect in the Tenant’s Response (1) to accept the terms set forth in the Offer Notice, including the length of the lease term set forth therein and any tenant improvement allowance or (2) to lease the Refusal Space described in the Offer Notice for the remainder of the Term of this Lease (subject to the terms of Exhibit “G”) with Base Rent at Market Rate, calculated in the manner described in Paragraph 6 of this Exhibit “H”, by so stating in the Tenant’s Response (if clause (2) is elected, then, if applicable, until such time as the Base Rent is determined under clause (2), the Base Rent shall be payable under the provisions of clause (1) and then a reconciliation for any over or under payment shall be made once the Base Rent is determined under clause (2)).

(C)    If the Offer Notice is received with less than thirty-three (33) Months remaining in the Term of this Lease (and Tenant has not exercised any Renewal Option or Tenant has exercised both of its two Renewal Options), Tenant in the Tenant’s Response may elect (1) to accept the terms set forth in the Offer Notice including the length of the term thereof and any tenant improvement allowance (but only as it applies to the Refusal Space) or (2) if the lease term set forth in the Offer Notice is less than the remaining length of the Term of this Lease, the lease term for such Refusal Space shall be the remainder of the Term of this Lease (subject to the terms of Exhibit “G”), and in all events the Base Rent for the Refusal Space shall be as described in the Offer Notice for the portion of the lease term set forth in the Offer Notice with any additional period thereafter to be at Market Rate, calculated in the manner described in Paragraph 6 of this Exhibit “H”, (and, if applicable, until such time as the Base Rent is determined for the period subject to the Market Rate, the Base Rent shall be payable at the rate for the last month before such additional period and then the parties shall perform a reconciliation for any over or under payment once the Base Rent is determined for the period covered by the Market Rate); and

(D)    Notwithstanding anything to the contrary contained herein, if the Refusal Space is delivered to Tenant prior to the Phase I Rent Commencement Date, the Tenant Improvement Allowance will be $45.00 per square foot of Net Rentable Area of the Refusal Space.

(ii) The lease term as to the Refusal Space shall commence on the later of (x) the Phase I Rent Commencement Date or (y) the earlier of (A) one hundred twenty (120) days after the Refusal Space is delivered to Tenant in the condition required in subparagraph (iii) below or (B) the date Tenant occupies the Refusal Space for the conduct of its business following Landlord’s delivery of the Refusal Space to Tenant in the condition required in subparagraph (iii) below. The Term of the Lease as to any Refusal Space added to the Premises shall expire as determined in subparagraph (i) above;

(iii) the Refusal Space shall be delivered to Tenant and Tenant shall take same in an “AS-IS” condition but vacant, free of all occupants and tenancies, broom clean and with all furniture and moveable equipment removed, with all Building Structure and Building Systems in good condition and repair and operational, and in compliance with Applicable Laws and Landlord shall not be required to construct any tenant improvements in the Refusal Space or provide to Tenant any allowances (except (1) as provided in subparagraph (i)(A) above, (2) if the Refusal Space is leased on the terms in the Offer Notice pursuant to subparagraph (i)(B) or (C) above, then the allowances set forth in such Offer Notice, and (3) if the Refusal Space is leased at the Market Rate, as determined in conjunction with the Market Rate if any allowances are provided in the determination of the

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Market Rate), provided that if the Refusal Space is less than a full floor Landlord shall, at Landlord’s cost, install the improvements (including, without limitation, multi-tenant corridors) required to separately demise the Refusal Space;

(iv) Landlord will provide additional parking spaces to Tenant in accordance with and in the locations described in Paragraph 1(m) of the Lease at no charge to Tenant. Without limiting the foregoing, if Tenant leases any Refusal Space, Paragraphs 1(m) and 13(b) of the Lease shall control the terms applicable to parking (and not the terms in the Offer Notice); and

(v) if the Offer Notice is for less than all the Refusal Space, then the Right of Refusal shall continue for the remainder of any Refusal Space.

(vi)    So long as Landlord complies with its obligations in the immediately succeeding sentence, Landlord shall not be liable for failure to give possession of the Refusal Space or any part thereof by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease, nor extend the Term. However, Landlord does covenant that it will use commercially reasonable efforts to deliver possession of the Refusal Space to Tenant on or before the delivery date set forth in the Offer Notice. Further, if Landlord is unable for any reason to deliver the Refusal Space within one hundred twenty (120) days after the delivery date set forth in the Offer Notice, Tenant may terminate its election to take the Refusal Space by delivery of a written termination notice to Landlord prior to the earlier of (x) the date the Refusal Space is delivered to Tenant, or (y) thirty (30) days after the expiration of said one hundred twenty (120) day period.

Landlord’s failure to prepare or Landlord’s or Tenant’s failure to execute an amendment shall not affect the validity of the exercise by Tenant as to the Refusal Space the subject of the Offer Notice or alter Tenant’s obligations with respect to such Refusal Space as determined hereby.

3.    Rejection. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse with respect to the Refusal Space described in the Offer Notice, time being of the essence with respect to the exercise thereof, and Landlord may lease the portion of the Refusal Space described in the Offer Notice to the third party on the terms contained in the Offer Notice, or such other terms, provided any variance may not be less favorable to Landlord by more than seven and one-half percent (7½%). If, however, Landlord fails to enter into a lease with the third party with respect to the Refusal Space described in the Offer Notice within one hundred eighty (180) days after Tenant has elected (or is deemed to have elected) not to lease such Refusal Space described in the Offer Notice, then such space shall again become Refusal Space with respect to any new Third Party Offer received or made by Landlord.

4.    Nature of Right. The right of refusal is an on-going right during the Term and shall be superior to all other preferential rights granted to any other tenant of the Project or other third-parties, except for the right to extend or renew the term of the lease with respect to such Refusal Space as set forth in the Third Party Offer which is memorialized in a lease signed by such tenant.

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5.    Restrictions. Tenant’s rights of refusal shall terminate if the Lease is terminated or Tenant’s right to possession of the Premises is terminated pursuant to Paragraph 25 of the Lease. Tenant may not exercise a right of refusal if a Material Tenant Default is in existence at the time Tenant has the right to deliver Tenant’s Response. No subtenant may exercise any rights granted under this Exhibit “H”, but the existence of a subtenancy shall not prohibit Tenant from exercising any such rights.

6.    Market Rate Determination. If Tenant is eligible to elect, and so elects, to have Base Rent for the Refusal Space calculated using the Market Rate, then the following provisions shall apply:
(i)    The per annum Base Rent for the Refusal Space described in the Offer Notice for the applicable lease term shall be the Market Rate (as the same is defined below) multiplied by the Net Rentable Area of the Refusal Space with the product thereof divided by twelve (12) to obtain the monthly Base Rent. The “Market Rate” shall be the prevailing per annum net rental rate per square foot of Net Rentable Area (exclusive of expense pass-throughs and additions and net of any portion of “base rental” attributable to “expense stops” or “base year expenses,” whether characterized as such or not) that a willing tenant would pay, and a willing landlord would accept in an arm’s length bona fide negotiation (both having reasonable knowledge of the relevant factors), for a renewal of a lease of space that is of equivalent quality, size, utility and location as the space in question in Comparable Buildings, and for the time period such rate is being determined, taking into consideration all relevant factors including, without limitation: (i) the location, quality and age of the Building and Comparable Buildings; (ii) the use and size of the space in question; (iii) the location and/or floor level of the space in question; (iv) the amount of any tenant improvement allowances, abatement of rental, or other tenant inducements for the space in question, if any; (v) the fact that a lease may be a “triple net”, “base year” or “gross” lease for the space in question; (vi) the amount of any brokerage commissions; (vii) the expense stop or base year for pass-through expense purposes for the space in question; (viii) the credit standing of Tenant; (ix) the length of the term for the space in question; and (x) the amount of any parking charges for parking spaces of equivalent quality, size, utility and location.
(ii)    When delivering the Offer Notice, Landlord shall set forth Landlord’s determination of the Market Rate (if applicable). Tenant shall, in Tenant’s Response, either (i) accept the calculation set forth by Landlord as the Market Rate, or (ii) object to Landlord’s calculation of the Market Rate. If Tenant fails to object in writing within the Tenant’s Response, then Tenant shall be deemed to have objected to the Market Rate set forth in the Offer Notice. If the Market Rate identified in the Offer Notice is accepted, then Landlord and Tenant shall enter into an amendment to this Lease in accordance with the provisions of Paragraph 2 of this Exhibit “H” reflecting the new Base Rent for the Refusal Space, as set forth in the Offer Notice, and the other provisions herein. If, within Tenant’s Response Tenant objects to the Market Rate set forth in the Offer Notice or Tenant is deemed to have objected to the same, Landlord and Tenant shall meet to present and discuss their individual determinations of the Market Rate for the Refusal Space and shall diligently and in good faith attempt to negotiate the Market Rate for the Base Rent for the Refusal Space on the basis of such individual determinations. If Landlord and Tenant fail to reach agreement on the Market Rate within twenty (20) Business Days following the initiation of such discussion (the “Outside ROR Agreement

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Date”), then Landlord shall set forth in a written notice to Tenant on the last day of the Outside ROR Agreement Date, Landlord’s final determination of the Market Rate (“Landlord’s ROR Determination”). Tenant may, within five (5) Business Days of the expiration of the Outside ROR Agreement Date (or receipt of Landlord’s ROR Determination if later), (i) accept the Landlord’s Determination, or (ii) reject Landlord’s Determination, in which event, Tenant shall set forth in Tenant’s notice of rejection of Landlord’s Determination Tenant’s final determination of the Market Rate (“Tenant’s ROR Determination”) and, thereafter, the Market Rate shall be determined as provided in subparagraph (iii) of this Exhibit “H”. Hereafter, Landlord’s ROR Determination, Tenant’s ROR Determination, or that of an independent appraiser shall be referred to as a “ROR Determination.”

(iii)    Determination of Market Rate.

(A)     Within fifteen (15) days after the date of Tenant’s rejection of Landlord’s ROR Determination, the parties shall each appoint a neutral and impartial appraiser who shall be a member of the American Institute of Real Estate Appraisers (or any successor organization, or if no such successor organization exists, then from organizations composed of persons of similar professional qualifications), with the designation M.A.I. and with not less than ten (10) years of experience appraising commercial properties in Dallas, Texas and shall provide notice to the other party of the identity of such appraiser. If either Landlord or Tenant fails to appoint an appraiser within said fifteen (15) day period the party who has appointed an appraiser shall deliver written notice to the other party of such failure and if the non-appointing party fails to appoint an appraiser and provide written notice to the other party of such appointment within five (5) Business Days after receipt of such notice, the Market Rate for the Renewal Term shall be the ROR Determination of the other party who timely appointed an appraiser.
(B)    Within thirty (30) days following appointment of the appraisers, each appraiser shall render his or her ROR Determination of the Market Rate to the parties. If either appraiser fails to deliver his or her ROR Determination in a timely manner, then the Market Rate shall be the amount specified by the appraiser delivering the ROR Determination. If the higher of such ROR Determinations is not more than one hundred five percent (105%) of the lower of such ROR Determinations, then the Market Rate shall be the average of the two ROR Determinations.
(C)    If the Market Rate is not resolved by the averaging of the ROR Determinations, then Landlord’s and Tenant’s appraisers shall work together in good faith to appoint a neutral or impartial third appraiser with similar qualifications as noted above within the next fifteen (15) days following the exchange of ROR Determinations, and notify both Landlord and Tenant of such selection. If the appraisers are unable to select a third appraiser within such period, they shall submit a list of ten (10) qualified appraisers in order of preference to each other within the succeeding fifteen (15) days. The first name appearing on both lists shall be the third appraiser. If no name appears on both lists, the third appraiser shall be appointed by the Dallas AAA upon request by Landlord or Tenant. The third appraiser shall make his or her ROR Determination within thirty (30) days following his or

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her appointment. The Market Rate shall be the ROR Determination selected from the ROR Determination of the first and second appraisers by the third appraiser as such third appraiser determines to be the closer to the actual Market Rate; provide that such third appraiser may only select one of the two ROR Determinations rendered by the Landlord’s appraiser and the Tenant’s appraiser. Such ROR Determination by the third appraiser shall be final and binding upon the parties, and may be enforced in accordance with the provisions of Applicable Law.
(D)    Each party shall pay the fees and expenses of the appraiser appointed by such party, and one-half of the fees and expenses of the third appraiser.

7.    Alternate Refusal Space. Reference is made to the following representations of Landlord: (i) a third party tenant, Frontier Communications Corporation, has leased floors 3 through 9, with an option for floor 10 of the Tower Building on the Date of this Lease, such lease with a term to expire on December 31, 2016 (hereinafter, the “Existing Frontier Lease”) and (ii) the third party tenant has an option to renew the Existing Frontier Lease. Landlord hereby grants to Tenant a right of first refusal on the terms hereinafter set forth on equivalent space at the next higher floors that are not subject to the Existing Frontier Lease (“Alternate Refusal Space”); provided, however, in the event that the renewal option under the Existing Frontier Lease expires without exercise and Tenant has not exercised a right under this Exhibit “H”, then Tenant shall have no right of first refusal with respect to the Alternate Refusal Space (other than any such Alternate Refusal Space to which it exercised a right under this Exhibit “H” prior to such expiration) and Tenant’s right of first refusal as to the Refusal Space shall apply as set forth herein. In the event of a renewal of a portion of the space under the Existing Frontier Lease, Tenant’s right of first refusal with respect to the Alternate Refusal Space shall remain in effect as to the next higher floors that are not subject to the Existing Frontier Lease. For purposes of illustration only, if the tenant under the Existing Frontier Lease were to renew as to floors 3 through 6, then the Alternate Refusal Space would be floors 9 through 12 and floors 3 through 6 would no longer be part of the Refusal Space. The remaining provisions of Exhibit “H” with respect to Refusal Space shall apply to the Alternate Refusal Space, except as follows: (x) the provisions of Paragraphs 2(i)(A), (B) and (C) shall apply only to the first four (4) contiguous floors of Alternate Refusal Space; (y) the Base Rent for all remaining Alternate Refusal Space shall be determined in accordance with the provisions of Paragraph 2(i)(C) of this Exhibit “H” regardless that more than thirty-three (33) months remain in the Term and (z) any tenant improvement allowance, other than for the first four (4) contiguous floors of Alternate Refusal Space, shall be in accordance with the provisions of the Offer Notice, and this provision shall govern in the event of a conflict with the provisions of Paragraph 2(i)(D) of this Exhibit “H”. Notwithstanding anything to the contrary, at any time that Tenant has leased eight (8) floors of the Tower Building, thereafter, the right of first of refusal set forth in this Exhibit “H” becomes null and void.

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FORM OF REFUSAL NOTICE/TENANT’S RESPONSE
[Insert Date of Notice]

BY FACSIMILE AND [FEDEX]
RealPage, Inc.
2201 Lakeside Blvd., Suite____
Richardson, TX 750__

Re:
Lease Agreement (the “Lease”) dated ___, 2015, between LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership (“Landlord”), and REALPAGE, INC., a Delaware corporation (“Tenant”). Capitalized terms used but not defined herein shall have the meanings assigned to them in this Lease.

Ladies and Gentlemen:
Pursuant to the Right of First Refusal attached to the Lease, this is a Refusal Notice on Suite _____. The basic terms and conditions of the Third Party Offer are as follows:
LOCATION:    ____________________________________________
SIZE:    ___________ rentable square feet
BASE RENT RATE:    $______ per month
TERM:
TENANT IMPROVEMENT ALLOWANCE:
DELIVERY DATE:
COMMENCEMENT:
PARKING TERMS:
IF PURSUANT TO EXHIBIT “H” OF THE LEASE, TENANT HAS THE RIGHT TO REQUEST THE BASE RENT BE BASED ON THE MARKET RATE, LANDLORD’S DETERMINATION OF THE MARKET RATE IS:
OTHER MATERIAL TERMS:
Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Designated Refusal Space on the depiction attached to this Refusal Notice within ten (10) Business Days after Landlord delivers such Refusal Notice. Accordingly, you have until 5:00 p.m. local time on _______________, 20__, to exercise your rights under the Right of First Refusal;

LEASE AGREEMENT     EXHIBIT “H”     PAGE 8 OF 10

provided that nothing herein shall alter, amend or modify any of the time periods designated for a response in the Lease or the provisions that apply after such response is delivered. If possible, any earlier response would be appreciated. Please note your acceptance of this Refusal Notice shall be irrevocable and may not be rescinded (however, the provisions of Exhibit “H” shall determine the terms of the Lease with respect to the Refusal Space [or Alternate Refusal Space, as applicable]).
THE FAILURE TO ACCEPT THIS REFUSAL NOTICE BY (a) DESIGNATING THE “ACCEPTED” BOX, AND (b) EXECUTING AND RETURNING THIS REFUSAL NOTICE TO LANDLORD WITHIN THE TIME PERIOD AND AS REQUIRED UNDER THE LEASE SHALL BE DEEMED AN ELECTION NOT TO EXERCISE THE RIGHT OF FIRST REFUSAL WITH RESPECT TO THE DESIGNATED REFUSAL SPACE [or Alternate Refusal Space, as applicable] DESCRIBED HEREIN. IF ACCEPTED, THE TERMS APPLICABLE TO THE REFUSAL SPACE [or Alternate Refusal Space, as applicable] SHALL BE DETERMINED IN ACCORDANCE WITH EXHIBIT H TO THE LEASE.
Should you have any questions, do not hesitate to call.
Sincerely,

By:

Name:

Title:

[please check appropriate box]
ACCEPTED    ☐

REJECTED    ☐
MARKET RATE (if Tenant’s acceptance includes an election to have Base Rent for the Designated Refusal Space [or Alternate Refusal Space, as applicable] calculated at Market Rate, if applicable, then Tenant shall indicate here whether it objects to Landlord’s Determination of the Market Rate as set forth above:    _____________________________

LEASE AGREEMENT     EXHIBIT “H”     PAGE 9 OF 10

REALPAGE, INC.
a(n) __________________

By:

Name:

Title:

Date:
Enclosure [attach depiction of Designated Refusal Space]

LEASE AGREEMENT     EXHIBIT “H”     PAGE 10 OF 10

EXHIBIT “I”
EXPANSION OPTION

Reference is made to the Refusal Space described in Exhibit “H”.

1.    Offer. If Tenant requests, Landlord will provide Tenant with a list of all Refusal Space not subject to a signed third-party lease and not subject to a previous rejection under the provisions of Exhibit “H” during the one hundred eighty (180) day period following a rejection described in Paragraph 3 of Exhibit “H”. Tenant shall have the right (“Expansion Option”) at any time after the Date of this Lease, and from time to time, to lease all or any portion of the Refusal Space that is not then subject to a third party lease (or negotiation during the one hundred eighty (180) day period following a rejection under the provisions described in Paragraph 3 of Exhibit “H”) by delivering notice thereof to Landlord (“Expansion Notice”). The Expansion Option shall be applicable to the Refusal Space subject to the following: (i) for its initial expansion, Tenant may select any of the Refusal Space that is available for lease; (ii) thereafter, for any subsequent exercise, the selected Refusal Space must be contiguous space to that leased pursuant to exercise of the previous Expansion Option(s), unless (A) contiguous space is not available to be leased, or (B) Tenant is taking a full floor in the Tower Building, in which event the exercise may be as to any full floor of the Refusal Space not then leased. Notwithstanding anything to the contrary in this Exhibit “I”, any selection of Refusal Space set forth in the Expansion Notice that is other than for a full floor in the Tower Building must leave a remainder of space that would allow for access to a multi-tenant corridor and the elevator serving such floor and has its proportionate share of windows on such floor.

2.    Acceptance. If Tenant elects to give to Landlord an Expansion Notice, then Tenant shall specify the Refusal Space Tenant desires to take in the Expansion Notice. Within ten (10) Business Days after Tenant’s delivery of the Expansion Notice, Landlord shall deliver written notice to Tenant (“Landlord’s Expansion Response”) setting forth the date that Landlord will deliver the Refusal Space to Tenant and confirming the Base Rent as set forth below, or, if applicable under the provisions set forth below, the Landlord’s Determination of the Market Rate. Landlord and Tenant shall execute an amendment to the Lease within thirty (30) days following delivery of the Expansion Notice on the same terms as the Lease except as provided below (provided, if the Base Rent has not been determined as set forth below prior to the expiration of the thirty (30) days, the amendment shall be executed acknowledging that Base Rent is to be determined pursuant to this Exhibit “I”, with a further amendment specifying the Base Rent, once the Rent is determined pursuant to this Exhibit “I”, being executed within ten (10) days after such determination. If Landlord and Tenant shall have executed an amendment, if applicable, without having first determined the Market Rate, to the extent contemplated in subparagraph (i) below, then until such time as the Market Rate has been determined, Tenant shall pay Base Rent using the average of Landlord’s Determination (as defined in Exhibit “G”) and Tenant’s Determination (as defined in Exhibit “G”). Where applicable, upon final determination of the Market Rate pursuant to subparagraph (B) below, a reconciliation for any over or under payment shall be made and paid to the Landlord or Tenant, as applicable, in one lump sum within thirty (30) days after determination thereof..

(i) the Base Rent for the Refusal Space shall be calculated as follows:

LEASE AGREEMENT     EXHIBIT “I”     PAGE 1 OF 3

(A)    If the Expansion Notice is given to Landlord before the last day of the eighteenth (18th) Month after the Phase I Rent Commencement Date, (i) the Base Rent shall be the same as set forth in the Lease for the original Premises, but adjusted for the commencement date of the Refusal Space being leased, and (ii) the Tenant Improvement Allowance shall be the same as set forth in the Lease for the original Premises, except reduced on a pro rata basis based on the Months remaining in the Initial Term. For example, if the commencement of the term for the Refusal Space is in the eighteenth (18th) Month following the Phase I Rent Commencement Date, the rate would be as set forth in Paragraph 1(j) of the Lease for year 2 and the Tenant Improvement Allowance would be $45.00 per square foot of Net Rentable Area of the Refusal Space multiplied by the fraction 126/144; or

(B)    If the Expansion Notice is given to Landlord after the last day of the eighteenth (18th) Month, the Base Rent shall be calculated at the Market Rate as determined in accordance with the provisions of Exhibit “G”, with the Expansion Notice (for purposes of calculating the timing of the determination of the Market Rate only) serving as the “Renewal Notice” (and Tenant shall have the right to revoke the Expansion Notice in the same manner as the Renewal Notice).

(ii) The Lease term for the Refusal Space shall commence on the later of (x) the Phase I Rent Commencement Date or (y) the earlier of (A) one hundred twenty (120) days after the Refusal Space is delivered to Tenant in the condition required in subparagraph (iii) below or (B) the date Tenant occupies the Refusal Space for the conduct of its business following Landlord’s delivery of the Refusal Space to Tenant in the condition required in subparagraph (iii) below. The Lease term for the Refusal Space shall be co-terminus with the remaining Term of the Lease as to the original Premises (subject to Exhibit “G”).

(iii) The Refusal Space shall be delivered to Tenant in “AS-IS” condition, but vacant, free of all occupants and tenancies, broom clean and with all furniture and moveable equipment removed, with all Building Structure and Building Systems in good condition and repair and operational, and in compliance with Applicable Laws, provided that Landlord shall not be required to construct any tenant improvements in the Refusal Space or provide to Tenant any allowances other than pursuant to subparagraph (i)(A), above, or as determined in conjunction with the Market Rate, (e.g., moving allowance, tenant finish allowance, and the like) if any are provided in determination of the Market Rate; provided that if the Refusal Space is less than a full floor Landlord shall, at Landlord’s cost, install the improvements (including, without limitation, multi-tenant corridors) required to separately demise the Refusal Space.

(iv) Landlord will provide additional parking spaces to Tenant in accordance with and in the locations described in Paragraph 1(m) of the Lease at no charge to Tenant.

(v) If the Expansion Notice is for less than all the Refusal Space, then the rights set forth herein shall continue for the remainder of the Term as to the remaining Refusal Space.

(vi) So long as Landlord complies with its obligations in the immediately succeeding sentence, Landlord shall not be liable for failure to give possession of the Refusal Space or any part thereof

LEASE AGREEMENT     EXHIBIT “I”     PAGE 2 OF 3

by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease, nor extend the Term. However, Landlord does covenant that it will use commercially reasonable efforts to deliver possession of the Refusal Space to Tenant on or before the delivery date set forth in Landlord’s Expansion Response. Further, if Landlord is unable for any reason to deliver the Refusal Space within one hundred twenty (120) days after the delivery date set forth in Landlord’s Expansion Response, Tenant may terminate its election to take the Refusal Space by delivery of a written termination notice to Landlord prior to the earlier of (x) the date the Refusal Space is delivered to Tenant, or (y) thirty (30) days after the expiration of said one hundred twenty (120) day period.

3.    Nature of Right. Once Landlord enters into a lease with a third party for all or a portion of the Refusal Space (provided Landlord complies with Exhibit “H” with respect thereto), then the Expansion Option shall not apply as to all or such portion of the Refusal Space leased to the third party solely for the period of time that such portion of the Refusal Space is leased to a third party, including any extension or renewal of such third party lease.

4.    Intentionally Omitted.

5.    Restrictions. Tenant’s rights hereunder shall terminate if the Lease is terminated or Tenant’s right to possession of the Premises is terminated pursuant to Paragraph 25 of the Lease. Tenant may not exercise an Expansion Option if a Material Tenant Default is in existence at the time Tenant has the right to deliver an Expansion Notice. No subtenant may exercise any rights granted under this Exhibit “I”, but the existence of a subtenancy shall not prohibit Tenant from exercising any such rights.

6.    Alternate Refusal Space. To the extent there is Alternate Refusal Space, the provisions of this Exhibit “I” shall apply in total to the first four (4) contiguous floors of the Alternate Refusal Space. For any additional floors of Alternate Refusal Space, all the provisions of Exhibit “I” shall apply except for Paragraph 2(i)(A).

LEASE AGREEMENT     EXHIBIT “I”     PAGE 3 OF 3

EXHIBIT “J”
SATELLITE DISH/ANTENNAE

1.    License. Throughout the Term of the Lease, for so long as Tenant leases the entire Lab Building, Landlord hereby grants Tenant the exclusive right to use the roof of the Lab Building and, if Tenant leases space in the Tower Building, a non-exclusive proportionate share of the roof of the Tower Building (collectively, the “Roof Space”) only for the purpose of installing (i) one or more satellite dish or antenna ancillary to the operations of Tenant on the Premises and (ii) rooftop HVAC units (collectively, the “Equipment”). The right herein granted shall include the right of access to the roof from time to time to install, service, operate and remove the Equipment. The right herein granted with respect to the roof of the Tower Building is limited to one (1) satellite dish or antenna only. If Tenant ceases to lease the entire Lab Building, then Tenant’s right to use of the Roof Space on the Lab Building shall be pro rata to the amount of Net Rentable Area leased in the Lab Building over the total Net Rentable Area in the Lab Building.

2.    Payments. Tenant shall reimburse Landlord, within thirty (30) days after presentation to Tenant by Landlord of invoices therefor, for all reasonable out-of-pocket costs which Landlord pays to third party consultants or contractors (such as, but not limited to, telecommunications, structural and roofing consultants, engineers and contractors) in connection with the approval and supervision of Tenant’s installation, servicing and repair of the Equipment as it affects the Building Structure, including the roof, and Building Systems.

3.    Installation, Servicing. Tenant shall not install any Equipment on the roof, or thereafter make any alterations, additions or improvements to the roof, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, except to the extent the Equipment is described in Final CDs approved by Landlord as part of the TI Work described in Exhibit “D”. Landlord shall not be deemed unreasonable in withholding consent to installation of Equipment that will adversely affect the roof structure or membrane or safety of the remainder of the Premises or violate the provisions of Applicable Laws or the Permitted Encumbrances. Landlord shall approve or reject the proposed installation of the Equipment within thirty (30) days after Tenant submits plans and specifications for the installation of the Equipment, which plans shall describe the Equipment, the weight of the Equipment and the means and methods of attachment to the roof. Landlord’s failure to approve or reject the proposed installation of Equipment within thirty (30) days after Tenant submits plans and specifications for the installation of Equipment shall be deemed to constitute Landlord’s approval. Tenant will obtain all required governmental and quasi-governmental approvals, permits, licenses, and authorizations required for the installation of the Equipment which Tenant will obtain at its own expense (including, but not limited to, approvals from any architectural or design review committee established under any covenants, conditions and restrictions applicable to the Premises). Landlord also reserves the right to require the following of Tenant, at Tenant’s sole cost, that: (i) the installation or other work be done in accordance with reasonable standards or other requirements for installation of comparable roof equipment and/or under the supervision of Landlord’s agents, and in a manner so as to avoid damage to the roof or remainder of the Premises or Project, (ii) the Equipment be screened to prevent the Equipment from being visible to the public, and (iii) all work on the roof be performed only by Landlord’s designated roofing contractor or otherwise by contractors that will not void any

LEASE AGREEMENT     EXHIBIT “J”     PAGE 1 OF 3

warranties maintained by Landlord. All work shall be performed in a good and workmanlike manner and best industry practices and procedures, in accordance with all Applicable Laws and in accordance with Exhibit “D” if included in the TI Work and with Paragraph 10 of the Lease if constructed thereafter. Installation and other matters pertaining to any telecommunications lines or electric lines connecting to the Equipment shall be shown in the plans submitted for Landlord’s approval hereunder, and shall be subject to all of the requirements hereunder respecting the installation of the Equipment, and all other applicable provisions of the Lease. In the event that Landlord rejects Tenant’s proposal to install Equipment hereunder, Landlord shall be required, concurrently with such rejection, to notify Tenant of specific and reasonable modifications to Tenant’s proposal that, if made, would then cause Landlord to approve the installation of such Equipment. In all events, Landlord and Tenant shall cooperate in good faith with respect to Tenant’s installation of any Equipment on the Roof Space, it being acknowledged by Landlord that Tenant’s installation of such Equipment is necessary for Tenant to conduct its business at the Premises as intended.

4.    Roof or Other Property Damage; Removal of Equipment. Tenant shall take all appropriate actions to prevent any roof or building leaks or other damage or injury to the Roof Space or the remainder of Premises (collectively, “Property Damage”) caused by Tenant’s use of the Roof Space or its installation, use, maintenance or removal of the Equipment, and shall promptly notify Landlord of any such Property Damage. In the event of any such Property Damage, Landlord may: (i) require that Tenant pay Landlord’s reasonable costs for repairing such Property Damage within thirty (30) days after Landlord submits an invoice and reasonable supporting documentation therefor, or (ii) require that Tenant perform the necessary repairs in a good and workmanlike manner using a contractor designated or approved by Landlord at Tenant’s expense within thirty (30) days after Landlord’s notice. Upon termination of this Lease, Tenant shall disconnect and remove the Equipment and repair any damage to the roof or remainder of the Premises or Project resulting from such removal, including patching of holes in accordance with the terms of the Lease. If Tenant fails to remove the Equipment and repair any damage, then Landlord may, but shall not be obligated to, do so, and, thereafter, Tenant shall reimburse to Landlord the cost of such removal and repair, plus an administrative fee of five percent (5%) of the cost thereof, within thirty (30) days after submission of an invoice from Landlord to Tenant, together with supporting documentation. The provisions hereof shall survive termination of the Lease.

5.    Miscellaneous. Landlord reserves the right to enter the roof, without notice, at any time for the purpose of inspecting the same, or making necessary repairs, additions or alterations to the roof, or for any other reason not inconsistent with Tenant’s rights hereunder so long as Landlord minimizes interference with Tenant’s use of the Equipment as is reasonable under the circumstances. In connection with exercising such rights, upon ten (10) days prior written notice to Tenant’s on-site manager (except that no notice shall be required in an Emergency), Tenant shall reasonably cooperate with Landlord to coordinate a time for Landlord to temporarily disconnect the Equipment and/or move the Equipment, provided Landlord shall conduct any such disconnection at times other than during Normal Business Hours on Monday through Friday, or at any time on the weekends, except in an Emergency when Landlord shall not be restricted as to time periods. Landlord also reserves the right (except with respect to the Roof Space on the Lab Building while Tenant leases 100% of the Lab Building), from time to time upon thirty (30) days prior written notice to Tenant, to relocate the Roof Space and/or move or require that Tenant move the Equipment, to another

LEASE AGREEMENT     EXHIBIT “J”     PAGE 2 OF 3

location or locations, provided: (i) Landlord shall provide other space on the roof that will be reasonably comparable and feasible for Tenant’s purposes, (ii) Landlord shall pay all reasonable, direct, out of pocket expenses incurred by Tenant in connection therewith (excluding lost profits of other consequential damages), and (iii) except for an Emergency, Landlord shall conduct any such movement at times other than during Normal Business Hours on Monday through Friday, or at any time on the weekends. Tenant may not assign or license its rights under this Exhibit “J” independent of an assignment of the Lease or sublease of the Premises or a portion thereof, and any attempt to assign or license in violation of the foregoing shall be null and void. Tenant shall comply with all FCC requirements (to the extent applicable) and shall not use the Roof Space or the Equipment so as to unreasonably interfere in any way with Landlord or its tenants and other occupants of the Project.

LEASE AGREEMENT     EXHIBIT “J”     PAGE 3 OF 3

EXHIBIT “K-1”
MONUMENT SIGNAGE LOCATION

LEASE AGREEMENT     EXHIBIT “K-1”     PAGE 1 OF 1

EXHIBIT “K-2”
CROWN SIGNAGE LOCATION

LEASE AGREEMENT     EXHIBIT “K-2”     PAGE 1 OF 1

EXHIBIT “L”
CAFETERIA PROVISIONS

Reference is made to the fact that Tenant may elect to operate a cafeteria (“Cafeteria”) in a portion of the Premises. The following provisions shall be applicable to such operation, in addition to the other provisions of this Lease:

1.    Cafeteria Maintenance.

(a)    Reference is made to the fact that Tenant may install or operate specialized fixtures and equipment (“Cafeteria FF&E”) to facilitate operation of the Cafeteria, including, without limitation, the following: (i) exhaust systems comprised of exhaust fans, ductwork and venting to properly direct and capture or vent all smoke, odors, vapors, steam and particle matter, (ii) fire prevention systems comprised of sprinklers and/or other fire extinguishment equipment, (iii) grease traps, piping, connections and catch basins necessary for proper removal of waste liquids, and (iv) refrigeration systems (such systems collectively, the “Cafeteria Specialized Systems”). Except for the matters set forth in Paragraph 12(b) of the Lease, Tenant, at its sole cost and expense, shall take good care of, clean, maintain and repair the Cafeteria FF&E (including the Cafeteria Specialized Systems).

(b)    Tenant shall clean or provide for the cleaning and degreasing of all exhaust and venting systems serving the Cafeteria, regardless that portions of such systems may be located outside the Cafeteria or remainder of the Premises on a regular basis (to the extent reasonable and necessary to operate such systems in a safe condition), or more often if required by Applicable Law. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is doing such cleaning and degreasing or causing it to be done. In the event that Tenant shall refuse or fail to maintain the Cafeteria FF&E on a regular basis or in compliance with Applicable Law, then Landlord may, but shall not be obligated to, after delivering not less than thirty (30) days written notice thereof to Tenant and Tenant’s failure to do so within such thirty (30) day period, arrange for the cleaning and degreasing thereof, and Tenant shall pay Landlord’s reasonable out-of-pocket costs incurred in connection therewith, together with an administrative charge of five percent (5%) of the other costs, within thirty (30) days after Landlord renders a bill for the cost of such cleaning and degreasing along with reasonable supporting documentation. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant’s inventory or business by reason of any cleaning and degreasing by Landlord under these provisions. Landlord’s performance of such cleaning and degreasing work shall not release Tenant of Tenant’s future obligations hereunder.

(c)    Tenant shall, at its sole cost and expense, provide extermination services or engage professional exterminators to service the Cafeteria, including, but not limited to, all food preparation and food storage areas, at such frequency and to the extent necessary to reasonably endeavor to keep the Cafeteria and remainder of the Premises free of insects, rodents, vermin and other pests.

(d)    Tenant shall not dispose of waste grease, oil or other materials which tend to cause clogging or blockage of pipes and drains (hereinafter collectively referred to as “grease”)

LEASE AGREEMENT     EXHIBIT “L”     PAGE 1 OF 2

by pouring or permitting the same to flow into any drains or pipes and, instead, shall properly dispose in the grease trap and such other containers commonly utilized in restaurants in office buildings and reasonably approved by Landlord. Tenant shall regularly clean or provide for the cleaning of all grease traps, catch basins and similar facilities serving the Cafeteria (including removal of grease from traps, basins and similar facilities no less than quarterly, and more often, if warranted by use). Tenant shall not use any chemicals or other cleaning methods which could materially damage the drain pipes or other portion of the drainage and/or sewer system in the Cafeteria, remainder of the Premises or the Project or serving the Project. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is regularly doing such cleaning or causing it to be performed. In the event that Tenant shall refuse or fail to regularly clean or arrange for the regular cleaning of such facilities, then Landlord may, after delivering not less than thirty (30) days written notice thereof to Tenant and Tenant’s failure to do so within such thirty (30) day period, arrange for the cleaning thereof, and Tenant shall pay Landlord’s reasonable out-of-pocket costs incurred in connection therewith within thirty (30) days after Landlord renders a bill for such cost along with reasonable supporting documentation. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant’s stock in trade or business by reason thereof, including but not limited to any loss of revenues resulting from any required limitation or cessation of Tenant’s business while such cleaning is performed or as a result thereof. Landlord’s performance of such cleaning work shall not release Tenant from Tenant’s future obligation hereunder.

(e)    Tenant agrees to store all trash and other waste within the Cafeteria or remainder of the Premises in odor and vermin proof containers, such containers to be kept in temperature controlled areas of the Cafeteria or remainder of the Premises not visible to members of the public. Tenant shall segregate waste liquids from solid waste. Tenant shall be solely responsible for the disposal of waste liquids from the Cafeteria in an appropriate manner, whether down drains maintained by Tenant, or otherwise, and any such disposal shall be in compliance with all Applicable Laws. Tenant shall not utilize any dumpster provided by Landlord for disposal of waste liquid. Tenant may dispose of solid trash or waste in a dumpster maintained by Landlord for the common use of tenants, including Tenant, subject to Landlord’s right to prescribe rules and regulations for such use. Tenant shall be solely liable for the costs and expense to remove and clean any spillage of trash in the Common Areas of the Project caused by Tenant’s trash removal from the Cafeteria. Tenant further understands and agrees that because of the nature of Tenant’s business the rules and regulations may be different than those which apply to trash removal by other tenants in the Project. Any storage and removal of trash and waste, as described in this paragraph, shall be at the sole cost and expense of Tenant. In the event that Tenant shall refuse or fail to clean any spillage in the Common Areas, then Landlord may arrange for the cleaning thereof, and Tenant shall pay the entire cost thereof, within fifteen (15) days after Landlord renders a bill for such cost.

2.    Service of Liquor. To the extent permitted by Applicable Law, and provided Tenant has obtained all requisite licenses and governmental permits, Tenant may serve alcoholic beverages in accordance with Applicable Law. For avoidance of doubt, the indemnification provided in Section 16(a) of the Lease by Tenant shall apply with respect to the service of alcoholic beverages.

LEASE AGREEMENT     EXHIBIT “L”     PAGE 2 OF 2

EXHIBIT “M”
LAB BUILDING PARKING ELEVATORS

LEASE AGREEMENT     EXHIBIT “M”     PAGE 1 OF 1

EXHIBIT “M-1”
SCOPE OF ELEVATOR MODERNIZATION WORK

Low Rise Elevator Modernization
Passenger         Freight            Parking
Traction         Traction         Hydraulic
Description             4 Elevators         1 Elevator         4 Elevators
1. Hoist Motor             New AC Motor         New AC Motor         New TKE submersible
pump unit machine,
including new motor

2. Deflector Sheave         Refurbish as Needed     Refurbish as Needed     N/A

3. Control System         New TAC 32        New TAC 32        New TAC 32
Microprocessor        Microprocessor        Microprocessor
Controller        Controller        Controller

4. Selector System         New Position        New Position        New Position
Transducer/Limit    Transducer/Limit    Transducer/Limit
Switches        Switches        Switches

5. Drive System             New VVVF        New VVVF        New Solid State                        Regenerative Drive    Regenerative Drive    Starter

6. Governor Cables         Provide New Governor    Provide New Governor    N/A
Cable            Cable

7. Traveling Cables & Wiring     New Traveling Cable &    New Traveling Cable &    New Traveling Cable &
Hoistway Wiring        Hoistway Wiring        Hoistway Wiring

8. Door Operator         New HD Door        New GAL MOVFR Door    New HD Door
Operator        Operator        Operator

9. Door Detectors         New Electronic Door    N/A            New Electronic Door
Edge                        Edge

10. Special Features         New S/S car and hall    New S/S car and hall    New S/S car and hall
pushbutton stations,    pushbutton stations,    pushbutton stations,
replace existing hall                replace existing hall
indicators, replace                indicators, replace
existing column swing                existing column swing
returns                        returns

11. Cab Interiors         Replace panels and    N/A            Replace panels and
Carpet                        Carpet

LEASE AGREEMENT     EXHIBIT “M-1”     PAGE 1 OF 1

EXHIBIT “N”
STRUCTURAL LOADS

LIVE LOADS:

TOWER BUILDING:
Roof                     20 psf
Floor – 1, 6 thru 16             70 psf outer bays and outer longitudinal bay
Partitions – 1, 6 thru 16         20 psf
Floor – 1, 6 thru 16             100 psf center longitudinal bay
Mechanical Rooms             150 psf
Floors – 2 thru 5             150 psf entire floor
Stairs                     100 psf

LAB BUILDING:
Roof                    20 psf
Typical Floors             100 psf
Captive Office             150 psf
Mechanical                 150 psf

GARAGE:
Typical                 50 psf

LEASE AGREEMENT     EXHIBIT “N”     PAGE 1 OF 1

EXHIBIT “O”
SECURITY SERVICES

LAKESIDE CAMPUS ON SITE SECURITY

•	Supervisor – 24/7

•	Command Center – 24/7

•	2221 High Rise Guard Desk – Reception 8 hours per day / 5 days per week

•	Dock Officer – 6 a.m. until 3 p.m. / 5 days per week

•	2 courtesy officers 24 hours a day on weekends and holidays who will patrol the Common Areas other than those within the Lab Building

“True view Navigator” is currently used for a CCTV system at the Project which operates 24 hours a day 7days a week. The True view Navigator system is monitored 24hrs a day by the security team in the on-site Security Control Room. The system monitors only all entry and exit doors to the buildings.

“PCSC” is currently used as the access control system for the Project, which system is capable of tracking authorized personnel entering the buildings via his or her assigned badge number.

LEASE AGREEMENT     EXHIBIT “O”     PAGE 1 OF 1

EXHIBIT “P”
FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") has been executed to be effective as of the _______ day of ___________________, 20___, by and among the following:

I.
Parties.

1.__________________________________, a __________________________, with an address of __________________________________________ ("Lender");

2.LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership ("Landlord"); and

3.REALPAGE, INC., a Delaware corporation ("Tenant").

II.
Recitations.

1.Lender is the owner and holder of that certain Deed of Trust dated as of _____________, 20__ executed by Landlord and recorded in the real property records of Dallas County, Texas on _______________, 20__ as document number _______________ (hereinafter called the "Deed of Trust") encumbering the real property described in Exhibit "A" attached hereto and made a part hereof for all purposes and all improvements located thereon (the "Property"), which Deed of Trust secures the payment of a promissory note payable by Landlord to the order of Lender (the “Note”), as evidenced by certain other loan documents (collectively, with the Deed of Trust and the Note, the “Loan Documents”);

2.Landlord has leased or intends to lease the portion of the Property described in Exhibit "B" attached hereto and made a part hereof for all purposes (the "Premises") to Tenant pursuant to that certain Lease Agreement dated ________________________, 20__, executed by and between Landlord and Tenant (the "Lease"); and

3.Landlord, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust.

NOW, THEREFORE, in consideration of the covenants, conditions, provisions and agreements set forth herein and other good and valuable consideration, the receipt of which is

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT     Page 1
(REALPAGE, INC.)

CH\2080480.1

hereby acknowledged, Lender, Tenant and Landlord do hereby mutually represent, acknowledge, covenant and agree as follows:

1.Subordination. Tenant hereby subordinates the Lease (and its rights thereunder and its interest in the Premises pursuant thereto) to the lien of the Deed of Trust and all renewals, modifications and extensions thereof, subject to the terms and conditions set forth in this Agreement. The terms and provisions of the Deed of Trust are deemed to be amended to fully incorporate all terms and provisions of this Agreement.

2.Non-disturbance. So long as no Tenant Default has occurred and is continuing under the Lease with respect to: (i) the payment of any monetary obligation under the Lease, or (ii) the performance of any other material terms, covenants or conditions with which Tenant is obligated to comply pursuant to the Lease, then Tenant's right of possession to the Premises shall not be terminated, affected or disturbed by Lender or any other person (each, a “Successor”) that obtains Landlord’s interest in the Property through the exercise of any of Lender's rights under the Deed of Trust or the Loan Documents or any other document related thereto including, without limitation, by way of foreclosure, deed in lieu of foreclosure or other means involving the exercise of rights or remedies under the Deed of Trust or the Loan Documents or any other document related thereto (each, a “Succession”); nor shall Tenant be named as a party to any foreclosure of the lien of the Deed of Trust, nor in any other way be deprived of its rights under the Lease except in accordance with the terms of the Lease. In the event a Successor succeeds to the interest of Landlord under the Lease, the Lease shall not be terminated, altered or otherwise affected thereby, and any sale or other transfer of the Property by Successor or pursuant to the judgment of any court in an action to enforce the remedies provided for in the Deed of Trust shall be made subject to the Lease and the rights of Tenant thereunder.

3.Recognition and Attornment. Upon Succession, the Successor shall recognize Tenant’s tenancy under and pursuant to the Lease and all terms covenants and conditions therein and the rights of Tenant thereunder shall continue in full force and effect, with direct privity of estate and contract between (and for the benefit of) such Successor and Tenant with the same force and effect and priority of time and right as though the Lease had originally been made directly between such Successor and Tenant, and shall not be altered, terminated, disaffirmed or disturbed except as otherwise expressly set forth in this Agreement. Tenant and such Successor shall be bound to each other under all of the terms, covenants and conditions of the Lease for the balance of the term thereof (including any renewal terms, the "Term") and for the entire premises which are the subject of the Lease, which may include any rights of first refusal, expansion options or similar rights granted to Tenant pursuant to the terms of the Lease. In such event, Tenant shall attorn to Successor as its landlord immediately upon receipt of written notice from such Successor that it has succeeded to the interest and assumed the obligations (except to the extent herein expressly provided) of Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any other instruments on the part of Successor or Tenant. Upon receipt by Tenant of such notice from Successor, Tenant shall make all payments due by Tenant under the Lease to Successor or as Successor may in writing direct and Tenant shall thereafter be relieved from any further obligations to remit rental or any other monetary sum to Landlord. Landlord hereby expressly and irrevocably authorizes Tenant to

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make such payments to Successor upon reliance on Successor's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant's compliance with Successor's written instructions. All payments made by Tenant pursuant to any notice purporting to be given by or on behalf of such purported Successor shall constitute payments made under the Lease and shall discharge Tenant’s obligations under the Lease pro tanto. The respective rights and obligations of Tenant and Successor upon such attornment, to the extent of the then-remaining balance of the Term (including any renewals or extensions thereof) shall be and are the same as are then set forth in the Lease between Tenant and Landlord. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to make any payments due by Tenant under the Lease to any Successor or other person or entity, other than Lender, unless and until Tenant has received either (i) written notice from both Landlord and such Successor acknowledging that such Successor has in fact succeeded to the interest of Landlord under the Lease or (ii) written notice of a Succession from Lender along with a copy of a duly recorded trustee’s deed (in the case of a non-judicial foreclosure) or other deed pursuant to a foreclosure sale under a court judgment foreclosing the lien of the Deed of Trust and ordering the sale (in the case of a judicial foreclosure); provided that the foregoing shall not limit any release or authorization otherwise granted by Landlord herein.

4.Rights Under the Lease.

(a)    Upon a Succession, a Successor that acquires ownership of the Property pursuant to such Succession shall be bound to the Tenant under all of the terms, covenants and conditions of the Lease. Tenant shall, from and after Succession, have the same remedies against Successor for the breach of any provision contained in the Lease that Tenant might have had under the Lease against Landlord if such Succession had not occurred; provided, however, that the Successor pursuant to such Succession shall not be:

(i)    Liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord), except that (1) such Successor shall be responsible and liable for the payment of any unpaid or unfunded Tenant Improvement Allowance, Cellular Coverage Allowance and any allowances payable under Exhibits “G”, “H” or “I” to the Lease and for the payment of any leasing commissions pursuant to Paragraph 34 of the Lease, regardless of whether any such amount becomes due and payable prior to, on or after the date Successor succeeds to the interest of Landlord, (2) such Successor shall be responsible and liable to timely deliver the Premises to Tenant with all delivery conditions set forth in the Lease satisfied including, without limitation, Landlord’s obligations as set forth in Sections 4 and 5 of the Lease and Exhibits “G”, “H” and “I” to the Lease (as applicable) and for any payment obligations of Landlord under Section 4 of the Lease if Landlord does not satisfy its obligations with respect to the timely delivery of the Premises in the condition required under the Lease (subject to Paragraph 4(a)(i)(8) below), (3) such Successor shall be responsible and liable to cure any continuing defaults with respect to the obligations, acts or omissions of Landlord under the Lease, including, without limitation, the correction of any physical conditions at the Property which are in violation of the Landlord’s obligations under the Lease as of the date of Succession, even if such conditions arose prior to Succession, (4) such Successor shall be responsible and

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CH\2080480.1

liable for the correction of any physical conditions at the Property, the correction of which are Landlord’s obligations pursuant to the Lease, which exist as of the date of Succession, although the same may not be a violation of Landlord’s obligations under the Lease but which are required of Landlord by the Lease as the result of any act, omission, circumstance or event which arose prior to the date of Succession (e.g., as the result of a casualty or condemnation event), (5) such Successor shall be responsible and liable for all events, acts or omissions that occur on or after the date of Succession for which Landlord is responsible under the Lease, (6) such Successor shall honor and recognize the receipt of the Prepaid Rent (as defined in the Lease), (7) subject to the limitation set forth in Paragraph 4(a)(i)(8) below, Tenant shall retain all accrued rights, if any, to abatement, offset and/or self-help that Tenant may have under the Lease (“Accrued Tenant Rights”), whether the breach, event or circumstance giving rise to such Accrued Tenant Rights arose prior to, on or after the date Successor succeeds to the interest of Landlord (including, without limitation, under Paragraphs 4, 5, 12, 13, 14, 21, 23, 24, 25(e) and 35(d) of the Lease and Exhibit “D” to the Lease) so long as the Tenant sent to Lender (or Successor if such notice address had been provided to Tenant) the notice (if any) that it was entitled to receive under Paragraph 6 hereof with respect to any breach, event or circumstance giving rise to such Accrued Tenant Rights and (8) Tenant shall retain the termination right set forth in Paragraph 4(f) of the Lease upon any Succession whether such right accrues or has accrued to Tenant prior to, on or after the date of any such Succession, provided that, notwithstanding the foregoing or any provision to the contrary herein or in the Lease, the maximum liability of Lender or any Successor for any payment due from Landlord under such Paragraph 4(f) of the Lease shall be five million dollars ($5,000,000) (and, for the avoidance of doubt, the limitation in this Paragraph 4(a)(i)(8) shall not be read to limit any other termination rights of Tenant that are expressly set forth in the Lease and such rights shall continue whether such rights accrued to Tenant prior to, on or after the date Successor succeeds to the interest of Landlord);

(ii)    Liable to Tenant for any security deposit (as distinguished from the Prepaid Rent (as defined in the Lease) for which Successor shall be liable to Tenant) under the Lease not actually transferred and paid over to such Successor;

(iii)    Obligated to give Tenant a credit for and/or acknowledge any rent or other charges paid by Tenant under the Lease more than one (1) month in advance of the due date therefor to the extent the same are attributable to the period beginning on the date of Succession (provided Tenant has received written notice thereof), provided that the foregoing shall not be applicable to (1) the Prepaid Rent (as defined in the Lease) or (2) any overpayment of Additional Rent by Tenant based on estimates of Landlord for which the Lease provides a reconciliation of costs after payments have been made by Tenant to Landlord; or

(iv)    Bound by any amendment or modification of the Lease made without the written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed, provided that no consent of Lender shall be required for amendments memorializing the exercise of rights granted under, or the effectuation of other provisions expressly set forth in, the Lease (e.g., extension options and rights of first offer).

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(b)    Additionally, in the event of a Succession, Tenant shall be bound to Successor, as landlord, under all of the terms, covenants and conditions of the Lease, and Successor, as Landlord, shall, from and after the date of Succession, have the same rights and remedies against Tenant for the breach of any provision contained in the Lease that Landlord might have had under the Lease against Tenant if the Succession had not occurred.

(c)    Additionally, Lender agrees that if (1) a casualty event occurs as contemplated by Paragraph 23 of the Lease on, before or after a Succession and the Lease is not terminated as a result thereof, the proceeds of any insurance shall be advanced in accordance with the terms of Paragraph 23 of the Lease and (2) a Taking occurs as contemplated in Paragraph 24 of the Lease on, before or after a Succession and the Lease is not terminated as a result thereof, the proceeds of any award received in connection with such Taking shall be advanced in accordance with the terms of Paragraph 24 of the Lease.

5.Collection of Rents by Lender. The Deed of Trust provides that, under certain conditions, Lender shall be entitled to collect, receive and demand payment of any and all rents due on and under the Lease. Upon receipt by Tenant of a notice from Lender that Lender, in accordance with the terms and conditions of the Deed of Trust, is entitled to collect, receive and demand payment of any and all rents due on and under the Lease, Tenant shall make all payments of monetary obligations due by Tenant under the Lease to Lender or as Lender may in writing direct, without inquiry as to whether an event of default actually exists under the Deed of Trust and notwithstanding any contrary instructions of or demands from Landlord, and Tenant shall thereafter be relieved from any further obligations to remit rental or any other sums to Landlord. Landlord hereby expressly authorizes Tenant to make such payments to Lender following such notice and releases and discharges all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

6.Notice and Opportunity to Cure Landlord Default. Tenant shall notify Lender in writing of the occurrence of any material default by Landlord for which Tenant delivers written notice to Landlord. Tenant shall recognize a cure by Lender of any such default as a cure by Landlord, provided that such default has been cured within the grace periods permitted under the Lease.

7.Persons Other Than Lender. A Successor that acquires ownership of the Property shall not be liable under the Lease with respect to matters first occurring and accruing, or for any acts or omissions of any subsequent landlord which occur, after the conveyance of such Successor’s interest as landlord to another person or entity expressly assuming such Successor’s obligations as landlord under the Lease.

8.Succession in Interest. For purposes of this Agreement, Lender will be deemed to have succeeded to the interest of Landlord under the Lease upon: (i) the transfer of title to the Property to Lender, whether by virtue of foreclosure, sale or transfer in lieu of foreclosure, or pursuant to the exercise of any rights and remedies under the Deed of Trust or otherwise, or (ii) the occurrence of any other event as a result of which Lender acquired the right, title and interest of Landlord in and to the Lease or the Property.

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CH\2080480.1

9.Incorporation of Lease. For purposes of this Agreement and subject to Paragraph 4(a)(iv) hereof, the term "Lease" shall mean and include the Lease, together with all present and future addenda, supplements, modifications and amendments to the Lease, and all rights, privileges and options granted therein or pursuant thereto. The Lease is incorporated into this Agreement for all purposes.

10.Notices. Any notice or document required or permitted to be delivered hereunder shall be sent in the same manner as set forth in Paragraph 31 of the Lease (to the address first above written for the Lender and to the addresses set forth in the Lease with respect to Tenant and Landlord, as applicable) or at such other address as said party may have hereafter specified by written notice. In all respects the Lease shall govern the timing of when any notice, approval, request, consent or other communication or document shall be deemed to have been given or delivered.

11.Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns as well as all subsequent owners of the Property. For purposes of this Agreement, all references herein to "Lender" shall be deemed to also include any subsequent holder of the Deed of Trust who has given written notice to Tenant of its ownership of the Deed of Trust (including its address for notice) who claims by, through or under Lender.

12.Attorneys’ Fees. In the event any legal action or proceeding is commenced to enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party as shall be pled and proven by such party and awarded by a court of competent jurisdiction.

13.Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.Headings. The headings of this Agreement are for convenience of reference only.

15.Miscellaneous. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together

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CH\2080480.1

constitute a fully executed agreement even though all signatures do not appear on the same document. This Agreement shall be governed by the laws of the State of Texas (without giving effect to its rules governing conflicts of laws).

[Remainder of page intentionally left blank]

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CH\2080480.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above-written.

TENANT:

REALPAGE, INC., a Delaware corporation

By:
Name:
Title:

STATE OF __________________    §
§
COUNTY OF ________________    §

This instrument was acknowledged before me on the ____ day of ____________, 20__, by ___________________________, __________________________ of REALPAGE, INC., a Delaware corporation, on behalf of said corporation.

____________________________________
Notary Public, State of Texas

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CH\2080480.1

LENDER:

______________________________________, a _____________________________________

By:
Name:
Title:

STATE OF __________        §
§
COUNTY OF _______        §

This instrument was acknowledged before me on the _____ day of ______, 20__, by __________________________________, ______________________________________ of _______________________________________, a _____________________________, on behalf of said ___________________________________.

____________________________________
Notary Public, State of _________________

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CH\2080480.1

LANDLORD:

LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership,

By:    Lakeside Campus Partners GP, LLC,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

STATE OF ________________    §
§
COUNTY OF ________________    §

This instrument was acknowledged before me on the ____ day of ____________, 20__, by ___________________________, __________________________ of Lakeside Campus Partners GP, LLC, a Delaware limited liability company, as general partner of LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership, on behalf of said limited partnership.

____________________________________
Notary Public, State of _________________

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CH\2080480.1

EXHIBIT "A"

Legal Description of Property Encumbered by Deed of Trust

Lot 3, Block 1 of Replat, Greenway-Block 1, Lot 3, Subdivision, an addition to the City of Richardson, Dallas County, Texas, according to the plat thereof recorded in Volume 91207, Page 1625, Map Records, Dallas County, Texas.

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CH\2080480.1

EXHIBIT "B"

Description of Leased Premises

Approximately 399,788 net rentable square feet of space, comprised of (i) the Phase I Premises (further described below and containing approximately 332,653 net rentable square feet of space (which includes the walkway described as part of the Phase I Premises)) and (ii) the Phase II Premises (further described below and containing approximately 67,135 net rentable square feet of space.)

“Phase I Premises” consists of floors 1 through 3 in the Lab Building, and the existing walkway between the Lab Building and the Tower Building.

“Phase II Premises” consists of the basement of the Lab Building.

“Lab Building” means the 3-story office building, plus basement, and related improvements known as the “Lab Building,” located at 2201 Lakeside Blvd., City of Richardson, County of Dallas, State of Texas.

“Tower Building” means the 16-story office building and related improvements known as the “Tower Building,” located at 2221 Lakeside Blvd., City of Richardson, County of Dallas, State of Texas

LEASE AGREEMENT     EXHIBIT “P”     PAGE 1 OF 1

EXHIBIT “Q”

FORM OF MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into effective as of the ____ day of ________________, 2015, by and between LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership (“Landlord”), and REALPAGE, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a certain Lease Agreement dated as of ____________ ___, 2015 (the “Lease”) whereby Landlord did lease to Tenant, and Tenant did lease from Landlord, the Premises (as defined in the Lease), which Premises consist of, as of the date hereof, approximately 399,788 square feet of Net Rentable Area (as defined in the Lease) located at the campus commonly referred to (subject to the terms of the Lease) as the Lakeside Campus, consisting of two buildings (each a “Building”) located in Richardson, Texas located on the land (“Land”) described on Exhibit A attached hereto and made a part hereof together with certain rights to the parking facilities and other improvements located thereon (the Buildings and the Land, together with such parking facilities and other improvements located thereon, are collectively referred to as the “Project”); and

WHEREAS, Landlord and Tenant desire to enter into and record this Memorandum of Lease in order that third parties may have notice of Tenant's interest and rights under the Lease, of the leasehold estate of Tenant and of the Lease.

NOW, THEREFORE, Landlord, in consideration of the rents and covenants provided for in the Lease to be paid and performed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, the Premises in accordance with the terms and provisions of the Lease.

Specific reference is hereby made to the following provisions of the Lease:

1.    Pursuant to Section 4(a) of the Lease, Tenant shall have and hold (i) the Phase I Premises (as defined in the Lease) for a term of one hundred forty-four (144) months after the Commencement Date (as defined in the Lease), subject to adjustment as provided in the Lease and (ii) the Phase II Premises (as defined in the Lease) for a term of one hundred thirty-two (132) months after the Commencement Date (as defined in the Lease), subject to adjustment as provided in the Lease, unless renewed and extended pursuant to the provisions of Exhibit G of the Lease. Pursuant to Exhibit G of the Lease, Tenant has the right to renew and extend the Lease for two (2) additional terms of sixty (60) complete calendar months.

2.    Pursuant to Exhibit H of the Lease, Tenant has been granted a right of first refusal with respect to the Refusal Space and/or Alternate Refusal Space (as such terms are defined in the Lease) located in one of the Buildings at the Project, on and subject to the terms and conditions set forth in said Exhibit H.

LEASE AGREEMENT     EXHIBIT “Q”     PAGE 1 OF 4

3.    Pursuant to Exhibit I of the Lease, Tenant has been granted the option to expand the Premises to include the Refusal Space and/or Alternate Refusal Space located in one of the Buildings at the Project, on and subject to the terms and conditions set forth in said Exhibit I.

4.    Pursuant to Section 60(g) of the Lease, Landlord will not (i) lease space in the Project for occupancy, (ii) consent to a transfer, assignment, sublease or occupancy by any tenant, subtenant or occupant of the Project to, (iii) permit signage anywhere on or about the Project to, or (iv) grant naming rights for the Project or a Building to, up to five (5) direct competitors of Tenant, identified by Tenant on the Date of the Lease (and annually, thereafter), without the prior written approval of Tenant, which may be withheld in the sole discretion of Tenant.

5.    Pursuant to Section 60(b), Tenant has been granted certain rights to place one or more monument sign panels on one or more monument signs at the Project, as well as the right to install signage on the crowns of the Buildings. Such signage rights include the right of exclusivity to Project signage under certain circumstances as set forth in the terms and conditions set forth in the Lease. Tenant must obtain the approval of any applicable governmental authority, to the extent required, and any approval required under the Permitted Encumbrances, prior to installation of such monument signage panels or crown signage, as set forth in the Lease.

6.    Landlord is permitted to encumber the Project without the prior written consent of Tenant, provided that (i) with respect to any Mortgage (as defined in the Lease), Landlord must provide Tenant with an executed SNDA (as defined in the Lease) in a form no less favorable to Tenant in any material respect than the form of SNDA attached to the Lease as Exhibit P on or prior to entering into such Mortgage and (ii) with respect to any other encumbrance, no such encumbrance shall be a Permitted Encumbrance (as defined in the Lease) unless consented to by Tenant pursuant to the terms of the Lease.

All terms, conditions, provisions and covenants of the Lease are incorporated in this Memorandum of Lease by reference as though fully set forth herein, and the Lease and this Memorandum of Lease shall be deemed to constitute a single instrument or document. This Memorandum of Lease has been entered into by Landlord and Tenant for purposes of recordation in the appropriate real estate records in Dallas County, Texas to provide notice to third parties of the Lease and nothing contained herein shall be deemed or construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease. In the event of a conflict between the terms of the Lease and the terms of this Memorandum of Lease, the terms of the Lease shall control.

Upon expiration or termination of the Lease, Landlord may request that Tenant execute and deliver to Landlord a notice of termination of the Lease to record in the real property records of Dallas County, Texas. Landlord shall send such request to any forwarding address furnished to Landlord by Tenant prior to such expiration or termination of the Lease or, if none, then to the last known address of Tenant furnished to Landlord. In the event Tenant fails to execute and deliver such notice of termination within fifteen (15) days following written request of Landlord, then Landlord, in its sole discretion, may execute and record a termination of this Memorandum of Lease without the signature of Tenant.

LEASE AGREEMENT     EXHIBIT “Q”     PAGE 2 OF 4

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease effective as of the date first above written.

LANDLORD:

LAKESIDE CAMPUS PARTNERS, LP,

a Delaware limited partnership

By:    Lakeside Campus Partners GP, LLC,
a Delaware limited liability company,
its general partner

By:    ________________________
Name:    ________________________
Title:    ________________________

STATE OF TEXAS            §
§
COUNTY OF                 §

This instrument was acknowledged before me on _______________, 2015, by _______________, the ________ of Lakeside Campus Partners GP, LLC, a Delaware limited liability company, the general partner of Lakeside Campus Partners, LP, a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

[NOTARIAL SEAL]
NOTARY PUBLIC

LEASE AGREEMENT     EXHIBIT “Q”     PAGE 3 OF 4

TENANT:

REALPAGE, INC.,
a Delaware corporation
By:    ________________________
Name:    ________________________
Title:    ________________________

STATE OF                 §
§
COUNTY OF                 §

This instrument was acknowledged before me on _______________, 2015, by __________________, the _______________, of REALPAGE, INC., a Delaware corporation, on behalf of said corporation.

[NOTARIAL SEAL]
NOTARY PUBLIC

LEASE AGREEMENT     EXHIBIT “Q”     PAGE 4 OF 4

EXHIBIT “R”
LOCATION OF FUTURE SIGNAGE

LEASE AGREEMENT     EXHIBIT “R”     PAGE 1 OF 1

EXHIBIT “S”
PARKING

2201 LAKESIDE LEVEL P1 NORTH PARKING GARAGE

Mechanical, Electrical, IDF & Elevator Locations

Prepared for Noprtel Networks

By TDIndustries (Darrall Brinlee @ 972.684,4392)

filename & path: d:\auto cad\cad\nortel rich\2201_ls\miscellanous\meiel\2201_ls_p1_n_pg_meiel.dwg

November 25, 2003 @ 9:25 AM

Chemical Storage Room
Storage Area
Stairs
Open Air Cage
Stairs
Storage Area
Stairs
Mechanical Room
Electrical Room
DOWN TO LEVEL P-2 AND LAKESIDE BLVD.
Stairs
Stairs
DESIGNATED REAL PAGE
50 uncovered spaces
Ø covered spaces

LEASE AGREEMENT     EXHIBIT “S”     PAGE 1 OF 4

2201 LAKESIDE LEVEL P1 SOUTH PARKING GARAGE

Mechanical, Electrical, IDF & Elevator Locations

Prepared for Noprtel Networks

By TDIndustries (Darrall Brinlee @ 972.684.4392)
filename & path: d:\auto cad\cad\nortel rich\2201_ls\miscellanous\meiel\2201_ls_p1_s_pg_meiel.dwg
November 25, 2003 @ 9:11 AM

LAKESIDE BLVD.
DOWN TO LEVELS P-2 & P-3
Stairs
Stairs
Open Air Cage
Open Air Cage
DOWN TO LEVEL P-2
Fire Pump Room
Mechanical Room
Stairs
Electrical Room
Stairs
Stairs
DESIGNATED REAL PAGE
295 uncovered spaces
95 covered spaces

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 2 OF 2

2201 & 2221 LAKESIDE LEVEL P2 PARKING GARAGE

Mechanical, Elevator, IDF & Elevator Locations

Prepared for Nortel Networks

By TDIndustries (Darrell Brinlee @ 972.884.4392)
filename & path: d: \auto cad\cad\nortel rich \2201_2221_ls_p2_pg \
miscellaneous \melel\2201_2221_ls_p2_pg_melel.dwg
November 21, 2003 @ 3:05 PM

DESIGNATED REAL PAGE

62 uncovered spaces

518 covered spaces

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 3 OF 2

2201 & 2221 LAKESIDE LEVEL P3 PARKING GARAGE

Machine, Electrical, IDF & Elevator Locations Overview

Prepared for Nortel Networks

By TDIndustries (Darrall Brinlee @ 972.684.4392)

filename & path: d: \auto cad\cad\nortel rich\2201_2221_ls_p3_pg \miscellaneous\meiel\ 2201_2221_ls_p3_pg_meiel_ overview.dwg

November 21, 2003 @ 1:08 PM

See expanded drawing for details of this area.
DESIGNATED REAL PAGE
Ø uncovered spaces
580 covered spaces

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 4 OF 2

EXHIBIT “S-1”
TOWER GARAGE

2201 & 2221 LAKESIDE LEVEL P2 PARKING GARAGE

Mechanical, Elevator, IDF & Elevator Locations

Prepared for Nortel Networks

By TDIndustries (Darrall Brinlee @ 972.884.4392)
filename & path: d: \auto cad\cad\nortel rich \2201_2221_ls_p2_pg \
miscellaneous \melel\2201_2221_ls_p2_pg_melel.dwg
November 21, 2003 @ 3:05 PM

TOWER GARAGE
UP TO LEVEL P-1
DOWN TO LEVEL P-3
Exhaust Fan
Elevators
Sprinkler Riser Room

LEASE AGREEMENT     EXHIBIT “S-1”     PAGE 1 OF 2

TOWER GARAGE
2201 & 2221 LAKESIDE LEVEL P3 PARKING GARAGE
Machine, Electrical, IDF & Elevator Locations Overview
Prepared for Nortel Networks
By TDIndustries (Darrall Brinlee @ 972.684.4392)
filename & path: d: \auto cad\cad\nortel rich\2201_2221_ls_p3_pg \miscellaneous\meiel\
2201_2221_ls_p3_pg_meiel_ overview.dwg
November 21, 2003 @ 1:08 PM
See expanded drawing for details of this area.

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 2 OF 2

EXHIBIT “T”
WATER FEATURE

LEASE AGREEMENT     EXHIBIT “T”     PAGE 1 OF 1

EXHIBIT “U”
APPROVED SIGNAGE

30'-10"
4'-6"
1'-6"
REALPAGE
2'-4"

A B CHANNEL LETTER DISPLAY

SCALE: 3/8"=1'-0"

(2) SETS REQUIRED - MANUFACTURE & INSTALL

30'-10"
REALPAGE
33'-0"±
85'-0"±

A PROPOSED ELEV. NOT TO SCALE

30'-10"
REALPAGE
33'-0"±
85'-0"±

B PROPOSED ELEV. NOT TO SCALE

5"
PREFORMED ALUMINUM CHANNEL PRE FINISHED BLACK PAINT INSIDE w/ SPRAYLAT STAR-BRITE LIGHT-ENHANCING PAINT
1" BLACK JEWELITE RETAINER
LETTERS- #2447 WHITE ACRYLIC FACES LOGO TO HAVE 3M 3630-44 ORANGE 1st SURFACE APPLIED TRANS. VINYL
WHITE L.E.D.ILLUMINATION
JACKETED LED 2NDARY WIRE THRU 1/2" FLEXIBLE METALLIC CONDUIT TO AGILIGHT LED POWER SUPPLY IN GALVANIZED BOX BEHIND WALL
MOUNT FLUSH TO FASCIA w/ NON-CORROSIVE FASTENERS AS REQUIRED
1/4" DIA. WEEP HOLES IN LOW POINTS OF LETTERS
ELECTRICAL PRIMARY & J-BOX BY OTHERS

LED FACE-LIT SECTION SCALE:1-1/2"=1'-0"

U.L. LABELS REQUIRED
INSTALL IN ACCORDANCE W/ NATIONAL ELECTRIC CODES

REALPAGE

Work Order #	
0382253Ar1	
Sheet 1 of 2	
Client	REAL PAGE
Address	2201 LAKESIDE BLVD. RICHARDSON, TEXAS
Account Rep.	PAUL/LEAH
Designer	JP
Date	3.9.15

Approval / Date

Client	
Sales	
Estimating	
Art	
Engineering	
Landlord	

Revision / Date

R1-SDM/3-17-15-revised spacing and size "A" "B" & "C"

Chandler Signs
Brand Image Begins Here™

chandlersigns.com

National Headquarters	3201 Manor Way Dallas, TX 75235 214-902-2000 Fax 214-902-2044
San Antonio	17319 San Pedro Ave, Ste. #200 San Antonio, TX 78232 210-349-3804 Fax 210-349-8724
West Coast	1335 Park Center Drive, Unit C Vista, CA 92081 760-967-7003 Fax 760-967-7033
Northeast US	965 Baxter Avenue, Suite 200 Louisville, KY 40204 502-479-3075 Fax 502-412-0013
Florida	2584 Sand Hill Point Circle Davenport, FL 33837 863-420-1100 Fax 863-424-1160
Georgia	37 Waterfront Park Court Dawsonville, GA 30534 678-725-8852 Fax 210-349-8724
South Texas	P.O. Box 125, 206 Doral Drive Portland, TX 78374 361-563-5599 Fax 361-643-6533

This drawing is the property of Chandler Signs, L.P., L.L.P.
All rights to its use for reproduction are reserved by Chandler Signs, L.P., L.L.P.

FINAL ELECTRICAL CONNECTION BY CUSTOMER

THIS SIGN IS INTENDED TO BE MANUFACTURED IN ACCORDANCE WITH ARTICLE 600 OF THE NATIONAL ELECTRICAL CODE AND/OR OTHER APPLICABLE LOCAL CODES. THIS INCLUDES PROPER GROUNDING & BONDING OF THE SIGN. SIGN WILL BEAR UL LABEL(S).

LEASE AGREEMENT     EXHIBIT “U”     PAGE 1 OF 2

7'-9½" CUT SIZE
7'-2"
1½"
4'-1" CUT SIZE
12½"
REALPAGE
6⅜"
2201 Lakeside Blvd.
3½"

C REPLACEMENT FACES

SCALE: 3/4"=1'-0"

(2) REQUIRED - MANUFACTURE & INSTALL

REMOVE EXISTING STATE FARM FACES FROM D/F MONUMENT SIGN
REPLACE with (2) NEW ALUMINUM FACES PRE-FINISHED WHITE
w/ 1st SURFACE APPLIED VINYL LOGO & COPY

LOGO TO MATCH PMS 1595c - COPY TO MATCH PMS 2334c

7'-9½"
2" 9"
5'-0"
4'-1"
StateFarm
LAKESIDE CAMPUS
Entrance E
2201 Lakeside Blvd.

EXISTING ELEVATION SCALE: 3/4"=1'-0"

7'-9½"
2" 9"
5'-0"
4'-1"
REALPAGE
2201 Lakeside Blvd.

PROPOSED ELEVATION SCALE: 3/4"=1'-0"

REALPAGE

Work Order #	0382253Ar1
Sheet	2 of 2
Client	REAL PAGE
Address	2201 LAKESIDE BLVD. RICHARDSON, TEXAS
Account Rep.	PAUL/LEAH
Designer	JP
Date	3.9.15

Approval / Date

Client	
Sales	
Estimating	
Art	
Engineering	
Landlord	

Revision / Date

R1-SDM/3-17-15-revised spacing and size "A" "B" & "C"

Chandler Signs
Brand Image Begins Here™

chandlersigns.com

National Headquarters	3201 Manor Way Dallas, TX 75235 214-902-2000 Fax 214-902-2044
San Antonio	17319 San Pedro Ave, Ste. #200 San Antonio, TX 78232 210-349-3804 Fax 210-349-8724
West Coast	1335 Park Center Drive, Unit C Vista, CA 92081 760-967-7003 Fax 760-967-7033
Northeast US	965 Baxter Avenue, Suite 200 Louisville, KY 40204 502-479-3075 Fax 502-412-0013
Florida	2584 Sand Hill Point Circle Davenport, FL 33837 863-420-1100 Fax 863-424-1160
Georgia	37 Waterfront Part Court Dawsonville, GA 30534 678-725-8852 Fax 210-349-8724
South Texas	P.O. Box 125, 206 Doral Drive Portland, TX 78374 361-563-5599 Fax 361-643-6533

This drawing is the property of Chandler Signs, L.P., L.L.P.
All rights to its use for reproduction are reserved by Chandler Signs, L.P., L.L.P.

FINAL ELECTRICAL CONNECTION BY CUSTOMER

THIS SIGN IS INTENDED TO BE MANUFACTURED IN ACCORDANCE WITH ARTICLE 600 OF THE NATIONAL ELECTRICAL CODE AND/OR OTHER APPLICABLE LOCAL CODES. THIS INCLUDES PROPER GROUNDING & BONDING OF THE SIGN. SIGN WILL BEAR UL LABEL(S).

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 2 OF 2

EXHIBIT “V”
RULES AND REGULATIONS FOR CONTRACTORS

Any company wishing to or currently doing construction work within 2201-2221 Lakeside Blvd Richardson, TX, ("Lakeside Campus") must adhere to the following procedures. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Lease Agreement to which this Exhibit “V” is attached.

1.
All general contractors, subcontractors and service groups (“Contractors”) performing work at Lakeside Campus, prior to beginning a job, must be approved and registered with the Property Management Office at Lakeside Campus., Suite 150. All workmen must be easily identifiable by way of any of the following: Company uniform, badge, cap or shirt with logo, or by presentation of a business card and a valid ID. With respect to any work being performed or services being provided to a Building where Tenant is not the sole occupant, a list of individual general contractors and foremen must be provided to Property Management before access will be granted to such Building.

2.
Contractor parking is only permitted in the surface parking lot at the rear of the buildings (near loading docks) unless Tenant expressly permits a contractor to park in the Tenant Parking Spaces. All workmen must register their vehicles with the Property Management Office. Parking is not permitted in the loading dock, except for deliveries only. Parking fees, if applicable, are the responsibility of the Contractor.

3.	Contractors must produce the City and/or State licenses to the extent required to perform their work.

4.
A job permit from the City of Richardson Building Department must be properly displayed at the job site upon start up of the project, if required. A Certificate of Occupancy may be required by Applicable Laws for certain alterations and, if required, Contractor will provide a copy to Property Management.

5.	All OSHA safety guidelines must be followed.

6.
Contractor will not use or keep at the job site any kerosene, gasoline, or any inflammable, combustible or explosive fluid, chemical or substance or use any method of heating or air conditioning other than those supplied or approved by Property Management. Fumes are to be contained as much as reasonably possible. Lids on containers are to be kept closed when not in use. Rags are to be kept in closed containers when not in use.

7.
If Tenant is not the sole occupant of the Building, all tools, equipment and building materials must enter such Building after hours (after 6:00 pm Monday - Friday, or any time on Saturday and Sunday). Exceptions may be made on an individual basis. Trash (excluding demolition product) must be hauled off the property nightly, or arrangements made to use the Building’s trash compactor/dumpster for a fee. Clean Masonite must be used to protect the floors when

LEASE AGREEMENT     EXHIBIT “V”     PAGE 1 OF 4

moving heavy equipment. Any hand trucks must be equipped with rubber tires and side guards. Caution is to be used when entering or exiting doorways so as to not damage the frames.

8.	All construction materials are to be brought in to the Buildings via the loading dock doors.

9.	If Tenant is not the sole occupant of the Building, the use of the freight elevator must be scheduled through the Property Management Office.

10.
If work is going to be performed in an occupied space (other than the Premises), Contractor must notify management 24-hours in advance. Prior written authorization of such from the tenant occupying such space is required. The tenant occupying such space must submit this authorization in writing to the Property Management Office. The Contractor will be notified when approval is granted. A security officer must be with the contractor at all times while in a tenant occupied space (other than the Premises), unless otherwise approved by such tenant. In no event shall this Paragraph 10 apply to any Building during any period of time in which Tenant is the exclusive tenant of such Building.

11.
Except as otherwise permitted in this Exhibit “V” or in the Lease, all work or services performed for Tenant must be confined within the Premises. Public corridors, stairways and vacant floors outside of the Premises are not to be used for the storage of materials or as a workshop. Tracking of construction dirt into the public corridors, stairways, or elevators outside of the Premises must be prevented. All of Contractors employees and subcontractors shall be instructed to clean as they work, put carpet strips down to create a walkway on uncarpeted floors, not lean against walls, glass and elevators, etc. There is to be no “fast food” trash (i.e.: McDonalds bags, soft drink cans, etc.) left in the construction space or on the window ledges. It is to be thrown away at the end of each day. Any debris, material, and/or construction dirt left in Common Areas will be cleaned up by Property Management, and back charged to the Contractor.

12.	No smoking is allowed inside the Buildings or at the Building entrances. Contractor, its subcontractors and employees shall only be allowed to smoke in designated smoking areas outside the Buildings.

13.
Contractor will not use or permit to be used any telephone/electrical closets for anything other than their originally intended purposes. In the event Tenant will purchase privately owned communications equipment (other than as expressly contemplated in the Lease) for which telephone closets were not installed in connection with initial occupancy of Tenant, such equipment will not be installed in existing telephone closets unless otherwise approved by Landlord.

14.	Any damage caused by the Contractor’s employees is to be reported to the Property Management Office immediately, and will be the responsibility of the Contractor.

15.
If Tenant is not the sole occupant of the Building, construction noises within such Building must be limited during normal business hours (7:30 am to 6:00 pm weekdays) to such a level that they do not interfere with the business operations of other tenants in such Building.

LEASE AGREEMENT     EXHIBIT “V”     PAGE 2 OF 4

16.
The toilets, washbasins, and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or foreign substances will be thrown therein.

17.	Property Management’s approved subcontractors must perform all connections, tie-ins or alterations to the building life safety and sprinkler systems.

18.	Contractor will be responsible for false alarms fees incurred by any alarms set off as a result of construction.

19.
Smoke detectors must be covered during all construction. A $150.00 fine (or such greater amount equal to that assessed by Governmental Authority, if any) will be assessed for false alarms. It is mandatory that all smoke detectors be uncovered upon completion of each days’ work. A $50.00 fine will be assessed if the smoke detectors are not returned to service.

20.
Contractor will see that any and all doors at the job site are closed and securely locked before leaving the Building. Contractor must observe strict care and caution that all water faucets and other apparatus are entirely shut off before Contractor and Contractor’s employees leave the Building so as to prevent waste or damage. For any default or carelessness of Contractor, Contractor will make good all injuries sustained by all other tenants or occupants or Property Management of the Building.

21.	Exceptions to any of the above regulations can only be made with the consent of Property Management.

22.
Property Management reserves the right to exclude or expel from the Building any contractor, subcontractor or employee of either who, in the reasonable judgment of Property Management, is intoxicated or under the influence of drugs or alcohol, or who will, in any manner, do any act in violation of any of these Rules & Regulations for Contractors, or any and all Rules & Regulations of the Building.

23.
The General Contractor is responsible for sharing these rules with all subcontractors and ensuring they are enforced. A material violation of any of the above regulations will be cause for immediate and permanent termination of permission to perform work in or to enter Lakeside Campus.

24.
Contractor shall provide Broad Form Commercial General Liability Insurance, including bodily injury, personal injury and property damage with a minimum limit of $2,000,000 for each occurrence. Contractor shall maintain Workman’s Compensation Insurance covering employees, as required by law. Contractor shall maintain comprehensive automobile liability for a combined single limited for bodily injury, death and property damage of not less than $2,000,000. Certificates of Insurance must be provided to Owner at least three business days prior to the commencement of work, evidencing that such insurance is in full force and effect, naming Owner and Manager insured and loss payee thereunder and providing that said insurance will not be changed or canceled without at least thirty (30) days’ notice by Certified

LEASE AGREEMENT     EXHIBIT “V”     PAGE 3 OF 4

Mail, Return Receipt Requested, to Lakeside Campus Partners, LP, c/o Cawley Management, LLC, 16400 N. Dallas Parkway, Suite 150, Dallas, TX 75248. Owner may require additional amounts of coverages as Owner reasonably determines from time to time.

25.	In the event of a conflict between the terms and conditions contained in this Exhibit “V” and the terms and conditions of the Lease, the Lease shall control in all instances.

***Please provide a copy of these Rules and Regulations for Contractors to all employees and subcontractors.

ACKNOWLEDGED AND AGREED:

By:
Printed Name:
Title:
Company Name:
Date:

LEASE AGREEMENT     EXHIBIT “V”     PAGE 4 OF 4

EXHIBIT “W”
LIST OF EXISTING FITNESS EQUIPMENT

One (1) Life Fitness TR9100HR treadmill

One (1) Precor C964i treadmill

Two (2) Precor EFX 546 elliptical machines

One (1) Sigma C530 bike

One (1) Precor C846 bike

Two (2) Life Fitness LC9500HR bike

Four (4) Cybex weight units

Six (6) Life Fitness weight units

One (1) Hammer Strength press

One (1) Hammer Strength pull down

One (1) Maxicam rack with 18 free weights

Three (3) Maxicam benches

Two (2) Cybex benches

LEASE AGREEMENT     EXHIBIT “W”     PAGE 1 OF 1

EXHIBIT “X”
SCOPE OF GHOSTING REMOVAL WORK

1.	Pressure wash the area to remove old caulking and debris from 68 existing penetrations on the northwest and southwest sides of the Lab Building.

Re-caulk the 68 existing penetrations with nearest match caulking.

LEASE AGREEMENT     EXHIBIT “X”     PAGE 1 OF 1

EXHIBIT “Y”
TENANT’S EXISTING LEASES

•	4000 International Parkway, Carrollton, TX, 75007:

◦
Lease Agreement between ARI-International Business Park, LLC, successor-in-interest to CB Parkway Business Center V, LTD., and RealPage, Inc., dated July 23, 1999, for property located at 4000 International Parkway, Carrollton, TX, 75007, as amended.

•	4100 International Parkway, Carrollton, TX, 75007:

o	Sublease Agreement by and between DMC Expositions, Inc. and RealPage, Inc. dated July 13, 2011 for property located at 4100 International Parkway, Suite 1100, Carrollton, TX, 75007.

▪
Underlying Lease: Lease Agreement by and between ARI-International Business Park, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 4, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, and ARI-IBP 12, LLC, acting by and through Billingsley Property Services, Inc., as successor-in-interest to CB Parkway Business Center V, LTD., and DMC Expositions, Inc., dated February 7, 2002, as amended.

o
Lease Agreement between ARI-International Business Park, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 4, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, and ARI-IBP 12, LLC, acting by and through Billingsley Property Services, Inc. and RealPage, Inc., dated October 21, 2014, for property located at 4100 International Parkway, Suites 1300 and 1500, Carrollton, TX, 75007, as amended.

•	4120 International Parkway, Carrollton, TX, 75007:

o
Lease Agreement between ARI-International Business Park, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 4, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, and ARI-IBP 12, LLC, acting by and through Billingsley Property Services, Inc., as successor-in-interest to Savoy IBP 8, LTD. and RealPage, Inc. dated August 28, 2006, for property located at 4120 International Parkway, Carrollton, TX, 75007, as amended.

•	4240 International Parkway, Carrollton, TX, 75007:

o	Lease Agreement between International Tech Center Dallas, LLC and RealPage, Inc. dated February 12, 2012, for property located at 4240 International Parkway, Suite 180, Carrollton, TX, 75007.

LEASE AGREEMENT     EXHIBIT “Y”     PAGE 1 OF 1

EXHIBIT “Z”
DART SHUTTLE SERVICE

•	Morning from 6:30 a.m. to 9:30 a.m. with pickups every 20 minutes at the Richardson Dart Station located at 2300 N. Central Expressway, Richardson.

•	Evening from 3:20 p.m. to 6:45 p.m. with pickups at the Premises every 20 minutes with the last departure at 6:45 p.m.

LEASE AGREEMENT     EXHIBIT “Z”     PAGE 1 OF 1

EXHIBIT “AA”
FORM OF CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is made as of this ____ day of ____________, 20___, (the “Effective Date”) by and between ________________________, a ________________________ (“Disclosing Party”), and ________________________, a ________________________ (“Receiving Party” and, together with the Disclosing Party, the “Parties”).
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the Parties hereto agree as follows:
1.    Non-Disclosure. Receiving Party agrees not to disclose any Confidential Information to any person or entity; provided that Receiving Party may disclose such Confidential Information to (i) existing or prospective lenders or purchasers in connection with the sale and/or financing of the project located at 2201-2221 Lakeside Boulevard in Richardson Texas or to potential assignees of, or subtenants under, that certain Lease Agreement between the Parties (or their predecessors in interest) dated as of __________, 2015 (collectively, “Prospects”), and to Receiving Party’s representatives including officers, directors, managers, attorneys, accountants, financial advisors, consultants, appraisers, employees and agents and any investor or potential investor (all of the foregoing collectively referred to as "Representatives") if done so for a legitimate business reason and provided further that all such Representatives and Prospects shall be directed to treat the Confidential Information confidentially in accordance with the terms hereof. Additionally, Receiving Party shall be responsible for the disclosure of any Confidential Information by a Prospect or Representative and Receiving Party shall indemnify, defend and hold harmless Disclosing Party from and against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees) whatsoever arising out of any breach of this Agreement by Receiving Party or as a result of the failure of any Prospect or Representative to comply with the terms hereof.

2.    Definition of Confidential Information. “Confidential Information” as used in this Agreement means any and all business and financial information relating to Disclosing Party, its subsidiaries and affiliates delivered pursuant to this Agreement, whether delivered in written (or other tangible) form or verbally, and includes all analyses, compilations, forecasts or other documents prepared in connection with review/evaluation of the Confidential Information. Confidential Information will include, but not be limited to, all materials marked “Confidential Information”.

3.    Exceptions. Section 1 of this Agreement will not apply to Confidential Information to the extent that such Confidential Information: (i) was or becomes available in the public domain other than as a result of Receiving Party’s breach of a legal obligation; (ii) became known to Receiving Party prior to the Effective Date, or becomes known to Receiving Party through disclosure by sources (other than Disclosing Party or its Representatives) having the legal right to disclose such Confidential Information; (iii) was independently acquired or developed by Receiving Party without violating this Agreement; or (iv) is required to be disclosed by Receiving Party to comply with applicable laws, subpoena or judicial order or in connection with a dispute between the Parties which is being resolved through arbitration or court proceedings. In the event that Receiving Party

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 1 OF 2

is required to disclose the Confidential Information pursuant to clause (v) above, Receiving Party shall provide Disclosing Party with prompt notice of such requirement so that it may, at its election, seek an appropriate protective order or other appropriate remedy and/or waive Receiving Party’s compliance with the provisions of this Agreement.

4.    Ownership, Return of Confidential Information. Receiving Party agrees that Disclosing Party is and will remain the exclusive owner of the Confidential Information. Receiving Party will, upon the request of Disclosing Party, either (i) return to Disclosing Party all tangible manifestations of the Confidential Information (and all copies and reproductions thereof, other than electronic copies which cannot be deleted based on Receiving Party’s document retention policy, the obligations of the Receiving Party with regard to such electronic copies continuing for the Term hereunder) or (ii) destroy all tangible manifestations of the Confidential Information (and all copies and reproductions thereof).

5.    Term. This Agreement applies to all Confidential Information disclosed to Receiving Party during the period that begins on the Effective Date and ends twelve (12) months thereafter. This Agreement will remain in effect for two (2) years after the date of the last disclosure of Confidential Information under this Agreement, at which time this Agreement will terminate.

6.    Miscellaneous. This Agreement will be binding upon and for the benefit of the Parties, their successors and assigns. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof, and may not be modified except by a written agreement signed the Parties. This Agreement will be interpreted in accordance with the laws of the State of Texas. The Parties acknowledge that breach of this Agreement could result in irreparable harm to Disclosing Party, the extent of which would be difficult to ascertain, and money damages would be inadequate in the event of such a breach; therefore, the Parties agree Disclosing Party will be entitled to injunctive, or other equitable relief, without the necessity of proving actual damages, in addition to other remedies available.

If any portion of this Agreement is held invalid or unenforceable, said invalidity or unenforceability will not affect the other portions of this Agreement, and the remaining portions will remain in full force and effect. Any court of competent jurisdiction may modify an objectionable provision as to make it valid and enforceable.

DISCLOSING PARTY                RECEIVING PARTY

By:                            By:
Name:                            Name:
Title:                            Title:

LEASE AGREEMENT     EXHIBIT “AA”     PAGE 2 OF 6

EXHIBIT “BB”
ELEVATED CAFETERIA AREA

LEASE AGREEMENT     EXHIBIT “BB”     PAGE 1 OF 1

EXHIBIT “CC”

FORM OF ASSOCIATION MAINTENANCE AGREEMENT
MAINTENANCE AND AD VALOREM TAX AGREEMENT

THE STATE OF TEXAS
COUNTY OF DALLAS
THIS AGREEMENT is entered into by and between GREENWAY PARK LAND JOINT VENTURE, a Texas Joint Venture (herein the “Developer”) and 2201-2221 LAKESIDE PARTNERS, LP, a Texas limited partnership (“Lakeside Partners, LP”).
W I T N E S S E T H:
WHEREAS, Developer is the developer of a certain tract of land which has heretofore been platted according to the plat thereof recorded in the Office of the County Clerk of Dallas County, Texas, on October 25, 1982, after having been approved as provided by law and being recorded in Volume 82209, Page 0334, of the Map Records of Dallas County, Texas, save and except for that portion described as Block 5 thereon, (herein called “Greenway”); and
WHEREAS, to enhance the value, use and enjoyment of the property within Greenway, Developer, as a part of the development of Greenway, has set aside certain land approximating a central location, designated as Block X thereon, within Greenway for the development of a plaza as a common area as the configuration of the same may be modified by minor variations as to area from time to time (herein called the “Common Area”; and
WHEREAS, effective as of the 17th day of January, 1983, Developer caused Greenway to be impressed with a certain set of Reservations, Restrictions, and Covenants for Greenway duly recorded in Volume 83013, Page 1589, of the Deed Records of Dallas County, Texas, as amended by instrument recorded in Volume 88235, Page 2829, and as affected by subsequent instrument recorded in Volume 90051, Page 0862, each in the aforementioned records, (herein, together with any subsequent Amendments or variances, collectively the “Reservations”), the terms of which are expressly incorporated herein; and
WHEREAS, the Reservations provide, among other things, for the establishment of a Landscaped Area which is generally defined in the Reservations as an area of grass, plantings, ground cover, trees, hedges and/or planted earth mounds with a width of (i) two (2) feet along Greenville Avenue, and (ii) fifteen (15) feet along all other streets, between the street right-of-way line and the beginning of the parking lot or other paving with respect to any site; the term “Landscaped Area” also including those areas of Greenway (i) lying from the back of the curb of all streets to the street right-of-way line, and (ii) lying within the medians of any street within Greenway; and
WHEREAS, Lakeside Partners, LP owns certain property located within Greenway, which property is more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (herein the “Property”), which Property benefits from the Common Area and the Landscaped Area; and
WHEREAS, the parties hereto wish to provide for the maintenance and preservation of the Common Area and Landscaped Area for the payment of ad valorem taxes attributable to the Common Area in the manner contemplated by the Reservations as is imposed on all owners of property within Greenway.
NOW THEREFORE, FOR AND IN CONSIDERATION of the premises and mutual covenants contained herein, it is hereby agreed as follows:

LEASE AGREEMENT     EXHIBIT “CC”     PAGE 1 OF 6

1.
Developer shall maintain or cause to be maintained in a safe, clean and attractive condition the Common Area and, to the extent not so maintained by the City of Richardson, Texas, the Landscaped Area. Such maintenance shall include, but shall not be limited to, the following:

(a)	Removal of all litter, trash, refuse and waste;

(b)	Keeping all lawn and garden areas alive and attractive; properly mowed, trimmed, watered and fertilized; and free of weeds and vegetation-destroying insects:

(c)	Keeping any exterior lighting and mechanical facilities in good working order; and

(d)	Complying with all governmental health and policy requirements.

Additionally, Developer may, but shall not be obligated to, make such Capital Expenditures (herein so called) as Developer deems necessary for the construction, reconstruction, repair or replacement of existing capital improvements (including but not limited to, landscaping, irrigation and related systems) upon the Common Area and Landscaped Area. In discharging its responsibilities under this paragraph, Developer shall contract, hire, and pay contractors to perform the maintenance requirements hereunder upon the most favorable terms and conditions as Developer, in its reasonable judgment, determines to be available. Developer agrees to seek competitive bids from responsible bidders, and to let all contracts in a commercially reasonable fashion. Provided further, however, should Developer elect to use an affiliated entity to perform such maintenance requirements, the payment of fees to such affiliated entity shall be on a par with fees charged by third party contractors in Richardson, Texas, of comparable reputation and quality.

2.
Developer shall pay, or cause to be paid, prior to their delinquency any and all ad valorem taxes attributable to the Common Area, provided, however, that Developer may, at its reasonable discretion, contest in good faith the amount of such ad valorem taxes.

3.
As long as Lakeside Partners, LP remains the owner of the Property, Lakeside Partners, LP shall be responsible for the payment of, or the reimbursement to Developer for the payment of, twenty-eight and 4931/10000ths percent (28.388%) (herein “Lakeside Partners, LP’s Percentage”) of:

(a)
All reasonable costs and expenses of the maintenance of the Common Area and Landscaped Area; provided that, unless approved by Lakeside Partners, LP in advance, Lakeside Partners, LP’s share of costs and expenses of maintenance of the Common Area and Landscaped Area shall not exceed the sum of $90,000.00 on a calendar year basis, which amount shall be subject to adjustment based upon changes in the Consumer Price Index (hereinafter defined) in accordance with the provisions of this Paragraph and shall be prorated in the event of any partial calendar year during the term of this Agreement;

(b)
All reasonable costs and expenses of Capital Expenditures for replacement of the improvements to the Common Area as provided for in Paragraph 1 above; provided, that unless approved by Lakeside Partners, LP in advance, Lakeside Partners, LP’s share of costs and expenses of such Capital Expenditures shall not exceed the sum of $20,000.00 on a calendar year basis, which amount shall be subject to adjustment based upon changes in the Consumer Price Index in accordance with the provisions of this Paragraph and shall be prorated in the event of any partial calendar year during the term of this Agreement;

(c)	The premiums for liability insurance attributable to the Common Area; and

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(d)	All ad valorem taxes attributable to the Common Area as provided in Paragraph 2 above.
The sums of $90,000.00 and $20,000.00 referenced in subparagraphs (a) and (b) above shall each be referred to as a “Cap Amount”. Beginning on January 1, 2015, and on the first day of each year of the term thereafter for each calendar year then remaining in the term of this Agreement, the Cap Amount shall be increased or decreased by an amount which does not exceed an amount calculated by multiplying the CPI Adjustment (hereinafter defined) by the then-existing Cap Amount (as the same has been adjusted from year to year).
The year “CPI Adjustment” shall mean the change upward or downward, as the case may be, expressed as a percentage, in the Measurement Index (hereinafter defined) over the Base Index (hereinafter defined).
Whenever used herein, the term “Consumer Price Index” shall mean that index published by the United States Department of Labor and identified as the index for all Urban Consumers-Dallas-Fort Worth Standard Statistical Metropolitan Area – All Items (1982-1984 = 100). In the event that (i) Consumer Price Index ceases to use the 1982-1984 average of 100 as the basis of calculation; (ii) a substantial change is made in the number of items used in determining Consumer Price Index; or (iii) the Consumer Price Index shall be discontinued for any reason, then the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index together with information which will make possible the conversion to the new index in computing the adjusted Cap Amount under the provisions hereof. If for any reason the Bureau of Labor Statistics does not furnish such index and information, the parties hereto shall thereafter accept and use another index or comparable statistics on the cost of living for the City of Dallas, Texas, as shall be computed and published by an agency of the United States Government or by a responsible financial periodical or recognized authority then to be selected by Developer acting in the reasonable exercise of its sole discretion.
The term “Measurement Index” shall mean the average of the Consumer Price Indices published for the six (6) months immediately preceding the first (1st) day of the given calendar year for which a Cap Amount adjustment is to be made. For calendar year 2012, the term “Base Index” shall mean the average of the Consumer Price Indices published for the last six months of calendar year 2011, and for each calendar year after 2012, the term “Base Index” shall mean the average of the Consumer Price Indices used to determine the Measurement Index for the calendar year immediately preceding the calendar year for which a Cap Amount adjustment is to be made.
Lakeside Partners, LP’s Percentage has been determined by use of a formula whereby the numerator is the total acreage for the Property, and the denominator is the total acreage for Greenway, which total acreage is 64.721 acres.
All amounts due by Lakeside Partners, LP shall be due and payable within thirty (30) days after receipt of a statement from Developer given to Lakeside Partners, LP in accordance with the notice provisions contained in Paragraph 5 hereinbelow, which statement shall be accompanied by copies of invoices or bills substantially the requested payment. If, after the expiration of said thirty (30) day period of time, all amounts due by Lakeside Partners, LP to Developer have not been fully paid, all delinquent payments shall bear interest at the maximum rate of interest permitted by applicable law (including the laws of the United States of America), but not in excess of 18% per annum, from the expiration of said thirty (30) day period until fully paid (or at such lesser rate as may be determined by Developer in its sole discretion on a case basis from time to time), and, unless Lakeside Partners, LP’s audit as described in Paragraph 4 below reflects that the amounts invoiced are not correct, Lakeside Partners, LP shall be deemed to have agreed in writing to the payment of such interest and all costs, including but not limited to, court costs and reasonable attorneys’ fees which may be incurred by the Developer in collecting same. Developer shall submit invoices to Lakeside Partners, LP for payment to the premiums for liability insurance and ad valorem taxes on an annual basis as soon as the exact sums are determined by and delivered to Developer by Developer’s insurance carrier and/or the applicable taxing authority(ies). Invoices for all other amounts required to be paid by Lakeside Partners, LP hereunder shall be submitted to Lakeside Partners, LP by Developer hereunder shall be submitted to Lakeside Partners, LP by Developer as incurred, but on a no more frequent than monthly basis. Such monthly invoices shall be submitted on or before the fifth (5th) day of the given calendar month during the term of this Agreement.

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4.	Lakeside Partners, LP shall have the right upon reasonable notice to Developer, during the normal business hours of Developer, to inspect that portion of the books and records of Developer relating to the bidding process described herein and all items which are the subject of invoices to be paid by Lakeside Partners, LP in order to ascertain the accuracy of the same. Lakeside Partners, LP shall have the right to make copies of such records, at its sole cost and expense, but shall not be entitled to remove any such records from Developer’s office. Provided further, Lakeside Partners, LP shall have the right, but not the obligation, upon reasonable notice to Developer, to cause, at its sole cost and expense, an audit of the bidding process described herein and that portion of the books and records of the Developer referred to immediately hereinabove during the normal business hours of Developer at the offices of Developer. Should the audit reveal that Lakeside Partners, LP has paid amount in excess of that which should have been allocated to Lakeside Partners, LP (herein the “Overpayment”), then, upon verification of the amount of the Overpayment by Developer, Developer shall credit such items against sums otherwise due and owing by Lakeside Partners, LP hereunder as the same become due and payable, or at the option of Lakeside Partners, LP, refund such excess amount to Lakeside Partners, LP within thirty (30) days after receipt or notice thereof from Lakeside Partners, LP. Further, in the event the audit reflects that the Overpayment is more than ten percent (10%) in excess of the amount that Lakeside Partners, LP should have paid hereunder, Developer shall pay or reimburse Lakeside Partners, LP for the cost of the audit within thirty (30) days after receipt of an invoice therefore. If after the expiration of the applicable (30) day period all amounts due by Developer to Lakeside Partners, LP have not been fully paid, all delinquent payments shall bear interest at the maximum rate of interest permitted by applicable law (including the laws of the United States of America), but not in excess of 18% per annum, from the expiration of said thirty (30) day period until fully paid (or at such lesser rate as may be determined by Lakeside Partners, LP in its sole discretion on a case by case basis from time to time), and Developer shall be deemed to have agreed in writing to the payment of such interest and all costs, including but not limited to court costs and reasonable attorneys’ fees which may be incurred by Lakeside Partners, LP in collecting same.

5.
Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth at the end of this Agreement or at such other addresses as may have been thereafter specified by written notice delivered in accordance herewith.

6.
The Developer shall have the right to delegate and/or assign any of its rights, powers or obligations hereunder to any person, committee or entity, and shall, upon formation of “the Association” referenced in Section 5.4 of the Reservations, transfer all Developer’s rights, privileges and obligations hereunder to the Association, together with free and clear title to the Common Area, or in the alternative, Developer may (i) deed the same to the City of Richardson to be held as a park on terms acceptable to Developer, and/or (ii) appropriately restrict the use of the same to be otherwise consistent with this Agreement and the Reservations. In the event that the Common Area’s use is ever changed from that of a Common Area or open space area, Lakeside Partners, LP’ obligation for maintenance, Capital Expenditures, taxes and insurance hereunder with respect to such Common Area (or pro rata portion thereof) shall automatically cease and be of no further force and effect. In such an instance, an appropriate release of this Agreement shall be filed in the Deed Records of Dallas County, Texas. Additionally, as permitted in the Reservations, Developer shall have the right to assign, transfer or convey to any person, committee or entity the Common Area or any part thereof. Subject to the restrictions and provisions of the immediately preceding sentence, anything contained elsewhere herein to the contrary notwithstanding, Developer’s obligations hereunder shall be considered as Developer’s obligations only to the extent Developer owns or controls the Common Area or has not otherwise

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assigned the obligations hereunder, and upon and to the extent of Developer’s assignment, or conveyance transfer of the Common Area, or any part thereof, or of any of the obligations hereunder, Developer’s obligations hereunder shall cease and shall become the obligation of the then owner of the Common Area or the assignee of Developer’s obligations hereunder, as the case may be.

7.
The term of this Agreement shall commence upon the effective date set forth above and shall continue in effect only for so long as Lakeside Partners, LP is the owner of the Property. The obligations of Lakeside Partner, LP under this Agreement are personal to Lakeside Partner, LP and shall not be binding upon its successors or assigns, including any future owner or tenant of the Property. Neither Developer nor its successor or assigns shall have any right to claim a lien or other interest in or to the Property.

EXECUTED the _______ day of _________, 2011 to be effective for all purposes as of the ______ day of __________, 2011.
DEVELOPER:

GREENWAY PARK LAND JOINT VENTURE, a
Texas Joint Venture

Address:                    BY:    MC JUNKIN CONSTRUCTION COMPANY, a
P. O. Box 802087                    Texas Corporation
Dallas, Texas 75240
By: _______________________________________
Name:_____________________________________
Title:______________________________________

Address:                    2201-2221 LAKESIDE PARTNERS, LP , a Texas
c/o Pillar Commercial, LLC        Limited Partnership
2221 Lakeside Blvd., Suite 150
Richardson, TX 75082            By: _______________________________________
Name:_____________________________________
Title:______________________________________

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EXHIBIT A

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